AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 4, 2005.
                           REGISTRATION NO. 333-122425

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ACCUPOLL HOLDING CORP.
             (Exact name of registrant as specified in its charter)

                                     NEVADA
                                     ------
         (State or other jurisdiction of incorporation or organization)


                                      3571
                                      ----


            (Primary Standard Industrial Classification Code Number)

                                   11-2751630
                                   ----------
                     (I.R.S. Employer Identification Number)

                         15101 Red Hill Ave., Suite 220
                                Tustin, CA 92780
                                 (949) 200-4000
                                 --------------
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                  Dennis Vadura
                         15101 Red Hill Ave., Suite 220
                                Tustin, CA 92780
                                 (949) 200-4000
                                 --------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 WITH COPIES TO:

                             Gregory Sichenzia, Esq.
                              David Schubauer, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                                 (212) 930-9700

 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT
 ------------------------------------------------------------------------------
       (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                       (COVER CONTINUES ON FOLLOWING PAGE)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                                  PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
          TITLE OF EACH CLASS OF SECURITIES      AMOUNT TO BE    OFFERING PRICE PER    AGGREGATE OFFERING   REGISTRATION
                   TO BE REGISTERED               REGISTERED         SECURITY(1)             PRICE               FEE
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value (2)                 79,832,045            $0.094            $7,504,212.23       $  883.25
Common Stock, $.001 par value                     25,986,499            $0.094            $2,442,730.91       $  287.51
--------------------------------------------------------------------------------------------------------------------------
Total                                            105,818,544            $0.094            $9,946,943.14       $1,170.76(3)
==========================================================================================================================

     (1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on January 25, 2005, which was $0.094 per share.

     (2) Includes a good faith estimate of shares of common stock issuable upon the exercise of common stock purchase warrants to account for antidilution and price protection adjustments, as contemplated by certain provisions of the Subscription Agreements.

     (3)  Previously paid.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


       PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED APRIL 4, 2005


                             ACCUPOLL HOLDING CORP.
                           UP TO 105,818,544 SHARES OF
                                  COMMON STOCK

         This prospectus relates to the resale by the selling stockholders of up to 105,818,544 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is quoted at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering.

         We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive the sale price of any common stock we sell for cash to the selling stockholders upon exercise of warrants. All costs associated with this registration will be borne by us.


         Our common stock is currently quoted on the Over-The-Counter Bulletin Board under the symbol ACUP. As of March 24, 2005, the closing price of our common stock was $0.13.


            INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS.
                    SEE "RISK FACTORS," BEGINNING ON PAGE 2.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by AccuPoll Holding Corp. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  THE DATE OF THIS PROSPECTUS IS ________, 2005

                                TABLE OF CONTENTS

                                                                            Page

Prospectus Summary                                                             1
Risk Factors                                                                   2
Forward-Looking Statements                                                     9
Use of Proceeds                                                               10
Selling Stockholders                                                          10
Plan of Distribution                                                          13
Description of Securities                                                     15
Market for Common Equity and Related Stockholder Matters                      18
Selected Financial Data                                                       19
Description of Business                                                       20
Description of Property                                                       30
Legal Proceedings                                                             30
Supplementary Financial Information                                           31
Management's Discussion and Analysis of Financial Condition and
     Results of Operations                                                    31
Quantitative and Qualitative Disclosure About Market Risk                     42
Management                                                                    42
Executive Compensation                                                        44
Security Ownership of Certain Beneficial Owners and Management                47
Certain Relationships and Related Transactions                                49
Commission Position on Indemnification for Securities Act Liabilities         50
Legal Matters                                                                 51
Experts                                                                       51
Where you can find more Information                                           51
Index to Consolidated Financial Statements                                   F-1

                               PROSPECTUS SUMMARY

         The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms "AccuPoll," "we," "us," and "our" refer to AccuPoll Holding Corp.

                             ACCUPOLL HOLDING CORP.

         We have developed a direct recording electronic voting machine that provides a voter-verified paper audit trail that is both human and machine readable. We intend to market our voting machine and its associated products and services for use in federal, state, local and private elections.


         We have incurred losses since our inception. For the six months ended December 31, 2004, we had revenues of $816,340 and incurred a net loss of $5,787,777. For the fiscal years ended June 30, 2004, 2003 and 2002, we had revenues of $1,508,656, $0 and $0, respectively, and we incurred net losses of $15,379,253, $4,848,567 and $2,406,580, respectively. At December 31, 2004, we had a working capital deficiency of $5,850,404 and an accumulated deficit of $28,422,177. As a result, our auditors, in their report dated September 27, 2004, have expressed substantial doubt about our ability to continue as going concern.


         Our principal executive offices are located at 15101 Red Hill Ave., Ste 220, Tustin, CA 92780. Our telephone number is (949) 200-4000.

                                  THE OFFERING

Common stock outstanding before
the offering ...........................213,871,410  shares  as  of December 31,
                                        2004

Common  stock  offered by
selling stockholders ...................Up  to  105,818,544  shares,   based  on
                                        current  market prices and assuming full
                                        exercise  of  outstanding  common  stock
                                        purchase   warrants   by   the   selling
                                        stockholders.   This  number  represents
                                        approximately   46.7%  of  our   current
                                        outstanding  stock  and  includes  up to
                                        79,832,045   shares  of   common   stock
                                        issuable   pursuant   to  common   stock
                                        purchase warrants, which includes a good faith estimate of shares of common stock to account for antidilution and price protection adjustments.

Common stock to be outstanding
after the offering .....................Up to 293,705,455 shares

Use of proceeds ........................We will not  receive any  proceeds  from the sale of the common stock  hereunder.
                                        We will, however, receive the sale price of any common stock we sell for cash to the selling stockholders upon exercise of warrants. See "Use of Proceeds" for a complete description.

OTCBB Symbol............................ACUP.OB

                                  RISK FACTORS

         This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. Each of the following risks may materially and adversely affect our business, results of operations and financial condition. These risks may cause the market price of our common stock to decline, which may cause you to lose all or a part of the money you paid to buy our common stock.

         We provide the following cautionary discussion of risks, uncertainties and possible inaccurate assumptions relevant to our business and our products. These are factors that we think could cause our actual results to differ materially from expected results.

RISKS RELATING TO OUR BUSINESS

WE HAVE INCURRED SIGNIFICANT LOSSES TO DATE AND MAY NEVER BE PROFITABLE.


         We began our current operations on August 9, 2001 and have incurred significant operating losses during each fiscal period since that date. We had no revenues during the period from commencement of our voting system operations through December 31, 2004. Revenues from our wholly owned subsidiary Z Prompt were $816,340 for the six months ended December 31, 2004. For the fiscal years ended June 30, 2004, 2003 and 2002, we incurred net losses of $15,379,253, $4,848,567 and $2,406,580, respectively. At December 31, 2004, we had a working capital deficiency of $5,850,404 and an accumulated deficit of $28,422,177. As a result, our auditors, in their report dated September 27, 2004, have expressed substantial doubt about our ability to continue as going concern. We expect that we will incur significant operating losses and negative cash flows from operations for the foreseeable future. If our losses continue and we are unable to commercialize, manufacture and market our products successfully, we may never generate sufficient revenues to achieve profitability or positive cash flows from operations.

IF WE ARE UNABLE TO EXPAND OUR SALES, MARKETING, DISTRIBUTION AND SERVICE CAPABILITIES OR ENTER INTO AGREEMENTS WITH THIRD PARTIES TO DO SO, WE WILL BE UNABLE TO SUCCESSFULLY MARKET AND SELL OUR PRODUCTS.


         We currently have limited sales, marketing and distribution capabilities and limited service capabilities. If we are unable to expand these capabilities either by developing our own sales, marketing, distribution or service organization or by entering into agreements with others at a competitive cost, we will be unable to market and successfully sell our products. We plan to enter into strategic relationships with other companies to provide services relating to our products, including product rollout support, election worker education, help desk, and break/fix support. We cannot assure you that we will be able to develop and maintain successful relationships on terms acceptable to us. The failure to do so could materially and adversely affect the marketing and sale of our products.

WE RELY ON A THIRD PARTY MANUFACTURER. TO THE EXTENT THAT THIS MANUFACTURER EXPERIENCES FINANCIAL OR OPERATIONAL DIFFICULTIES, OUR BUSINESS COULD BE INTERRUPTED.

         We currently rely, and expect to continue to rely, on a third party to manufacture our product. Our agreement requires us to acquire the product exclusively from this manufacturer unless the manufacturer is unable to meet our requirements on time. To the extent that this manufacturer experiences financial or operational difficulties, our business could be interrupted. These difficulties could inhibit our ability to provide products in sufficient quantities with acceptable quality and at an acceptable cost to our customers. Any disruption in supply of our product from this manufacturer would cause us to delay delivery to our customers that could lead to a loss of sales and revenues.

MANY OF OUR COMPETITORS ARE LARGER AND HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO AND THOSE ADVANTAGES COULD MAKE IT DIFFICULT FOR US TO COMPETE WITH THEM.

         We expect significant competition from existing and potential competitors. We may not have the financial resources, technical expertise, sales and marketing abilities or support capabilities to compete successfully. Many of our existing competitors have greater market penetration, brand-name recognition, market presence, engineering and marketing capabilities, and financial, technological and personnel resources than we do. As a result, we may not be able to compete effectively, which could prevent us from implementing our business strategy.

IF WE CANNOT MEET THE LEGAL REQUIREMENTS AND OTHER PROCEDURES WITH RESPECT TO GOVERNMENT PROCUREMENT WE WILL NOT BE ABLE TO SELL OUR VOTING SYSTEM AND OUR BUSINESS WILL BE MATERIALLY ADVERSELY AFFECTED.

         Because we plan to sell our products to government agencies, we are subject to laws, regulations and other procedures that govern procurement and contract implementation by those agencies. These agencies are likely to impose vendor qualification requirements, such as requirements with respect to financial condition, insurance and operational history. We have limited experience with government procurement and cannot assure you that we will be able to meet existing or future procurement laws, regulations and procedures or that we will be able to qualify as a vendor. Some procurement processes could involve an extensive period of product evaluation, including evaluation by the public. Compliance with government procurement and qualification requirements could significantly delay sales of our products. Delays could also occur due to protests of bid specifications or challenges to contract awards. If we fail to comply with an agency's procurement or vendor qualification requirements or procedures, we will be unable to market and sell our products to that agency. Government agencies may also impose contractual terms and conditions, such as warranty, termination and indemnification provisions, that are unfavorable to us.

IF WE ARE UNABLE TO RETAIN THE SERVICES OF MESSRS. DENNIS VADURA AND FRANK WIEBE OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED PERSONNEL, WE MAY NOT BE ABLE TO CONTINUE OPERATIONS.

         Our future performance depends significantly upon the continued contributions of both Mr. Dennis Vadura, our chief executive officer, and Mr. Frank J. Wiebe, our president. The loss of the services of Mr. Vadura or Mr. Wiebe could materially and adversely affect our business. We may not be able to retain these employees and searching for their replacements could divert attention from senior management and delay our ability to implement our business strategy. While we maintain employment agreements with Messrs. Vadura and Wiebe, they may terminate their relationship with us at any time. We are not aware of any plans by Messrs. Vadura or Wiebe to leave us. If we are successful in implementing and developing our business, we expect that we will need to increase our workforce. Accordingly, our future success will likely depend on our ability to attract, hire, train and retain highly skilled management, technical, sales, marketing and customer support personnel. Competition for qualified employees is intense and our financial resources are limited. Consequently, we may not be successful in attracting, hiring, training and retaining the personnel we need, which would impede our ability to implement our business strategy.

IF WE DO NOT SUCCESSFULLY IMPROVE AND DEVELOP NEW PRODUCTS AND SERVICES, OUR BUSINESS WILL BE HARMED.

         We expect that the pace of technological advances in the computer voting machine industry will rapidly increase. Our ability to compete successfully is heavily dependent upon our ability to ensure a continuous and timely flow of competitive products and technology into the marketplace. If we do not successfully develop new and improved technologies, our business will be harmed.

WE MAY ACQUIRE OTHER BUSINESSES AND OUR BUSINESS COULD BE MATERIALLY AND ADVERSELY AFFECTED AS A RESULT OF ANY OF THESE ACQUISITIONS.

         We are looking for strategic opportunities to grow our product offerings through acquisitions or strategic investments. In this regard, during the year ended June 30, 2004, we entered into an agreement to purchase all of the outstanding shares of Z prompt, Inc. that was recognized for accounting purposes during our fiscal quarter ended December 31, 2003. In the future, we may acquire or make strategic investments in other complementary businesses. We have limited experience in acquiring or investing in other businesses and we may not be successful in completing, financing, or integrating an acquired business into our existing operations.

         Any such acquisitions could involve the dilutive issuance of equity securities and the incurrence of debt. In addition, although we have not experienced any of these problems to date, the acquisition of Z prompt, Inc. and future acquisitions pose numerous additional risks, such as:

          o    unanticipated   costs   associated   with  the   acquisition   or
               investment;

          o    diversion of management time and resources;

          o    problems  in  assimilating   and  integrating  the  new  business
               operations;

          o potential loss of key customers or personnel of an acquired company;

          o    increased legal and compliance costs; and

          o    unanticipated liabilities of an acquired company.

         Further, although an acquired company may have already developed and marketed products, we can not assure you that the products will continue to be successful, that product enhancements will be made in a timely fashion or that pre-acquisition due diligence will have identified all possible issues that might arise with respect to the acquired company or its products and that could materially and adversely affect our business.

RISKS RELATING TO OUR TECHNOLOGY

IF OUR PRODUCTS FAIL TO PERFORM PROPERLY, OUR REPUTATION COULD BE DAMAGED, WE COULD LOSE POTIENTIAL SALES AND CUSTOMERS AND WE COULD INCUR SIGNIFICANT LIABILITIES.

         Our products incorporate a number of intricate computer software programs and hardware components that must work seamlessly in order for our voting machine to function correctly. While we expect our product to perform to federal voting system standards, we cannot assure you that it will function properly at all times. If our system's software programs or hardware components experience failure or malfunction or are alleged to have failed or malfunctioned, we are likely to receive significant adverse publicity - particularly if the failure is alleged to have had an effect on the outcome of an election. As a result, our reputation could be damaged, we could lose potential sales and customers and we could incur significant liabilities.

IF WE DO NOT ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, OUR BUSINESS WILL BE HARMED.

         We have applied to the United States Patent and Trademark Office for a systems and method patent with respect to our electronic voting system and for trademark registration with respect to the AccuPoll name and logo. We cannot assure you that a patent will be issued or our trademarks will be registered. If issued, we cannot assure you that we will be able to defend or enforce the patent, trademark or other intellectual property rights that we may have in our products, name or logo. Although we may initiate litigation to stop infringement, intellectual property litigation is often expensive and could consume our limited financial resources. Additionally, third parties may be better able to sustain the costs of litigation. If we are unable to defend or enforce our rights, other parties may be able to use our technologies without paying any compensation to us. Furthermore, we cannot assure you that our competitors will not design around any issued patents, or improve upon our technology, or that we will be able to detect infringements. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts. If we are unable to establish, defend or enforce rights to our technology, our business may be materially harmed.

RISKS RELATING TO REGULATION

EACH OF OUR VOTING SYSTEM PRODUCTS MUST MEET QUALIFICATION AND CERTIFICATION STANDARDS BEFORE THEY CAN BE SOLD. IF WE ARE NOT ABLE TO OBTAIN CERTIFICATION, WE MAY NOT BE ABLE TO GENERATE SUFFICIENT REVENUES TO ACHIEVE PROFITABILITY.

         In the United States, our ability to sell our voting system products depends on the qualification of each product through independent testing for compliance with the federal voting system standards. In addition, most states require state-level certification before we may sell our products to local jurisdictions in those states. Moreover, local jurisdictions may require acceptance level testing. In March 2004, our voting system was qualified as complying with the 1990 federal voting system standards as to hardware, and 2002 federal voting system standards as to software, and has been subsequently certified by the states of Alabama, Arkansas, Kentucky, Mississippi, Ohio, South Dakota, Utah and West Virginia. We are seeking full qualification of our voting system under the 2002 federal voting system standards but cannot assure you that we will obtain that qualification. We cannot assure you that our products will be certified by additional states. If we are unable to obtain certification in additional states, we may not be able to generate sufficient revenues to achieve profitability.

IF STATE ELECTION OFFICIALS DECERTIFY OUR PRODUCTS WE WILL NOT BE ABLE TO SELL OUR PRODUCTS IN THOSE STATES AND OUR REPUTATION AND BUSINESS MAY BE MATERIALLY HARMED.

         If certified in a state, our products will be subject to ongoing review and the state may withdraw certification. For example, the California Secretary of State has issued an order withdrawing certification of certain of our competitors' products. We cannot assure you that a state will not withdraw certification of our products on the basis that the product is defective, obsolete or otherwise unacceptable for use. If certification is withdrawn, we will not be able to continue to sell the product in the state and are likely to receive significant adverse publicity. As a result, our reputation could be materially damaged, causing us to lose potential sales and customers in other jurisdictions.

CHANGING FEDERAL VOTING SYSTEM STANDARDS, STATE CERTIFICATION AND OTHER LEGAL REQUIREMENTS PERTAINING TO OUR PRODUCTS WILL MAKE IT DIFFICULT FOR US TO OBTAIN CERTIFICATION OF OUR VOTING SYSTEM.

         The market for computerized voting machines and related equipment for use in federal, state, local and other elections, is changing as new technical standards are considered. We expect that federal voting system standards, state certification and other legal requirements will change. We may not be able to anticipate new standards or changes to existing standards and we cannot assure you that our products will comply, or can be modified to comply with, any new or changed standards or requirements that may be adopted. If our products do not comply and cannot be modified to comply with new or changed standards or requirements, we may not be able to obtain certification of our voting system.

WE MAY NOT BE ABLE TO OBTAIN FEDERAL AND STATE CERTIFICATION OF PRODUCTS IN A TIMELY MANNER, WHICH COULD DELAY THE MARKETING AND SALES OF OUR PRODUCTS.

         Independent testing authorities test and certify our products. There are a limited number of testing authorities able to test and certify our products in accordance with federal voting system standards. These companies also conduct testing and certification for our competitors. Any delays or disruptions in the services provided by our independent testing authorities is likely to affect our ability to market and sell our products and could materially and adversely impact our sales and our ability to achieve profitability.

IF WE FAIL TO DEVELOP OR MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS OVER FINANCIAL REPORTING, WE MAY NOT BE ABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS OR PREVENT FRAUD.

         The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. As of the end of each period covered by our periodic reports filed with the Securities and Exchange Commission, we conduct an evaluation of our disclosure controls and procedures. As of the end of each period covered by our annual report for the fiscal year ended June 30, 2004 and our quarterly reports for the quarters ended September 30, 2004 and December 31, 2004, we concluded that our disclosure controls and procedures were not effective to ensure that information required to be disclosed by us in the reports that we file or submit under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms. During the year ended June 30, 2004, we hired additional accounting personnel to re-evaluate and revise our disclosure controls and procedures and to implement new disclosure controls and procedures. As part of this plan and implementation, we are reevaluating, redesigning, and documenting policies and procedures, putting those procedures in operation and monitoring the effectiveness of the procedures. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight is required. This may divert management's attention from other business concerns. Further, the additional accounting personnel significantly increases our operating overhead. If any material deficiencies are identified in the periodic reports that we have filed with the Commission, we will incur additional expenses in correcting the deficiencies. If we are not able to develop an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results or prevent fraud. All of these factors could have a material adverse effect on our business, financial condition, results of operations and cash flows.


RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENTS

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

         As of December 31, 2004, we had 213,873,410 shares of common stock issued and outstanding. There are 79,832,045 shares of common stock being offered pursuant to this prospectus that are issuable upon exercise of currently outstanding warrants. All of these shares may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE ISSUANCE OF SHARES UPON EXERCISE OF WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

         The issuance of shares upon exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert or exercise and sell the full amount issuable on conversion or exercise.

IF WE ENGAGE IN A LOWER PRICED TRANSACTION THAN OUR SEPTEMBER AND NOVEMBER 2004 FINANCING ARRANGEMENTS WHILE THE RELATED WARRANTS ARE OUTSTANDING, THEN THE EXERCISE PRICE OF THE WARRANTS WILL BE ADJUSTED TO THE LOWER TRANSACTION PRICE AND WE MAY BE REQUIRED TO ISSUE ADDITIONAL SHARES OF COMMON STOCK TO THE INVESTORS. IF THIS OCCURS, THE NUMBER OF SHARES WHICH ARE REGISTERED PURSUANT TO THIS PROSPECTUS MAY NOT BE ADEQUATE. ACCORDINGLY, WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES WE HAVE ALLOCATED AND ARE REGISTERING HEREWITH ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

         We have allocated and registered 79,832,045 shares of common stock to cover the exercise of warrants in this offering. Our current financing arrangement includes restrictions on engaging in a subsequent financing that is priced lower than the current arrangement. If we engage in a lower priced transaction while the warrants are outstanding, then the exercise price of our warrants will be adjusted to the lower transaction price. In addition, if we engage in a lower priced transaction without the consent of the investors, we will have to issue, for each such occasion, additional shares of common stock to each investor so that the average per share purchase price of the shares of common stock issued to the investors is equal to such other lower price per share. If this occurs, the number of registered shares issuable upon exercise of the warrants may not be adequate. Accordingly, we may be required to file a subsequent registration statement covering additional shares. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

RISKS RELATING TO OUR SECURITIES

SOME HOLDERS OF OUR SECURITIES MAY HAVE THE RIGHT TO RESCIND THEIR PURCHASES. IF THESE SECURITY HOLDERS EXERCISE THEIR RIGHT TO RESCIND THEIR PURCHASES, OUR OPERATIONS WILL BE MATERIALLY ADVERSELY AFFECTED.


         We have offered and sold a substantial number of shares of common stock, and warrants and options to purchase our common stock without registration under the Securities Act of 1933, as amended, or qualification under state securities laws. If any offer or sale were not exempt from, or otherwise not subject to, federal and state registration and qualification requirements, the purchaser would have a number of remedies, including the right to rescind the purchase. The Securities Act of 1933, as amended, requires that any claim for rescission be brought within one year of the alleged violation. We have sold approximately 9,774,000 shares of common stock and warrants and options to purchase shares of common stock in the United States within one year ofDecember 31, 2004. The time periods within which claims for rescission must be brought under state securities laws vary and may be two years or more from the date of the alleged violation. We have sold approximately 14,024,000 shares of common stock and warrants and options to purchase shares of common stock in the United States within two years of December 31, 2004. Further, we cannot assure you that courts will not apply equitable or other doctrines to extend the period within which purchasers may bring their claims. The number of warrants and options described above does not include warrants and options to purchase a total of 3,600,000 shares of common stock issued within two years ofDecember 31, 2004 to our chief executive officer, Dennis Vadura, and our president, Frank Wiebe, or a warrant to purchase 12,400,000 shares of common stock for which the holder has agreed in writing that it will not assert any right to rescission that it may have. However, we cannot assure you that this agreement is enforceable. If any security holders exercise their right to rescind their purchases, our operations will be materially adversely affected.


         Should federal or state securities regulators deem it necessary to bring administrative or legal actions against us based upon a failure to register or qualify, the defense of any enforcement action is likely to be costly, distracting to our management and if unsuccessful could result in the imposition of significant penalties. The filing of a claim for rescission or enforcement action against us or our officers or directors could materially and adversely impact our stock price, generate significant adverse publicity that materially affects our sales and materially impair our ability to raise capital through future sales of our securities. We may also incur significant expenses should we determine that it is advisable to register shares issuable upon exercise of outstanding warrants or options or upon conversion of outstanding notes.

WE HAVE NOT FILED OR SENT INFORMATION STATEMENTS IN CONNECTION WITH STOCKHOLDER ACTIONS BY WRITTEN CONSENT. ANY ADMINISTRATIVE OR LEGAL ACTION AGAINST US FOR NOT FILING OR SENDING SUCH INFORMATION STATEMENTS MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

         In 2002, we effected a one for five reverse split of our issued and outstanding shares of common stock and filed amendments to Article IV of our articles of incorporation to provide for a class of preferred stock. Each of these actions required the approval of our stockholders that we believe was given by written consent. In connection with these written consents, we did not file with the Securities and Exchange Commission written information statements containing the information specified in its proxy rules. Also, we did not send information statements in advance of the action as required by the proxy rules of the Securities and Exchange Commission. Accordingly, it is possible that a stockholder could challenge the validity of these actions and the Securities and Exchange Commission could take enforcement action against us. The defense of any challenge or enforcement action is likely to be costly, distracting to our management and could in the case of an enforcement action result in the imposition of significant penalties. The filing of a stockholder challenge or an enforcement action could materially and adversely impact our stock price, generate significant adverse publicity that materially affects our sales, and materially impair our ability to raise capital through future sales of our securities.

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR OUTSTANDING DERIVATIVE SECURITIES THAT MAY BE AVAILABLE FOR FUTURE SALE. THE EXERCISE OF THESE WARRANTS AND OPTIONS WILL CAUSE SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS


         As of December 31, 2004, we had outstanding warrants and options to purchase 93,667,618 shares of common stock and notes convertible into 45,880,571 shares of common stock. The exercise price of the warrants and options ranges from $.01 to $1.54 per share and the notes are currently convertible at prices ranging from $.0625 to $0.35 per share. The number of shares of common stock issuable upon conversion of certain of the notes may be greater in the future because the conversion price is the lower of the specified price or 50% of the average three lowest closing prices for our common stock for the twenty days immediately preceding the conversion date. The exercise or conversion prices of these securities are generally substantially lower than our stock price. Therefore, holders of our common stock and potential investors are subject to substantial dilution if these securities are exercised or converted.


A DECLINE IN THE PRICE OF OUR COMMON STOCK COULD AFFECT OUR ABILITY TO RAISE FURTHER WORKING CAPITAL AND ADVERSELY IMPACT OUR ABILITY TO CONTINUE OUR NORMAL OPERATIONS.

         A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because our operations primarily have been financed through the sale of equity securities, a decline in the price of our common stock could be particularly detrimental to our liquidity and our operations. We may be forced to reallocate funds from other planned uses which would have a significant negative effect on our business plans and operations, including our ability to develop new products and continue our current operations. If our stock price declines, there can be no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not have the resources to continue our normal operations.

OUR HISTORIC STOCK PRICE HAS BEEN VOLATILE AND THE FUTURE MARKET PRICE FOR OUR COMMON STOCK IS LIKELY TO CONTINUE TO BE VOLATILE. FURTHER, THE LIMITED MARKET FOR OUR SHARES WILL MAKE OUR PRICE MORE VOLATILE. THIS MAY MAKE IT DIFFICULT FOR YOU TO SELL OUR COMMON STOCK FOR A POSITIVE RETURN ON YOUR INVESTMENT.


         The public market for our common stock has historically been very volatile. Over the past two fiscal years, the market price for our common stock has ranged from $0.06 to $3.85 (See "Market for Common Equity and Related Stockholder Matters"). Any future market price for our shares is likely to continue to be very volatile. This price volatility may make it more difficult for you to sell shares when you want at prices you find attractive. We do not know of any one particular factor that has caused volatility in our stock price. However, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies. Broad market factors and the investing public's negative perception of our business may reduce our stock price, regardless of our operating performance. Further, the market for our common stock is limited and we cannot assure you that a larger market will ever be developed or maintained. The daily trading volume of our common stock over the past nine months averaged approximately 710,690 shares. The last reported sales price for our common stock onMarch 24, 2005, was $0.13 per share. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price. As a result, this may make it difficult or impossible for you to sell our common stock.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

         The Securities and Exchange Commission has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

          o    that  a  broker  or  dealer   approve  a  person's   account  for
               transactions in penny stocks; and

          o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased

         In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

          o obtain financial information and investment experience objectives of the person; and

          o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

          o sets forth the basis on which the broker or dealer made the suitability determination; and

          o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                           FORWARD-LOOKING STATEMENTS


         Information in this prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of words such as "believes," "estimates," "could," "possibly," "probably," "anticipates," "projects," "expects," "may," "will," or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Notwithstanding these forward-looking statements, the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933 do not protect any statements we make in connection with this offering.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell for cash to the selling stockholders upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

                              SELLING STOCKHOLDERS


         The following table presents information regarding the selling stockholders as of March 24, 2005. Assuming all the shares registered hereby are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock. Unless otherwise indicated below, (a) none of the selling stockholders has had a material relationship with us or any of our predecessors or affiliates within the past three years, and (b) none of the selling stockholders is a registered broker-dealer or an affiliate of a registered broker-dealer. The selling stockholders acquired their securities:
(1) through our July 2004 financing arrangement (described on pages 15-16 of this prospectus); and (2) through our September and November 2004 financing arrangements (described on pages 16-18 of this prospectus). Each of the transactions by which the selling stockholders acquire their securities was made pursuant to the exemptions from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.


                                                                                                       SHARES BENEFICIALLY OWNED
                                                   NUMBER OF SHARES                                      AFTER THE OFFERING (3)
                                                  BENEFICIALLY OWNED                                   -------------------------
NAME                                            PRIOR TO THE OFFERING (1)   TOTAL SHARES OFFERED (2)     NUMBER        PERCENT
--------------------------------------------------------------------------------------------------------------------------------
AJW Offshore, Ltd. (4)                                  3,822,500                   6,116,000               0             0%
AJW Partners, LLC (5)                                   1,675,000                   2,680,000               0             0%
AJW Qualified Partners, LLC (6)                         4,242,500                   6,788,000               0             0%
Double U Master Fund LP (7)                             3,550,000                   5,680,000               0             0%
Enable Growth Partners L.P. (8)                        10,625,000                  17,000,000               0             0%
Kent A. Mc Naughton Living Trust (9)                       62,500                      62,500               0             0%
Leo Murphy (10)                                           687,500                     687,500               0             0%
Michael R. Hamblett (11)                                1,375,000                   2,200,000               0             0%
New Millennium Capital Partners II, LLC (12)              257,500                     412,000               0             0%
Platinum Partners Value Arbitrage Fund, LP              7,075,000                  11,320,000               0             0%
(13)

Robert B. Lange (14)                                    1,375,000                   1,375,000               0             0%
SRG Capital, LLC (15)                                  11,875,000                  19,000,000               0             0%
Todd Mc Nitt (16)                                       1,312,500                   1,312,500               0             0%
Truk International Fund, LP (17)                          831,250                   1,330,000               0             0%
Truk Opportunity Fund, LLC (18)                        11,048,749                  17,669,999               0             0%
J.P. Turner & Company, L.L.C. (19)                      2,125,000                  12,185,045               0             0%
                                                       ----------                  ----------

     (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Options and Warrants that are currently exercisable or exercisable within 60 days of March 24, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership includes common stock issuable upon exercise of outstanding Series A, Series B and Series C Warrants owned by the selling stockholders. The Series A Warrants expire 150 days from the date this registration statement is declared effective by the Securities and Exchange Commission and are exercisable at $0.12 per share. The Series B Warrants expire four years after the date this registration statement is declared effective by the Securities and Exchange
          Commission and are exercisable at $0.15 per share. The Series C Warrants expire three years after the date the registration statement is declared effective by the Securities and Exchange Commission and are exercisable at $0.50 per share.


     (2) Includes a good faith estimate of shares of common stock issuable upon the exercise of common stock purchase warrants to account for antidilution and price protection adjustments, as contemplated by certain provisions of the Subscription Agreements.

     (3) Assumes that all securities registered will be sold and that all shares of common stock underlying outstanding warrants will be issued.


     (4) Includes (a) 1,529,000 shares of common stock, (b) 764,500 shares issuable upon exercise of Series A Warrants, (c) 764,500 shares issuable upon exercise of Series B Warrants, (d) 764,500 shares issuable upon exercise of Series C Warrants, and (e) up to 2,293,500 shares representing our current good faith estimate of additional shares issuable to the holders of the warrants to account for antidilution and price protection adjustments, as contemplated by certain provisions of the Subscription Agreements. The securities owned by AJW Offshore, Ltd. were acquired through our September and November 2004 financing arrangements (described on pages 16-18 of this prospectus). AJW Offshore, Ltd. is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the securities owned by AJW Offshore, Ltd.

     (5) Includes (a) 670,000 shares of common stock, (b) 335,000 shares issuable upon exercise of Series A Warrants, (c) 335,000 shares issuable upon exercise of Series B Warrants, (d) 335,000 shares issuable upon exercise of Series C Warrants, and (e) up to 1,005,000 shares representing our current good faith estimate of additional shares issuable to the holders of the warrants to account for antidilution and price protection adjustments, as contemplated by certain provisions of the Subscription Agreements. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the securities owned by AJW Partners, LLC.

     (6) Includes (a) 1,697,000 shares of common stock, (b) 848,500 shares issuable upon exercise of Series A Warrants, (c) 848,500 shares issuable upon exercise of Series B Warrants, (d) 848,500 shares issuable upon exercise of Series C Warrants, and (e) up to 2,545,500 shares representing our current good faith estimate of additional shares issuable to the holders of the warrants to account for antidilution and price protection adjustments, as contemplated by certain provisions of the Subscription Agreements. The securities owned by AJW Qualified Partners, LLC were acquired through our September and November 2004 financing arrangements (described on pages 16-18 of this prospectus). AJW Qualified Partners, LLC is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the securities owned by AJW Qualified Partners, LLC.

     (7) Includes (a) 1,420,000 shares of common stock, (b) 710,000 shares issuable upon exercise of Series A Warrants, (c) 710,000 shares issuable upon exercise of Series B Warrants, (d) 710,000 shares issuable upon exercise of Series C Warrants, and (e) up to 2,130,000 shares representing our current good faith estimate of additional shares issuable to the holders of the warrants to account for antidilution and price protection adjustments, as contemplated by certain provisions of the Subscription Agreements. The securities owned by Double U Master Fund LP were acquired through our September and November 2004 financing arrangements (described on pages 16-18 of this prospectus). Murray Todd has voting and investment control over the securities owned by Double U Master Fund LP.

     (8) Includes (a) 4,250,000 shares of common stock, (b) 2,125,000 shares issuable upon exercise of Series A Warrants, (c) 2,125,000 shares issuable upon exercise of Series B Warrants, (d) 2,125,000 shares issuable upon exercise of Series C Warrants, and (e) up to 6,375,000 shares representing our current good faith estimate of additional shares issuable to the holders of the warrants to account for antidilution and price protection adjustments, as contemplated by certain provisions of the Subscription Agreements. The securities owned by Enable Growth Partners LP were acquired through our September and November 2004 financing arrangements (described on pages 16-18 of this prospectus). Mitch Levine has voting and investment control over the securities owned by Enable Growth Partners LP.

     (9) Includes currently outstanding shares of common stock issued pursuant to a private placement completed in July 2004 (described on pages 15-16 of this prospectus).

     (10) Includes currently outstanding shares of common stock issued pursuant to a private placement completed in July 2004 (described on pages 15-16 of this prospectus).

     (11) Includes  (a)  550,000  shares of common  stock,  (b)  275,000  shares issuable  upon  exercise  of Series A  Warrants,  (c)  275,000  shares issuable  upon  exercise  of Series B  Warrants,  (d)  275,000  shares issuable upon exercise of Series C Warrants, and (e) up to 825,000 shares representing our current good faith estimate of additional shares issuable to the holders of the warrants to account for antidilution and price protection adjustments, as contemplated by certain provisions of the Subscription Agreements. The securities owned by Mr. Hamblett were acquired through our September and November 2004 financing arrangements (described on pages 16-18 of this prospectus).

     (12) Includes (a) 103,000 shares of common stock, (b) 51,500 shares issuable upon exercise of Series A Warrants, (c) 51,500 shares issuable upon exercise of Series B Warrants, (d) 51,500 shares issuable upon exercise of Series C Warrants, and (d) up to 154,500 shares representing our current good faith estimate of additional shares issuable to the holders of the warrants to account for antidilution and price protection adjustments, as contemplated by certain provisions of the Subscription Agreements. The securities owned by New Millennium Capital Partners II, LLC were acquired through our September and November 2004 financing arrangements (described on pages 16-18 of this prospectus). New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the securities owned by New Millennium Capital Partners II, LLC.

     (13) Includes (a) 2,830,000 shares of common stock, (b) 1,415,000 shares issuable upon exercise of Series A Warrants, (c) 1,415,000 shares issuable upon exercise of Series B Warrants, (d) 1,415,000 shares issuable upon exercise of Series C Warrants, and (e) up to 4,245,000 shares representing our current good faith estimate of additional shares issuable to the holders of the warrants to account for antidilution and price protection adjustments, as contemplated by certain provisions of the Subscription Agreements. The securities owned by Platinum Partners Value Arbitrage Fund, LP were acquired through our September and November 2004 financing arrangements (described on pages 16-18 of this prospectus). Mark Nordlicht has voting and investment control over the securities owned by Platinum Partners Value Arbitrage Fund, LP.

     (14) Includes currently outstanding shares of common stock issued pursuant to a private placement completed in July 2004 (described on pages 15-16 of this prospectus).

     (15) Includes (a) 4,750,000 shares of common stock, (b) 2,375,000 shares issuable upon exercise of Series A Warrants, (c) 2,375,000 shares issuable upon exercise of Series B Warrants, (d) 2,375,000 shares issuable upon exercise of Series C Warrants, and (e) up to 7,125,000 shares representing our current good faith estimate of additional shares issuable to the holders of the warrants to account for antidilution and price protection adjustments, as contemplated by certain provisions of the Subscription Agreements. The securities owned by SRG Capital, LLC were acquired through our September and November 2004 financing arrangements (described on pages 16-18 of this prospectus). Edwin Mecabe and Tai May Lee have voting and investment control over the securities owned by SRG Capital, LLC.

     (16) Includes currently outstanding shares of common stock issued pursuant to a private placement completed in July 2004 (described on pages 15-16 of this prospectus).

     (17) Includes (a) 332,500 shares of common stock, (b) 166,250 shares issuable upon exercise of Series A Warrants, (c) 166,250 shares issuable upon exercise of Series B Warrants, (d) 166,250 shares issuable upon exercise of Series C Warrants, and (e) up to 498,750 shares representing our current good faith estimate of additional shares issuable to the holders of the warrants to account for antidilution and price protection adjustments, as contemplated by certain provisions of the Subscription Agreements. The securities owned by Truk International Fund, LP were acquired through our September and November 2004 financing arrangements (described on pages 16-18 of this prospectus). Michael E. Fein has voting and investment control over the securities owned by Truk International Fund, LP.

     (18) Includes (a) 4,417,499 shares of common stock, (b) 2,208,750 shares issuable upon exercise of Series A


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


          Warrants,  (c)  2,208,750  shares  issuable  upon exercise of Series B
          Warrants, (d) 2,208,750 shares issuable upon exercise of Series C Warrants, and (e) up to 6,626,250 shares representing our current good faith estimate of additional shares issuable to the holders of the warrants to account for antidilution and price protection adjustments, as contemplated by certain provisions of the Subscription Agreements. The securities owned by Truk Opportunity Fund, LLC were acquired through our September and November 2004 financing arrangements (described on pages 16-18 of this prospectus). Michael E. Fein has voting and investment control over the securities owned by Truk Opportunity Fund, LLC.

     (19) Includes (a) 520,833 shares issuable upon exercise of a warrant issued to J.P. Turner & Company L.L.C. in connection with our July 2004 offering, exercisable for three years at an exercise price of $0.12 per share; (b) 1,100,000 shares issuable upon exercise of a warrant issued to J.P. Turner & Company, L.L.C. in connection with our September 2004 financing, exercisable for five years at an exercise price of $0.12 per share; (c) 504,167 shares issuable upon exercise of a warrant issued to J.P. Turner & Company L.L.C. in connection with our November 2004 financing, exercisable for five years at an exercise price of $0.12 per share; (d) up to 1,409,313 shares issuable upon exercise of Series A Warrants to be issued to J.P. Turner & Company, L.L.C. as a fee as contemplated by certain provisions of the Subscription Agreement; (e) up to 1,409,313 shares issuable upon exercise of Series B Warrants to be issued to J.P. Turner & Company, L.L.C. as a fee contemplated by certain provisions of the Subscription Agreement; (f) up to 1,409,313 shares issuable upon exercise of Series C Warrants to be issued to J.P. Turner & Company, L.L.C. as a fee contemplated by certain provisions of the Subscription Agreement; and
          (g) up to 5,832,106 shares representing our good faith estimate of additional shares issuable to the holders of the warrants to account for antidilution and price protection adjustments, as contemplated by certain provisions of the Subscription Agreements. J.P. Turner & Company, L.L.C. is a registered broke-dealer and a selling stockholder that acquired its securities as transaction-based compensation for acting as placement agent in connection with our June 2004 and September and November 2004 financing arrangements (described on pages 16-18 of this prospectus). Timothy Wayne McAfee has voting and investment control over the securities owned by J.P. Turner & Company, L.L.C. J.P. Turner & Company, L.L.C. is a broker-dealer that acquired these securities as compensation in the ordinary course of business.


                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are quoted or traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

          o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

          o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

          o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

          o an exchange distribution in accordance with the rules of the applicable exchange;

          o    privately-negotiated transactions;

          o short sales that are not violations of the laws and regulations of any state or the United States;

          o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

          o    through the writing of options on the shares;

          o    a combination of any such methods of sale; and

          o    any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

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


         The selling stockholders may also engage in puts, calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The subscription agreements under which the selling stockholders acquired their securities expressly state that, subject to compliance with applicable securities laws, the selling stockholders may enter into hedging transactions with third parties, which may in turn engage in short sales of the securities in the course of hedging the position they assume. The subscription agreements further state that, subject to compliance with applicable securities laws, the selling stockholders may enter into short positions or other derivative transactions relating to the securities, or interests in the securities, and deliver the securities, or interests in the securities, to close out their short positions or otherwise settle short sales or other transactions, or loan or pledge the securities, or interests in the securities, to third parties that in turn may dispose of the securities.


         The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

         The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

         The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares offered by this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

         We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

         If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the

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

resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                            DESCRIPTION OF SECURITIES

CAPITAL STRUCTURE


         Our authorized capital consists of 600,000,000 shares of common stock, par value $.001 per share and 80,000 shares of preferred stock, par value $.01 per share. As of March 24, 2005 we had 213,873,410 shares of common stock outstanding and zero shares of preferred stock outstanding.


COMMON STOCK

         Holders of our common stock: (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution to stockholders upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one vote per share on all matters on which stockholders may vote at all shareholder meetings. The common stock does not have cumulative voting rights, which means that the holders of more than fifty percent of the common stock voting for election of directors can elect one hundred percent of our directors if they choose to do so.

PREFERRED STOCK

         Our Articles of Incorporation authorize 80,000 shares of preferred stock, $.01 par value per share. Our Board of Directors, without any action by stockholders, is authorized to divide the authorized shares of preferred stock into series and to designate the rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock, including but not limited to dividend, redemption, voting rights and preferences. The ability of our Board of Directors to designate and issue such shares could impede or deter an unsolicited tender offer or takeover proposal and the issuance of additional shares having preferential rights could affect adversely the voting power and other rights of holders of our common stock.

         We have not filed a certificate of designation with respect to any series of preferred stock. During the year ended June 30, 2003, we agreed to issue a total of 71,529 shares of Series A Preferred Stock as collateral for secured notes. The parties have subsequently agreed to cancel the transaction. On December 31, 2003, we agreed to issue 8,471 shares of Series A Preferred Stock to two stockholders of record in exchange for 3,325,000 shares of common stock of Material Technologies, Inc. On May 7, 2004, we rescinded this transaction. Accordingly, we currently do not have any shares of preferred stock issued or outstanding.

JULY 2004 PRIVATE PLACEMENT


         In July 2004, we completed a private placement transaction with four accredited investors, pursuant to which we sold (1) an aggregate of $625,000 principal amount 8% convertible debentures, and (2) warrants to purchase 312,500 shares of our common stock. From this private placement we received gross proceeds of $625,000. Cash transaction fees for this placement aggregated approximately 10% of gross proceeds ($50,000 of fees paid to J.P. Turner & Company, LLC as placement agent and $12,500 for the reimbursement of J.P. Turner & Company's due diligence and other costs). On September 13, 2004, we pre-paid $312,500 of the principal amount of the 8% convertible debentures and the remaining $312,500 principal amount was converted into 3,125,000 shares of our common stock. Also on September 13, 2004, all of the warrants were exercised at a price of $0.15 per share into 312,500 shares of our common stock. The issuance of the 8% convertible debentures, the warrants, and the shares of common stock upon conversion and exercise of the 8% convertible debentures and warrants was exempt from registration under Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. We are registering in this offering 3,437,500 shares of common stock owned by the investors in this private placement from the conversion of their 8% convertible debentures and the exercise of common stock purchase warrants. J.P. Turner & Company, LLC acted as placement agent for this transaction. For its services as placement agent, we


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


issued J.P. Turner & Company, LLC a warrant to purchase 520,833 shares of common stock, exercisable for three years at an exercise price of $0.12 per share. In addition, J.P. Turner & Company received $50,000 (8% of gross proceeds of $625,000) in cash compensation for this placement. We are also registering in this offering 520,833 shares of common stock issuable upon exercise of the warrant held by J.P. Turner & Company, LLC.


SEPTEMBER AND NOVEMBER 2004 PRIVATE PLACEMENT


         On September 13, 2004, we completed a private placement transaction with eleven accredited investors, pursuant to which we sold an aggregate of 3,666,447 shares of common stock, 1,833,227 Series A Warrants, 1,833,227 Series B Warrants and 1,833,227 Series C Warrants (the "First Closing"). We received gross proceeds approximating $1,650,000. Cash transaction fees for this placement aggregated approximately 12% of gross proceeds ($131,992 in fees paid to J.P Turner & Company, LLC as placement agent and $65,000 in total legal fees paid by us). For each two shares of common stock, we issued investors one A Warrant, one B Warrant and one C Warrant. Each two shares and three warrants were sold at a total price of $0.90. The private placement was exempt from registration under Rule 506 of Regulation D of the Securities Act of 1933, as amended.

         On November 4, 2004, we completed a private placement transaction with the same investors from the First Closing, pursuant to which we sold an aggregate of 6,050,000 shares of common stock, 3,025,000 Series A Warrants, 3,025,000 Series B Warrants and 3,025,000 Series C Warrants (the "Second Closing"). We received gross proceeds totaling $605,000. Cash transaction fees for this placement aggregated approximately 14% of gross proceeds ($48,400 in fees paid to J.P. Turner & Company, LLC as placement agent, $12,100 for the reimbursement of J.P. Turner & Company's costs and $25,000 in total legal fees paid by us). For each two shares of common stock, we issued investors one A Warrant, one B Warrant and one C Warrant. Each two shares and three warrants were sold at a total price of $0.20. The private placement was deemed exempt from registration requirements under Rule 506 of Regulation D of the Securities Act of 1933. We are registering in this offering 6,050,000 shares of common stock and 18,150,000 shares issuable upon exercise of these outstanding warrants, which includes a good faith estimate of shares of common stock to account for antidilution and price protection adjustments, as contemplated by certain provisions of the Subscription Agreements. The terms of the Subscription Agreements and warrants prohibit each investor together with its affiliates from exercising any right which would result in its beneficial ownership of more than 9.99% of our outstanding common stock.


         The Second Closing triggered certain repricing adjustments to the terms of the First Closing. Accordingly, the purchase price for the First Closing was adjusted to $0.20 for each two shares and three warrants that were sold. As adjusted, we are obligated to issue an additional 12,832,552 shares of common stock, 6,416,273. Series A Warrants, 6,416,273 Series B Warrants and 6,416,273 Series C Warrants. For the First Closing, we are registering in this offering 16,498,999 shares of common stock and 49,497,000 shares issuable upon exercise of warrants, which includes a good faith estimate of shares of common stock to account for further antidilution and price protection adjustments. The terms of the Series A Warrants, the Series B Warrants and the Series C Warrants, as adjusted are as follows:

         We agreed to file with the Securities and Exchange Commission not later than 30 days after the closing date of the Second Closing, and cause to be effective within 120 days after the closing date of the Second Closing, a registration statement in order to register the shares of common stock issued to the investors and the shares underlying the warrants, including the shares issuable upon exercise of warrants issued to the placement agent. If the registration statement is not filed on or before the required filing date or if the registration statement is not declared effective on or before the required effective date, then we must pay as liquidated damages, an amount equal to 1.5% for each 30 days or part thereof, and thereafter 2% for each 30 days of part thereof of the purchase price of the shares and warrant shares. We must pay any liquidated damages in cash. The warrants further provide that if the required filing and registration dates are not met, upon written demand by a holder, we must pay to such holder, in lieu of delivering common stock, a sum in cash equal to the closing price of our common stock on the trading date immediately preceding the date notice is given by the holder, less the exercise price, for each share of common stock designated in the notice from such holder. In addition, on one occasion, for a period commencing 91 days after the closing date of the Second Closing, but not later than two years after the closing date of the Second Closing, upon written request of the holders of more than 50% of the shares and warrant shares actually issued upon exercise of warrants, we are required to prepare and file a registration statement in the event a registration statement covering the resale of such shares and warrant shares has not been filed. The A Warrants expire 150 days from the date the

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

registration statement is declared effective by the Securities and Exchange Commission and are exercisable at $0.12 per share. The B Warrants expire four years after the date the registration statement is declared effective by the Securities and Exchange Commission and are exercisable at $0.15 per share. The C Warrants expire three years after the date the registration statement is declared effective by the Securities and Exchange Commission and are exercisable at $0.50 per share.

         We may call the warrants beginning 30 trading days after the effective date of the registration statement and ending 30 trading days before the expiration of the warrants. A call notice may be given by us for the A Warrants only within five trading days after the common stock has had a closing price as reported for the principal market of $0.24 or higher for 15 consecutive trading days. A call notice may be given by us for the B Warrants only within five trading days after the common stock has had a closing price as reported for the principal market of $0.30 or higher for 15 consecutive trading days. A call notice may be given by us for the C Warrants only within five trading days after the common stock has had a closing price as reported for the principal market of $1.00 or higher for 15 consecutive trading days.

         Beginning November 4, 2004 and until the registration statement has been effective for 150 days, the investors must be given at least ten business days prior written notice of any proposed sale by us of our common stock or other securities or debt obligations except in connection with (a) employee stock options or compensation plans, (b) documented legal fees, or (c) our already issued and outstanding shares of common stock as of the closing date. Such proposed sales are referred to as "excepted issuances."

         Other than the excepted issuances, if at any time until the registration statement has been effective for 150 days, we offer, issue or agree to issue any common stock or securities convertible into or exercisable for shares of common stock (or modify any of the foregoing which may be outstanding at any time prior to the closing date) to any person or entity at a price per share or conversion or exercise price per share which shall be less than $0.10, without the consent of each investor, then we are required to issue, for each such occasion, additional shares of common stock to each investor so that the average per share purchase price of the shares of common stock and the warrants issued to the investor (of only the common stock or warrant shares still owned by the investor) is equal to such other lower price per share. For purposes of this issuance and adjustment, the issuance of any security carrying the right to convert such security into shares of common stock will result in the issuance of the additional shares of common stock upon the issuance of such convertible security, warrant, right or option and again upon any subsequent issuances of shares of common stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than $0.10.

         The exercise price of the warrants is also subject to adjustment in the event we effect a reorganization, consolidation or merger, or transfer all or substantially all of our properties or assets. Also, until the expiration date of the warrants, if we issue any common stock other than excepted issuances, prior to the complete exercise of the warrants for a consideration less than the warrant exercise price that would be in effect at the time of such issue, then the exercise price shall be reduced to such other lower issue price. For purposes of this adjustment, the issuance of any security or debt instrument carrying the right to convert such security or debt instrument into common stock or of any warrant, right or option to purchase common stock shall result in an adjustment to the exercise price upon the issuance of the above-described security, debt instrument, warrant, right, or option.

PLACEMENT AGENT FEE FOR THE FIRST CLOSING


         J.P. Turner & Company, LLC acted as placement agent for the First Closing and for the Second Closing. For the First Closing, we agreed to pay J.P. Turner & Company a cash fee of 8% of the aggregate purchase price. We will also pay J.P. Turner & Company 8% of the cash proceeds received from the exercise of warrants issued in connection with the placement. We paid $131,992 in cash compensation to J.P. Turner & Company for this placement. In addition, we issued J.P. Turner & Company a warrant to purchase 458,306 shares of common stock, exercisable for five years at an exercise price of $0.54 per share. Due to the price adjustments caused by the Second Closing, this warrant was cancelled and we issued J.P. Turner & Company a warrant to purchase 1,100,000 shares of common stock, exercisable for five years at an exercise price of $0.12 per share. Further, J.P. Turner & Company will receive: (a) one Placement Agent's A Warrant, exercisable at $0.14 per share, for each eight A Warrants exercised by an investor on a cash basis; (b) one Placement Agent's B Warrant, exercisable at $0.18 per share, for each eight B Warrants exercised by an investor on a cash basis; and (c) one Placement Agent's C Warrant, exercisable at $0.60 per share, for each eight C Warrants exercised by an investor on a cash basis. All Placement Agent's Warrants are exercisable for five years after the respective issue dates, are not subject to call and may be exercised on a cashless basis.

PLACEMENT AGENT FEE FOR THE SECOND CLOSING


         For the Second Closing, we agreed to pay J.P. Turner & Company a cash fee of 10% of the aggregate purchase price. We will also pay J.P. Turner & Company 8% of the cash proceeds received from the exercise of warrants issued in connection with the placement. We paid $60,500 in cash compensation to J.P. Turner & Company for this placement. In addition, we issued J.P. Turner & Company warrants to purchase 504,167 shares of common stock, exercisable for five years at an exercise price of $0.12 per share. Further, J.P. Turner & Company will receive: (a) one Placement Agent's A Warrant, exercisable at $0.14 per share, for each eight A Warrants exercised by an investor on a cash basis;
(b) one Placement Agent's B Warrant, exercisable at $0.18 per share, for each eight B Warrants exercised by an investor on a cash basis; and (c) one Placement Agent's C Warrant, exercisable at $0.60 per share, for each eight C Warrants exercised by an investor on a cash basis. All Placement Agent's Warrants are exercisable for five years after the respective issue dates, are not subject to call and may be exercised on a cashless basis. We are registering in this offering a total of 11,664,212 shares issuable upon exercise of warrants issued or issuable to J.P. Turner & Company pursuant to the First Closing and the Second Closing, which includes a good faith estimate of shares of common stock to account for further antidilution and price protection adjustments.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

         Our common stock is currently quoted on the Over-The-Counter Bulletin Board under the symbol ACUP. For the periods indicated, the following table sets forth the high and low bid prices per share of our common stock. The below prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

                                                        Fiscal 2005
                                                  -------------------------
                                                  High         Low
---------------------------------------------------------------------------
First Quarter Ended September 30, 2004            $1.44        $0.19
Second Quarter Ended December 31, 2004            $0.28        $0.06

                                                        Fiscal 2004
                                                  -------------------------
                                                  High         Low
---------------------------------------------------------------------------
First Quarter Ended September 30, 2003            $2.00        $0.81
Second Quarter Ended December 31, 2003            $1.75        $1.35
Third Quarter Ended March 31, 2004                $3.85        $1.44
Fourth Quarter ended June 30, 2004                $3.57        $0.90

                                                        Fiscal 2003
                                                  -------------------------
                                                  High         Low
---------------------------------------------------------------------------
First Quarter Ended September 30, 2002            $1.24        $0.85
Second Quarter Ended December 31, 2002            $1.70        $0.51
Third Quarter Ended March 31, 2003                $1.70        $0.60
Fourth Quarter Ended June 30, 2003                $1.14        $0.46


         As of March 24, 2005, there were approximately 1,948 stockholders of record of our common stock. Our registrar and transfer agent is Signature Stock Transfer, Inc., One Preston Park, 2301 Ohio Dr., Suite 100, Plano, Texas 75093; telephone (972) 612-4120.

DIVIDEND POLICY

         We have not adopted any policy regarding the payment of dividends on our common stock. We do not intend to pay any cash dividends on our common stock in the foreseeable future. All cash resources are expected to be invested in developing our business. There are no restrictions that materially limit our ability to pay cash dividends.


                                                     SELECTED FINANCIAL DATA
         The following information presents selected financial data since the inception of AccuPoll, Inc. in August 2001.



-------------------------------------------------------------------------------------------------------------------------------
                                               ACCUPOLL HOLDING CORP. AND SUBSIDIARIES
                                                     CONSOLIDATED BALANCE SHEETS
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                     June 30
                                                                                   --------------------------------------------

                                                                   December 31,                  (As Restated)
                                                                       2004            2004            2003            2002
                                                                    (Unaudited)
                                                                   ------------    ------------    ------------    ------------
                                ASSETS
CURRENT ASSETS
           Cash                                                    $    360,502    $    113,789    $         --    $    287,159
           Accounts receivable, net                                     230,986         254,895              --              --
           Note Receivable                                              377,730              --              --         300,000
           Inventories                                                       --         168,636              --              --
           Deferred acquisition costs                                        --              --         144,206              --
           Prepaid expenses                                                  --              --           2,500         156,000
                                                                   ------------    ------------    ------------    ------------
           Total Current Assets                                         969,218         537,320         146,706         743,159

PROPERTY AND EQUIPMENT, net                                              18,954          14,012              --              --
CAPITALIZED SOFTWARE DEVELOPMENT COSTS, net                           1,165,532       2,544,207       1,403,899              --
OTHER ASSETS                                                             26,765          26,246              --         241,966
                                                                   ------------    ------------    ------------    ------------
           TOTAL ASSETS                                            $  2,180,469    $  3,121,785    $  1,550,605    $    985,125
                                                                   ============    ============    ============    ============

               LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
           Accounts payable and accrued expenses                   $  1,338,003    $  1,817,284    $    931,503    $    176,292
           Related party payables                                     1,443,510       1,228,070         872,940         101,020
           Deferred revenues                                             22,279          74,628              --              --
           Convertible debt                                           3,104,600      3,304,600              --              --
           Notes payable to related parties                              15,000          30,000         175,000              --
           Put liability related to warrant issuance                    163,760         163,760         113,750              --
           Liabilities subject to compromise                            732,470         732,544              --              --
                                                                   ------------    ------------    ------------    ------------
           TOTAL LIABILITIES                                          6,819,622      7,350,886       2,093,193         277,312
                                                                   ------------    ------------    ------------    ------------

EQUITY INSTRUMENTS SUBJECT TO RESCISSION (A)                          5,800,000       6,200,000       4,377,033              --
                                                                   ------------    ------------    ------------    ------------
STOCKHOLDERS' DEFICIT

           Convertible Series A preferred stock, $0.01 par value,
             80,000 shares authorized, no shares issued or
             outstanding (liquidation preference of zero)                    --              --              --              --
           Common stock, par value of $0.001, 600,000,000
             shares authorized                                          214,874         158,482         112,946         102,797
           Common subscription receivable                                    --              --              --         (12,500)
           Additional paid-in capital                                17,768,150     12,046,817       2,222,580       3,024,096
           Accumulated deficit                                      (28,422,177)    (22,634,400)     (7,255,147)     (2,406,580)
                                                                   ------------    ------------    ------------    ------------
                                                                    (10,439,153)    (10,429,101)     (4,919,621)        707,813
                                                                   ------------    ------------    ------------    ------------
           TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT             $  2,180,469    $  3,121,785    $  1,550,605    $    985,125
                                                                   ============    ============    ============    ============

           Common shares outstanding                                214,873,410     158,482,171     112,945,963     102,797,408
                                                                   ============    ============    ============    ============



                                                ACCUPOLL HOLDING CORP. AND SUBSIDIARIES
                                                 CONSOLIDATED STATEMENTS OF OPERATIONS

                                         Six Months
                                           Ended                          (As Restated)
                                        December 31,      Year Ended      Year Ended      Period Ended
                                            2004         June 30, 2004    June 30, 2003    June 30, 2002
                                         (unaudited)
                                        -------------    -------------    -------------    -------------
NET SALES                               $     816,340    $   1,508,656    $          --    $          --
COST OF SALES                                 547,069        1,185,797               --               --
                                        -------------    -------------    -------------    -------------
GROSS PROFIT                                  269,271          322,859               --               --
EXPENSES
  General and administrative                3,136,552        3,160,257        3,104,192          904,083
  Professional fees                         2,527,666        4,264,156        1,714,475        1,198,622
  Interest                                    392,830        4,534,947           29,900          303,875
  Loss on disposal of investment                   --        1,200,000               --               --
  Impairment of goodwill (B)                       --        2,542,752               --               --
                                        -------------    -------------    -------------    -------------
                                           6,057,048       15,702,112        4,848,567        2,406,580
                                        -------------    -------------    -------------    -------------
NET LOSS                                $ (5,787,777)    $ (15,379,253)   $  (4,848,567)   $  (2,406,580)
                                        =============    =============    =============    =============
BASIC AND DILUTED LOSS
    PER COMMON SHARE                    $      (0.03)   $       (0.12)   $       (0.05)   $       (0.04)
                                        =============    =============    =============    =============
WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING                   187,904,328      130,782,481      106,687,447       68,735,272
                                        =============    =============    =============    =============




(A) Includes estimated liability (at estimated fair value) related to equity instruments sold without registration and therefore, may be subject to rescission. See Note 2 to our quarterly report on Form 10-Q for the quarter ended December 31, 2004.



(B) On March 31, 2004, the Company's wholly owned subsidiary (Z prompt Inc.) filed for bankruptcy. In connection with the bankruptcy filing, the Company recorded an impairment charge of approximately $2,543,000 to write off the goodwill associated with the acquisition of this subsidiary. See Note 1 - "Impairment of Long Lived Assets" to the annual financial statements on Form 10-K/A as of June 30, 2004.

                             DESCRIPTION OF BUSINESS

INTRODUCTION


         We develop and market computerized voting machines and their associated products and services for use in federal, state, local and private elections. We have developed a direct recording electronic voting system that provides a voter-verified paper audit trail that is both human and machine readable. Our system was qualified as meeting certain federal voting system standards on March 25, 2004 (as fully described above in the "Risk Factors" section) and we believe that it is currently the only electronic voting system providing these features that is so qualified. According the list of certified voting systems posted on the web site (WWW.NASED.ORG) of the National Association of State Election Directors (NASED), there are only two other vendors (Avante International and Sequoia Voting Systems) with voting systems that are certified and produce a voter verified paper audit trail. In both cases, the voter verified paper audit trail produced is only human readable. Our voter verified paper audit trail is not only human readable, but is also machine-readable either using the bar code printed on the voter verified paper audit trail or by OCR scanning the paper record. None of the voting systems that are currently qualified under the 2002 federal system standards print a voter verified paper audit trail.

         Key benefits of our voting system include: an intuitive touch screen interface, an audit capability that includes multiple copies of the electronic records and a voter-verified paper audit trail that is both human and machine readable. Additional benefits include the ability to support multiple languages, to prevent overvotes, to provide under-vote warnings, the use of software based on open source products (e.g., Linux) and open standards (e.g., XML, Unicode, Java), and the use of non-proprietary hardware.

         As of September 22, 2004, our direct recording electronic voting system was certified by the states of Alabama, Arkansas, Kentucky, Mississippi, Ohio, South Dakota, Utah and West Virginia. Currently, we are in the process of applying for certification in additional states.


         At this time there are some states where we cannot apply for state certification due to the requirement of the state that direct recording electronic voting systems be qualified under the 2002 federal voting system standards. Examples of such states include Illinois, Iowa, Missouri and North Carolina. We are currently in the final stages of completing qualification testing under the 2002 federal voting system standards. Once we have completed qualification testing under the 2002 federal voting system standards we will be able to apply for state certification in states that have such a requirement. There are also several states (Kansas, Tennessee and Washington) that require us to conduct an election for public office in another state before we can be certified by the state.


         Our objective is to protect citizens' right to vote by insuring access, accuracy, privacy and integrity in the voting process and in so doing to become the leading provider of polling place electronic voting solutions that are reliable, accurate, immediate, confidential, secure, easy-to-use and auditable. Our website address is www.accupoll.com.

         We are  subject to the  informational  requirements  of the  Securities
Exchange Act of 1934, and in accordance therewith file reports, proxy or information statements and other information with the Securities and Exchange
Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

         We are in the process of building a section of our website at www.accupoll.com to make available our reports that we file with the Securities and Exchange Commission. Until this section of our website is operational, we voluntarily provide paper copies of our filings free of charge upon request.

CORPORATE HISTORY

         We were incorporated in the State of Nevada on January 30, 1985 with the name "Kiwi Ventures, Ltd." On November 4, 1985, we changed our name to "Western International Pizza Corporation" and owned and operated 17 Godfather's pizza franchise restaurants in Arizona until we ceased those operations in approximately 1990.


         Our current operations began in August 2001 with the formation of AccuPoll, Inc., a Delaware corporation. On May 20, 2002, we entered into a share exchange with AccuPoll, Inc. The parties involved in this transaction were AccuPoll, Inc., GCH Capital, Southampton Ltd., and Western International Pizza Corporation. GCH Capital was paid a consulting fee of $50,000 to manage the transaction and an additional $25,000 upon close of the transaction. Southampton Ltd. Received 1,200,000 shares of restricted stock in exchange for a promissory note in the amount of $300,000. Pursuant to the share exchange, all of the outstanding common stock and warrants of AccuPoll, Inc. were exchanged for our shares. As a result of the exchange, the stockholders of AccuPoll, Inc. acquired 75,500,000 shares of our common stock, which represented approximately 98.7% of our issued and outstanding common stock immediately after the exchange. Following the exchange, we changed our name to "AccuPoll Holding Corp." Our voting system business operates through AccuPoll, Inc.

         Prior to completing the share exchange agreement and becoming a public company, AccuPoll, Inc., operated a private company focused on the design and development of our electronic voting system. AccuPoll, Inc. desired to become a public company in order to provide liquidity to its shareholders and also to gain access to greater financing alternatives available to public companies.

         On April 9, 2003, we purchased all of the outstanding capital stock of Z prompt, Inc., a California corporation, from its stockholders in exchange for 8 million shares of our common stock. The primary reason for this purchase was to acquire a nationwide network of qualified computer hardware technicians who could assist with the maintenance of our Ballot Buddy product - specifically its integrated printer. In connection with the purchase of Z prompt, Inc., we settled an outstanding promissory note of Z prompt, Inc. in the principal amount of approximately $400,000 that was held by a former stockholder of Z prompt,
Inc. in exchange for 533,000 shares of our common stock. We also advanced approximately $144,000 to Z prompt, Inc. in connection with the acquisition. Our agreement for the purchase of Z prompt, Inc., provided that the transaction could be rescinded by the former Z prompt, Inc. shareholders if our electronic voting system was not certified by Wyle Labs by September 30, 2003. We obtained certification from Wyle Labs on October 31, 2003 and, accordingly, the Z prompt, Inc. acquisition was recorded for accounting purposes in November 2003. Based primarily on then-recent issuances of our common stock in financing transactions, the estimated fair value of our common stock issued for the shares of Z prompt, Inc. approximated $1.8 million ($0.213 per common share).

         We have three wholly owned subsidiaries: AccuPoll, Inc., Z prompt, Inc., and NTSD Acquisition Corp. AccuPoll, Inc. is our operating subsidiary that designs, develops, and sells our electronic voting system. Z prompt, Inc. is an operating subsidiary that manages technology support services for mid-range to fortune 1000 companies. Z prompt, Inc. performs on-site hardware maintenance and related services for printers. NTSD Acquisition Corp, a Delaware corporate, is a dormant subsidiary. NTSD was formed to facilitate the acquisition of NTS Data Services in 2004. We mutually agreed with NTS Data Services not to complete the transaction. NTSD Acquisition Corp. will likely be dissolved in the future unless we determine that there is may be a beneficial use for the entity.


INDUSTRY BACKGROUND

         Elections, especially those in democratic countries, are held under the auspices of various government systems. Until the 1960's almost all elections were conducted with manually counted pre-printed paper ballots and lever-activated mechanical voting machines, commonly known as lever machines. Lever machines, which are cumbersome to use and consist of hundreds of moving parts, require significant maintenance and are expensive to warehouse and transport. This method of voting and recording of votes, in addition to being inefficient, was susceptible to inaccuracies, significant time delays, other mechanical difficulties, and in some instances manipulation. In 1964, the Votomatic punch card voting system was patented. While this system has not been actively manufactured since the mid 1980s, it remains the most widely used system in North America. In the early 1980's, optical scan voting systems were introduced and began to penetrate the election equipment market place on a relatively small scale. According to a study conducted by the California Institute of Technology and Massachusetts Institute of Technology, market penetration for optical scan voting systems grew to slightly over 25% of the installed voting machine base nationwide as of July 2001.

         In recent years, the election industry began to computerize in response to increased public acceptance and familiarity with using computers. The benefit of computers is that they offer the opportunity to count ballots accurately and quickly. Additionally, computer technology has created the potential for more convenient participation, accessibility for disabled voters to vote independently and the elimination of pre-printed paper ballots. Service and support have also become increasingly important components of the newer, technologically advanced voting systems. While the employment of technology is becoming more generally accepted, we believe that many voting systems currently being marketed lag in the application of state-of-the-art computer technology.

         To our knowledge, of the voting systems on the market produced and sold by the four largest voting system vendors (Diebold Election Systems, Sequoia Voting Systems, Election Systems + Software and Hart InterCivic), only Sequoia Voting Systems currently produces a direct recording electronic voting system with a voter-verified paper audit trail. Many of our competitors continue to receive poor reviews from the academic, information-security and political communities for inadequate security, deficient software coding standards, inadequate change management practices, and lack of a voter verified paper audit trail. We believe that some of these systems continue to operate with non-certified software, and lack flexible functionality.

         Direct recording electronic voting systems are computer-based systems first and voting appliances second. Because every computer system is susceptible to programming bugs and/or possible tampering, we believe that computerized voting systems must provide for an independent, voter verified record of each voter's intent. We believe that in order to provide a system that the voter can have confidence in, we must provide a voter with a voter-verified paper audit trail. Our direct recording electronic voting system provides for both a secure electronic recording of the voting process and an indelible voter-verified paper-audit trail that satisfies the federal voting system standards for record-keeping that is maintained independently from the electronic results.

MARKET OPPORTUNITY


         The U.S. presidential election of November 2000 had a significant and disruptive impact on the nation. According to a report from California Institute of Technology and Massachusetts Institute of Technology, approximately 1.5 million votes were lost in 2000 because of difficulties in either using voting equipment or recording the results of those votes. See Report of the Caltech/MIT Voting Technology Project, "Voting - What Is, What Could Be", issued in July 2001, available at HTTP://WWW.VOTE.CALTECH.EDU/REPORTS. The difficulties experienced with accuracy and verifiability, particularly with punch card systems, have generated opportunities for manufacturers of electronic voting systems. Following the 2000 election, the U.S. Congress enacted the Help America Vote Act of 2002, or HAVA. HAVA was signed into law by President Bush on October 29, 2002. HAVA expanded the federal government's role in elections through mandates, standards and funding. The U.S. Congress authorized a total of $3.9 billion to help states implement HAVA. In 2003, $650 million was disbursed to the states under HAVA. Of this $650 million, half of the funds were designated to replace punch card and lever voting machines and the balance could be used by the states to comply with HAVA's requirements and implement other improvements to the administration of elections. An additional $3 billion is authorized to help states fund HAVA's requirements for updating voting systems, allowing disabled voters to vote independently, providing provisional ballots, creating and maintaining statewide voter registration lists, training poll workers, and educating voters. These funds are distributed to states annually over a three-year period after individual states certify that they have developed a plan to use the funds to implement HAVA requirements. States are also obligated to provide a five percent match. Beginning in May 2004, the newly created Elections Assistance Commission began receiving state certifications, and as each state's certification is processed, funds will be disbursed. Beginning on January 1, 2006, HAVA requires that state voting systems:


     o Permit the voter to review the votes selected and change or correct votes before the ballot is cast;

     o Notify the voter if he or she casts more than one vote for a single office and provide an opportunity to correct the ballot;

     o    Produce a permanent paper record with a manual audit capacity;

     o Provide disability access, including nonvisual access for the blind and visually impaired, in a manner that provides the same opportunity for access and participation (including privacy and independence) as for other voters;

     o    Provide alternative language accessibility; and

     o    Comply with error rate standards.

         Further, each state is required to adopt uniform and non-discriminatory standards for what constitutes a vote and how it will be counted.


         According to the National Association of Secretaries of State there are approximately 200,000 polling places in the United States, covering 7,000 jurisdictions, with 1.4 million polling place workers supervised by 22,000 election officials. These statistics are listed in the election reform resolution adopted by the National Association of Secretaries of State on February 6, 2001. According to surveys conducted by the National Association of Counties the typical polling place in the United States is currently configured to contain an average of seven voting stations (testimony of R. Doug Lewis for the U.S. House of Administration, May 10, 2001; Mr. Lewis is the Executive Director of the Election Center, a nonprofit organization dedicated to promoting, preserving, and improving democracy). On Election Day, the 100 million voters in the United States use over 1.4 million voting machines where approximately 60% of the population is currently using antiquated punch, lever, or paper ballot technologies. See Report of the Caltech/MIT Voting Technology project, "Voting - What Is, What Could Be", Issued in July 2001, available at HTTP://WWW.VOTE.CALTECH.EDU/REPORTS. These are the same machine types for which HAVA mandates replacement by 2006. We are targeting these polling places with our touch-screen electronic direct recording electronic voting product.


OUR PRODUCTS

         The AccuPoll direct recording electronic voting system consists of one or more voting stations that offer voters an "ATM-like" interface, and that prepare and print voter verified paper records, also known as "Proof of Vote" or "voter verified paper audit trail," for machine or hand counting. Each in-precinct voting station is physically connected by means of a local area network to a voting administrative workstation. The entire in-precinct system is not connected to any network outside of the polling place during voting hours. The user-friendly touch screen interface provides the user easy to follow instructions. The system is compact, sturdy and has an estimated useful life of at least five years.

         Once a voter makes his or her choices, a Proof of Vote is printed on paper by the voting station. The voter can then examine the Proof of Vote for accuracy before depositing it into a ballot box. If the Proof of Vote does not accurately reflect the voter's intent, that voter can then notify a polling place official. The official will then void the electronic ballot and its corresponding Proof of Vote, and allow the voter to re-vote. Importantly, while the Proof of Vote is printed, the voter's electronic ballot is stored locally on the voting station and is also immediately transmitted to the polling place voting administrative workstation. Thus, when the polling place closes, multiple redundant copies of the electronic ballots are available in addition to the paper Proofs of Vote. At no time is the voter's identity associated with either the electronic ballot or the paper Proof of Vote. Accordingly, each ballot is securely stored in multiple locations and in forms that can be readily cross-audited against each of the other ballot representations.

         We have based our system software on open standards (JAVA language, Unicode, and XML for the ballot and behavior specifications). As a result, we have eliminated the need to deploy proprietary technologies that are expensive to acquire and maintain and which we believe often lack the flexibility to adapt quickly to meet changing voting system standards. Our solutions are scalable in the software and hardware design. Our hardware components are "off the shelf", and replacement parts, such as printers, are readily available, thereby reducing maintenance costs and unit downtime.

         We have designed our product with both the voter and election administrator in mind. To our knowledge, we have created the only voting system that has been qualified as meeting federal voting system standards and that offers a voter-verified paper audit trail that is both human and machine readable, and is readily accessible and easily employable by disabled voters. Examples of our system's disability accommodating functions include a special tactile keypad to facilitate ease of navigation for the blind, Braille text on the keypad, audio ballot support in the voter's selected language, recognition of non-human touch from users with prosthetic limbs, and wheelchair accessibility. The touch screen function is user-friendly and has been designed to minimize potential errors. Other notable features include the ability to:

     o support multiple languages, both on-screen and in audio (all languages supported by Java/Unicode);

     o alter visual schemes to better enable those with modest visual impairments, such as color blindness or tunnel vision;

     o    notify   electronically   the  voting   administrator   of   equipment
          malfunction(s);

     o spoil an erroneous ballot before the voter deposits his or her Proof of Vote into the ballot box; the ability to provide full support for provisional ballots as required by HAVA; and

     o    record write-in candidates.

         Elections officials also enjoy benefits from our system as it eliminates the need for costly pre-printed paper ballots. The election tabulation and reporting functions greatly enhance the reliability and accuracy of the voting process. Furthermore, the non-proprietary hardware ensures greater inter-operability and ease of repairs or upgrades.

         We have entered into a contract for the manufacture of our current product which is comprised of a printer, touch screen, computer processing unit, smart card reader, integrated case, power supply and related control software. The contract requires us to acquire the product exclusively from this manufacturer unless the manufacturer is unable to produce and deliver on time our required quantity. We believe that other manufacturers would be available to manufacture the product should this manufacturer become unavailable. The manufacturer may change prices upon 60 days prior written notice to us. Unless sooner terminated, the agreement expires in December 2006. As of September 22, 2004, the manufacturer and its president own 766,000 shares of our common stock. For a discussion of risks with respect to this arrangement, please see "Risk Factors - Risks Relating to Our Business - We rely on a third-party manufacturer."


PRODUCT DESIGN, DEVELOPMENT AND MANUFACTURING

         Web Tools International, Inc. began the design and development of the software for the AccuPoll electronic voting system in November 2000. With the incorporation of AccuPoll, Inc. in August 2001, all rights to the intellectual property were assigned from Web Tools International, Inc. to AccuPoll, Inc. and a service agreement between AccuPoll, Inc. and Web Tools International, Inc. was signed for Web Tools International to continue development of the software. The services agreement between AccuPoll, Inc. and Web Tools International, Inc. terminated on March 31, 2004. In December 2001, AccuPoll, Inc. and Source Technologies, Inc. signed an agreement for the design and manufacturing of the hardware platform for the voting station. In return for absorbing the hardware design and engineering costs for the voting station, Source Technologies received an exclusive supply agreement to manufacture the voting station. The initial term of the agreement is five years, and the automatically renews for successive one year terms, unless either party gives the other party written notice of cancellation at least 90 days prior to expiration of the current term. There are no other termination provisions in the agreement.


BUSINESS STRENGTHS

         Our key business strengths are described below:


         OUR PRODUCT IS A FEDERALLY QUALIFIED VOTING SYSTEM WITH A VOTER VERIFIED PAPER AUDIT TRAIL THAT IS BOTH HUMAN AND MACHINE READABLE. On March 25, 2004, the AccuPoll voting system was qualified as being compliant with the 1990 federal voting system standards as to hardware, and the 2002 federal voting system standards as to software. We believe that our technology is currently unmatched in its capability to simultaneously produce multiple copies of electronic ballots (recorded on both the polling place voting administrative workstation and the local voting station), as well as generate an independent, voter-verified paper audit trail, which is completely auditable and can be optically scanned. We believe the ability of our system to provide a fully auditable paper record of the election is critical, as HAVA requires that any voting system purchased with federal funds produce a permanent paper record with a manual audit capacity that will be available as an official record for any recount. We have submitted an updated version of our direct recording electronic voting system to the Independent Test Authorities for full qualification testing under the 2002 federal voting system standards. We expect to complete full qualification testing under the 2002 federal voting standards during the second calendar quarter of 2005.


         WE ARE WELL POSITIONED TO TAKE ADVANTAGE OF THE CURRENT MARKETPLACE AND ENVIRONMENT OF ELECTION REFORM. We believe that we have designed a technologically advanced electronic voting product that meets the current federal voting system standards and the requirements of HAVA, as well as addresses current voting systems' technology deficiencies. We believe that we are first to market in terms of designing a voting system that complies with both the requirements of HAVA and the federal voting system standards. Achieving voting system standards compliance can be a lengthy and arduous process, typically taking twelve or more months, thereby posing a significant barrier for competitors. In addition to being qualified under the federal standards, we have spent the past two years marketing our product to our target customer base and thus we believe we are well positioned to begin generating sales once the states begin disbursing their federal funds and we have received the appropriate state certifications. With the recent availability of $2.35 billion to the states, we believe that a number of significant purchasing decisions will be made prior to the end of 2005. As of June 17, 2004, approximately half of the federal funds have been distributed to the states. The remaining funds are expected to be distributed once the states complete the necessary requirements. However, the portion of funds used by a state for acquisition of new voting systems will depend upon each state's plan and we cannot assure you that states will use this funding to purchase our product or that states will make purchasing decisions this year.

         WE HAVE RELATIONSHIPS WITH WELL-KNOWN AND ESTABLISHED PARTNERS. We have entered into teaming and reseller agreements with various established companies that offer election-related services. We have entered into a teaming agreement with Alternative Resources Corporation whereby Alternative Resources Corporation will provide deployment and support services for our direct recording electronic voting system. In addition, we have entered into a multi-state reseller agreement with AmCad, LLC whereby AmCad will assist with the marketing and deployment of our direct recording electronic voting system. We are currently in negotiations with additional well-known, large and well capitalized marketing partners in other targeted states. However, we cannot assure you that any of these negotiations will lead to a definitive business relationship in the future.

         OUR EXPERIENCED MANAGEMENT TEAM HAS DEEP KNOWLEDGE OF INFORMATION TECHNOLOGY. Our senior management collectively has 80 years of experience in the information technology industry in coding and development marketing. Our management team has held senior positions at leading information technology firms, such as MCI Systemhouse and EDS, and has considerable experience in the process of large-scale systems deployment.

BUSINESS STRATEGY

         We plan to leverage our business strengths in order to grow our operations. The key elements to our business strategy are described below:

         LEVERAGE THE MARKETING STRENGTH AND INFRASTRUCTURE OF OUR PARTNERS. We believe that the relationships that we are building with our marketing and reselling partners will help to position us in critical larger markets. We believe that we will gain enhanced credibility through associating with these partners. Additionally, we believe that we have the ability to leverage their resources and networks and in turn be better positioned to sell and deploy programs into these larger target markets. Our partners are well known, established companies that have considerable experience in providing technology solutions and service support in the election process. We will continue to maintain, and intend to expand, our strategic alliances with these and other established partners in the election services business. Currently we have chosen to develop partnering relationships on a state-by-state basis.

         EXPAND OUR TARGETED, INDEPENDENT MARKETING STRATEGY TO SMALL- AND MID-SIZED CUSTOMERS. We have begun a direct marketing approach to reach small- and mid-sized target markets. We initiated this marketing program by identifying specific regions and developing a presence by attending trade shows and conferences, which provides us with opportunities to meet, as well as educate, our customers. We also market our system by means of our website and have prepared a web-based virtual voting experience to further enhance the awareness and understanding of our product. We are building awareness of the AccuPoll product so as to be well positioned in our target markets as HAVA funding is disbursed to the states. We are working to obtain all appropriate federal and local certification with that timing in mind. We intend to grow our direct sales and marketing force, engage additional lobbyists in our target states, engage local sales/marketing agents, and build a robust sales support and delivery organization that will reinforce our sales and marketing activities.

         MAINTAIN PRODUCT LEADERSHIP. As the developer of the first voting system with a voter-verified paper audit trail that is both human- and machine-readable and that is also qualified as compliant with the federal voting system standards, we believe that our product has the potential to become a leader in the voting system market. We are firmly committed to ongoing research and development and standardized product testing to insure that our electronic voting system continues to be a leading platform in the market. We plan to design and test new generations of our product with the intent of enhancing functionality in anticipation of additional government requirements and market demands (e.g., instant runoff voting).

         SELECTIVELY EXPAND INTO RELATED PRODUCT OFFERINGS. When appropriate, we intend to acquire selectively related businesses that complement our core product line and expand the range of services that we can offer our customer base. As we find opportunities that broaden our offerings, we will consider making additional acquisitions. We believe it is important to complement our revenue stream by expanding into related products and services where we can leverage our knowledge and capabilities in electronic voting systems.

         EXPAND ADDRESSABLE MARKETS VIA ENTRY INTO FOREIGN VENUES. The standard election process is universal by nature, and as part of its core technology, the AccuPoll direct recording electronic voting system was designed and implemented as a flexible platform that can be adapted to meet the needs of various countries. We plan to expand our international sales effort in Europe, Canada, Asia/Pacific and Latin America.


         As an initial introduction to the European market, we participated in the European Union Parliamentary elections conducted in the region of Vigevano in northern Italy in June 2004. This election marked that first time that an electronic voting system with a voter verified paper audit trail had been used in Italy. As a demonstration of the flexibility of the AccuPoll voting system, voters selected from among 24 Italian parties represented by hundreds of candidates to fill 20 seats in the new European Parliament. Beyond the ability to produce a paper audit trail the AccuPoll voting system was selected based on its multilingual capabilities. The Italian Ministry of Innovation will be conducting separate tests in other European Union elections as a prelude to electronic voting for Italy in the future. With over 500 million citizens and more member states to be added in the future, the market potential in the European Union for electronic voting systems has the potential to be greater than that of the United States. The European market is not ready yet to adopt electronic voting systems. Much like in the United States where the Help American Vote Act required nearly two years to be enacted, a similar legislative and education process will need to occur in the European Parliament. The European Union will be watching closely how the United States market manages implementation of the Help America Vote Act and the transition to electronic voting systems.

         EXPAND ADDRESSABLE MARKETS BY CONDUCTING ELECTIONS FOR PRIVATE ORGANIZATIONS. The standard election process is universal by nature, and as part of its core technology, the AccuPoll direct recording electronic voting system was designed and implemented as a flexible platform that can be used to conduct elections for private organizations. There are thousands of private organizations in the United States that conduct elections (e.g., unions, political organizations, universities, sporting organizations) on a regular basis. To date we have successfully conducted elections for the National Federation of Republican Women, Local 148 of the United Auto Workers union, and the Democratic Committee of Allegheny County, Pennsylvania.

REGULATORY MATTERS AND GOVERNMENT CONTRACTS

         We expect that our voting systems will be sold primarily to counties in the United States and other governmental jurisdictions. Because we expect our voting system to be sold under government contracts, any such contracts that we enter into may be subject to renegotiation or profits, or termination of contracts or subcontracts at the election of the government. In the United States, our ability to sell our voting system products depends on the qualification of each product through independent testing for compliance with the federal voting system standards. In March 2004, our voting system was qualified under the 1990 federal voting system standards. As of March 2005, we are now in the final stages of qualification testing of our voting system under the 2002 federal voting system standards. In addition, most states require state-level certification before we may sell our products to local jurisdictions in those states. Moreover, local jurisdictions may require vendor qualification and acceptance level testing. Because we plan to sell our products to government agencies, we will be subject to laws, regulations and other procedures that govern procurement and contract implementation by those agencies.

         With the enactment of the Help America Vote Act, the Election Assistance Commission (EAC) adopted the 2002 federal voting system standards. One of the mandates of the EAC is to update the federal voting system standards. The EAC's Technical Guidelines Development Committee together with the National Institute of Standards and Testing are tasked with the responsibility of recommending the updated voting system standards for approval by the EAC. At this time the Technical Guidelines Development Committee has not yet completed a draft of the updated voting system standards for public comment. Based on the timeline followed by the Federal Elections Commission to approve the 2002 voting system standards, the EAC will not complete the process of updating the voting system standards before January 1, 2006. Even after the updated standards are approved, it will take time for the Independent Test Authorities that perform the testing of voting systems under the federal voting system standards to be ready to test voting systems under these new standards. Again based on the timeline followed to implement the 2002 federal voting system standards, it was approximately eight months after the standards were adopted before the Independent Test Authorities were ready to begin testing under the 2002 federal voting system standards. Because not even a draft version of the new voting system standards is available for review, we cannot assure you that our voting system can be certified under any new voting system standards approved by the EAC.


         As of September 22, 2004, our direct recording electronic voting system was certified by the states of Alabama, Arkansas, Kentucky, Mississippi, Ohio, South Dakota, Utah and West Virginia. Currently, we are in the process of applying for certification in additional states.

         Obtaining the necessary qualifications and certifications and complying with government procurement requirements can be time consuming, involve unexpected delays and may be costly. We are subject to a number of significant risks and uncertainties associated with government regulation and procurement that could materially and adversely affect our business. For a description of these risks and uncertainties, please see "Risk Factors - Risks Relating to Regulation."

ENVIRONMENTAL PROTECTION

         Our compliance with federal, state and local laws or regulations, that govern the discharge of materials into the environment has not had a material adverse effect upon our capital expenditures, earnings or competitive position within our markets.

COMPETITION


         The market for the manufacture and supply of computerized voting machines is highly competitive. We anticipate that competition will intensify in the future. As of March 24, 2005, we believe that our competitors, in alphabetical order, included:

------------------------------------------------------------   -------------------------------------
                       Company Name                                           Product Name
------------------------------------------------------------   -------------------------------------
Advanced Voting Solutions, a private company based in          WINvote
Frisco, Texas
------------------------------------------------------------   -------------------------------------
Avante International Technology, Inc., a private company       VOTE-TRAKKER
based in Princeton, NJ
------------------------------------------------------------   -------------------------------------
Diebold Elections Systems, Inc., a subsidiary of Diebold,      AccuVote-TS & AccuVote-TSx
Inc., based in McKinney, TX
------------------------------------------------------------   -------------------------------------
Election Systems & Software, a private company based in        Votronic & iVotronic
Omaha, NB
------------------------------------------------------------   -------------------------------------
Guardian Voting Systems, a subsidiary of Danaher Controls,     ELECTronic 1242
based in Gurnee, IL
------------------------------------------------------------   -------------------------------------
Hart InterCivic, a private company based in Austin, TX         eSlate
------------------------------------------------------------   -------------------------------------
MicroVote General Corporation, a private company based in      MV-464 & Infinity
Indianapolis, IN
------------------------------------------------------------   -------------------------------------
Sequoia Voting Systems, a subsidiary of De La Rue, plc,        Edge & Advantage
based in Oakland, CA
------------------------------------------------------------   -------------------------------------
Unilect Corporation, a private company based in Dublin, CA     Patriot
------------------------------------------------------------   -------------------------------------

         Based on a survey conducted by Election Data Services in 2004, the vendors with the largest install base of electronic voting systems are Diebold, Sequoia, ES&S and MicroVote (Overview of Voting Equipment Usage in the United, Direct Recording Electronic Voting; Statement by Kimball W. Brace, President of Election Data Services, Inc. to the Election Assistance Commission on May 5, 2004; Election Data Services Inc. is a political consulting firm specializing in redistricting, election administration, and the analysis and presentation of census and political data with GIS (geo-graphic information systems)). However, it should be noted that Hart InterCivic was successful in winning contracts in several large counties (Harris County, TX and Orange County, CA) over the past two years and has overtaken MicroVote as one of the four most popular vendors. The install base for MicroVote, Guardian Voting Systems and Unilect has been stable for the past several years as they have been overtaken by more modern voting systems manufactured by Diebold, ES&S and Sequoia. Avante has not sold any voting systems to date.

         We believe that the following are the primary competitive factors in our market:

          o    accessibility;

          o    auditability;

          o    brand recognition and market penetration;

          o    customer support and service;

          o    ease of use;

          o    government qualification and certification of products;

          o    price;

          o    reliability of services; and

          o    security.


         We believe that we compete favorably with respect to these factors. However, many of our competitors have significantly greater market penetration, brand-name recognition, engineering and marketing capabilities and financial, technological and personnel resources than we do. As a result, they may be able to develop and expand their customer base more quickly, adapt more swiftly to new or emerging technologies and changes in customers' requirements, take advantage of acquisitions and other business opportunities more readily, and devote greater resources to the marketing and sale of services than we can. Our competitor's products may offer different features than our products that might make their products more attractive to some voting administrators. To the extent that we do not compete successfully with respect to any of the primary competitive factors in our market, our business may be materially harmed. We have not yet sold or contracted to sell our voting system. Accordingly, based on the above competitive factors and our technology, our relative position in the market for computerized voting machines cannot be determined.


RESEARCH AND DEVELOPMENT

         We expect that the pace of technological advances in the computer voting machine industry will rapidly increase. Our ability to compete successfully is heavily dependent upon our ability to ensure a continuing and timely flow of competitive products and technology to the marketplace. Our internal product development efforts are focused on designing and developing computerized voting machines that adhere to industry standards and incorporate the technologies and features that we believe are most desired by our customers.


         During each of the last three fiscal years we have invested the following amounts of capital in company-sponsored research and development.

                            -------------------
                             YEAR      AMOUNT
                            -------------------
                             2002    $  775,773
                            -------------------
                             2003    $1,643,926
                            -------------------
                             2004    $  765,511
                            -------------------

         No customer-sponsored research activities were conducted during the last three fiscal years.


         We believe that continued strategic investment in product development is essential for us to become competitive in the markets we serve. Without significant additional financing, we will be unable to continue development of our products.

INTELLECTUAL PROPERTY

         We rely upon trade secrets, technical know-how and continuing technological innovation to develop and maintain our competitive position. The products that we design require a large amount of engineering design and manufacturing expertise. The majority of these technological capabilities, however, are not protected by patents or licenses. We rely on the expertise of our employees and our learned experiences in both design and manufacture of these products. We have taken steps to protect both our intellectual property and brand name in the marketplace. We have applied to the United States Patent and Trademark Office for a systems and method patent with respect to our electronic voting system that produces an official voter verifiable paper ballot. We have also filed trademark applications with the United States Patent and Trademark Office to protect the Accupoll brand name and logo. We are subject to a number of significant risks and uncertainties associated with our intellectual property that could materially and adversely affect our business. For a description of these risks and uncertainties, please see "Risk Factors - Risks Relating to our Technology."

OUR EMPLOYEES AND CONSULTANTS


         As of March 24, 2005, we had 13 and eight, respectively, full-time employees and consultants. Our employees are not represented by a collective bargaining organization. We believe our relationship with our employees is good.


                             DESCRIPTION OF PROPERTY

         We occupy approximately 10,000 square feet of office space located at 15101 Red Hill Ave. Suite # 220, Tustin, California. The monthly cost of the lease is $1.10 per square foot. Our lease expires on July 31, 2006.

                                LEGAL PROCEEDINGS

         In September 2003, we were served with a lawsuit filed in the Supreme Court of New York, County of New York, by Stern & Co Communications LLC, d/b/a Stern + Co. Stern alleging that we breached a contract with them by failing to tender payment in full for services rendered. Stern sought to recover damages in the amount of $35,000, and a warrant to purchase 36,000 shares of our common stock. In November 2003, we entered into a stipulated settlement agreement with Stern. In consideration for a full release of Stern's claims, we issued Stern 15,000 shares of common stock and granted a warrant to purchase 15,000 shares of common stock at an exercise price equal to our closing stock price on the date of issuance.


         In October 2003, Paul Musco, the ex-President of our wholly owned subsidiary, Z prompt, Inc. filed suit against us and Z prompt in Superior Court of California, County of Orange, California. The claim alleged breach of contract, fraud and misrepresentation stemming from our acquisition of, and his termination of his employment with, Z prompt. Mr. Musco is seeking damages in excess of $800,000, plus punitive damages. We believe that Mr. Musco breached his agreements with Z prompt and we have filed a cross complaint for breach of contract, fraud, negligence and breach of fiduciary duty seeking $2,000,000. Mr. Musco has since filed his own cross-complaint against us, Dennis Vadura, Frank Wiebe and Craig Hewitt alleging fraud and tortious interference with contract. Paul Musco has also modified his complaint to include additional damages for alleged losses resulting from his inability to sell his shares of AccuPoll Holding Corp. In addition, Michael Shocket, a former employee, has joined the suit and filed a cross complaint against us, Z prompt, Dennis Vadura, Frank Wiebe and Craig Hewitt alleging fraud, tortuous interference with contract and wrongful termination. Michael Shocket was terminated from employment with us in April 2004 for cause. On or about January 25, 2005, we settled this dispute in consideration for our agreement to: (i) make total payments of $625,000 cash to Mr. Musco and Mr. Shocket; and (ii) issue 1.5 million shares of restricted common stock to Mr. Musco and Mr. Shocket. In the event of default on the cash payment terms, there will be an additional $250,000 cash amount added to the settlement amount.

         In October 2003, a former employee of Z prompt, Nathalie Luu, filed suit against Z prompt and us in Superior Court of California, County of Orange, California. The complaint claims wrongful termination, intentional infliction of emotional distress and retaliatory discharge, based on allegations that the plaintiff was terminated for reporting to management alleged fraudulent accounting practices by Z prompt management. The former employee was seeking $112,000 in monetary damages including loss of wages, plus punitive damages. In February 2005 this lawsuit was settled for a sum of $50,000.

         On March 23, 2004, our wholly-owned subsidiary, Z prompt, Inc., filed a petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court, Central District of California. As of September 30, 2004, Z prompt had not filed a proposed Plan of Reorganization. The bankruptcy proceeding was dismissed on February 1, 2005 upon motion of the U.S. Trustee in the case.

                       SUPPLEMENTARY FINANCIAL INFORMATION

         Selected quarterly financial data for each of the quarters in the two most recent fiscal years are presented below:


                                                                QUARTER ENDED
                                          ------------------------------------------------------------
                                             03/31/04        06/30/04        9/30/04        12/31/04
                                          -------------    ------------    ------------   ------------
Net Sales                                 $    620,140     $   527,284     $   494,244    $   361,337
Gross Profit                                    15,568          86,562         164,887        103,879
Net Loss                                    (4,282,293)     (5,891,248)     (3,687,072)    (2,100,705)
Loss per common share                            (0.03)          (0.04)          (0.02)         (0.01)



                                                                QUARTER ENDED
                                          ------------------------------------------------------------
                                             03/31/04        06/30/04        9/30/04        12/31/04
                                          -------------    ------------    ------------   ------------
Net Sales                                 $    620,140     $   527,284     $   494,244    $   361,337
Gross Profit                                    15,568          86,562         164,887        103,879
Net Loss                                    (4,282,293)     (5,891,248)     (3,687,072)    (2,100,705)
Loss per common share                            (0.03)          (0.04)          (0.02)         (0.01)


         In June 2003, the Company recorded an adjustment to capitalize software development costs of approximately $436,000 that were previously expensed in earlier fiscal 2003 quarters relating to WTI. The allocation of such costs incurred from a related party was adjusted in the fourth quarter of fiscal 2003. The effect of this adjustment on the first three quarters of fiscal 2003 is summarized below:

                                                        QUARTER ENDED
                                        ---------------------------------------------
                                            9/30/02        12/31/02        03/31/03
                                        -------------   -------------   -------------
Net loss, as previously described       $    (738,639)  $  (1,683,613)  $  (1,115,187)
Adjustment described above                    162,915         157,725         115,775
                                        -------------   -------------   -------------
Net loss, as restated                   $     576,324   $  (1,528,888)  $    (999,412)
                                        =============   =============   =============


         Such adjustments had no effect on the basic/diluted loss per common share for any of the first three quarters of fiscal 2003. See Company's financial statements for the year ended June 30, 2004, included elsewhere in this registration statement, for more information.


                      MANAGEMENT'S DISCUSSION AND ANALYSIS

                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

         We are in the business of developing and marketing computerized voting machines and their associated products and services for use in federal, state, local and private elections. We have developed a direct recording electronic voting system that provides a voter-verified paper audit trail that is both human and machine readable. Our system was qualified as meeting certain federal voting system standards on March 25, 2004 and we believe that it is currently the only electronic voting system providing these features that is so qualified. As of September 22, 2004, our direct recording electronic voting system was certified by the states of Alabama, Arkansas, Kentucky, Mississippi, Ohio, South Dakota, Utah and West Virginia. Currently, we are in the process of applying for certification in additional states.

         To date we have earned revenues solely through our wholly owned operational subsidiary Z prompt, Inc. We also receive cash flow through private placements of our common stock and other securities. For the fiscal years ended June 30, 2004, 2003 and 2002, we incurred losses of $15,379,253, $4,848,567 and
$2,406,580, respectively. As of June 30, 2004 we had an accumulated deficit of $22,634,400.

         Over the next twelve months and through 2006, we plan to begin selling or voting system throughout the United States. This plan coincides with the 2005-06 time period prescribed to meet the deadlines of the Help America Vote Act. Beyond this period, we intend to pursue opportunities in foreign markets for our electronic voting system. By that time, we expect to have established credibility in the elections industry worldwide through selling and deploying our electronic voting system in the United States.

         We also plan to begin marketing services to conduct elections for private organizations in the United States over the next twelve months. This is a turnkey based service approach versus the sale or lease of a voting system to a customer. Although we have conducted elections for private organizations in the past and continue to receive requests to conduct such elections, this marketing approach is not actively pursued by our sales and marketing team. We currently conduct such elections principally as an educational tool for the voting public.

         The Election Assistance Commission began disbursing federal funds under Title II of the Help America Vote Act to states in June 2004. However, many states and counties were hesitant to make any voting system changes prior to the November 2004 Presidential election that was less than five months away. As a result, the purchase of new voting systems prior to the November 2004 election was effectively frozen. We expect voting system purchase activity to resume in the first quarter of 2005 as states and counties work toward meeting the 2006 deadlines of the Help America Vote Act.


RESULTS OF OPERATIONS


COMPARISON OF THREE MONTHS ENDED DECEMBER 31, 2004 TO THREE MONTHS ENDED DECEMBER 31, 2003

         REVENUES: Net Sales for the quarter ended December 31, 2004 were $361,337, solely provided by our subsidiary, Z Prompt, Inc. and remained at approximately the same level of net sales for the three months ended December 31, 2003 of $361,232.

         COST OF GOODS SOLD: Cost of goods sold for the quarter ended December 31, 2004 were $257,458, as compared to $142,503 for the quarter ended December 31, 2003. The increase in cost of goods sold is due to the acquisition of Z prompt, Inc., which was consolidated beginning November 2003.

         GENERAL AND ADMINISTRATIVE EXPENSES: General and Administrative expenses for the quarter ended December 31, 2004 were $1,516,158 as compared to $1,072,367 for the quarter ended December 31, 2003, an increase of 41%. The increase is primarily a result of $690,000 amortization expense on capitalized voting machine versions and $113,630 of expenses incurred by Z prompt, Inc., which was consolidated beginning November 2003.

         PROFESSIONAL FEES: Professional Fees for the quarter ended December 31, 2004 were $641,210 as compared to $21,542 for the quarter ended December 31, 2003, an increase of $619,668. The increase is a result of research and development expenses of $185,000, legal and accounting fees due to the Z Prompt legal bankruptcy proceedings, and three lawsuits against Accupoll Inc. The total legal fees for this quarter reached approximately $290,000 (paid in cash or stock issuance) and $100,000 for accounting fees. From the $290,000 of legal fees incurred during the quarter, approximately $234,000 represents charges for lawsuits against Accupoll Inc., $49,000 represents fees paid for securities and corporate legal services. $6,000 of legal fees were paid for trademark services and $3,000 was paid for subsidiary litigations as early termination of realty lease.

         FINANCING EXPENSES: In the quarter ended December 31, 2004, we incurred $122,000 in costs directly associated with financing activities. From the $122,000 in costs, $25,000 was legal fees associated with financint transactions, $60,500 was expensed through General and Administrative accounts, and the balance was subtracted directly from additional paid-in capital.

         INTEREST EXPENSE: Interest Expenses for the quarter ended December 31, 2004 were $47,216 as compared to $1,517,842 for the quarter ended December 31,2003, a decrease of $1,470,626. The decrease is a result of less expenses incurred in this quarter, compared to the prior year period, related to beneficial conversion features of equity instruments issued at below market.

         NET LOSS: Net loss for the quarter ended December 31, 2004 was $(2,100,705) as compared to $(3,593,022) for the quarter ended December 31, 2003, a 41% decrease. The decrease is primarily due to reduced interest expenses.

COMPARISON OF SIX MONTHS ENDED DECEMBER 31, 2004 TO SIX MONTHS ENDED DECEMBER 31, 2003

         REVENUES: Net Sales for the six months ended December 31, 2004 were $816,340 as compared to net sales for the six months ended December 31, 2003 of $361,232. The increase in net sales is solely due to the acquisition of Z prompt, Inc., which was consolidated beginning November 2003.

         COST OF GOODS SOLD: Cost of goods sold for the six months ended December 31, 2004 were $547,069, as compared to $142,503 for the six months ended December 31, 2003. The increase in cost of goods sold is due to the acquisition of Z prompt, Inc., which was consolidated beginning November 2003.

         GENERAL AND ADMINISTRATIVE EXPENSES: General and Administrative expenses for the six months ended December 31, 2004 were $3,136,552 as compared to $2,043,460 for the six months ended December 31, 2003, an increase of 53%. The increase is primarily a result of $1,383,000 amortization on capitalized voting machines and $268,200 of expenses incurred by Z prompt, Inc. which was consolidated beginning November 2003.

         PROFESSIONAL FEES: Professional Fees for the six months ended December 31, 2004 were $2,527,666 as compared to $53,066 for the six months ended December 31, 2003, an increase of $2,474,600. The increase is a result of research and development expenses of $560,000, $1,462,900 of charges associated with various warrants which were granted to consultants, increase in legal and accounting fees due to the Z prompt legal bankruptcy proceedings, and three lawsuits against Accupoll, Inc. Total legal fees for the six-month period ended December 31, 2004 amounted to $355,000. From the $355,000 of legal fees incurred during the quarter, approximately $266,000 represents charges for lawsuits against Accupoll, Inc., $29,000 are fees paid for securities and corporate legal services, $7,000 of legal fees were paid for trademark services and $3,000 of fees were paid for subsidiary litigations as early termination of realty lease.

         FINANCING EXPENSES: In the six month period ended December 31, 2004, we incurred $381,492 in costs directly associated with financing activities ($259,492 in first quarter and $122,000 in the second quarter). From the $381,492 in costs, $90,000 was legal fees associated with financing transactions, $254,992 was expensed through General and Administrative accounts and the balance was subtracted from additional paid-in capital.

         INTEREST EXPENSE: Interest Expenses for the six months ended December 31, 2004 were $392,830 as compared to $2,127,915 for the six months ended December 31,2003, a decrease of $1,735,085. The decrease is a result of less expenses incurred in this period, compared to the prior year period, related to beneficial conversion features of equity instruments issued at below market.

         NET LOSS: Net loss for the six months ended December 31, 2004 was $(5,877,277) as compared to $(5,205,712) for the six months ended December 31, 2003, a 12% increase. The increase is primarily due to non-cash professional fees associated with the cashless exercise of warrants.

COMPARISON OF YEAR ENDED JUNE 30, 2004 TO YEAR ENDED JUNE 30, 2003

         REVENUES: For the year ended June 30, 2004 we had revenues of approximately $1.5 million. For the year ended June 30, 2003 we had no revenue. The increase was caused by our acquisition of Z prompt, which was recorded for accounting purposes in November 2003.

         GENERAL AND ADMINISTRATIVE EXPENSES: General and administrative expenses were $3,160,257 for the year ended June 30, 2004 as compared to $3,104,192 for the year ended June 30, 2003. The increase in general and administrative expenses is the result of additional staff.


         PROFESSIONAL FEES: Professional fees were $4,264,156 for the year ended June 30, 2004 as compared to $1,714,475 for the year ended June 30, 2003. The increase in professional fees is due to costs of services to develop our voting system and non-cash expenses related to the issuance of warrants to consultants. Approximately $1,460,000 is non-cash related expenses related to the issuance of warrants to consultants.


         INTEREST  EXPENSE:  Interest  expense was $4,534,947 for the year ended
June 30, 2004 as compared to $29,900 for the year ended June 30, 2003. The increase in interest expense is due to non-cash beneficial conversion charges for equity instruments tied to fund raising.

         NET LOSS: For the year ended June 30, 2004, we incurred a net loss of $15,379,253 and a loss per common share of $0.12. This compares to a net loss of $4,848,567 and a loss per common share of $0.05 for the year ended June 30, 2003. The increased loss is due to increased professional fees and interest expense plus the impairment of goodwill totaling $2,542,752 and a loss on the disposal of an investment totaling $1,200,000, as well as the additional expenses of our newly acquired subsidiary.

COMPARISON OF YEAR ENDED JUNE 30, 2003 TO YEAR ENDED JUNE 30, 2002

         REVENUES: For the years ended June 30, 2003 and 2002 we had no revenues.

         GENERAL AND ADMINISTRATIVE EXPENSES: General and administrative expenses increased by approximately 243% to $3,104,192 for the year ended June 30, 2003 from $904,083 for the period ended June 30, 2002. The increase in general and administrative expenses is the result of additional staff, and non-cash expenses related to the issuance of options and warrants to employees and consultants that are in the money.

         PROFESSIONAL FEES: Professional fees were $1,714,475 for the year ended June 30, 2003 as compared to $1,198,622 for the year ended June 30, 2002. The increase in professional fees by approximately 43% was due to increases in development fees of ballot buddy product and increased legal and accounting expenses.

         INTEREST EXPENSE: Interest expense was $29,900 for the year ended June 30, 2003 as compared to $303,875 for the year ended June 30, 2002. The significant decrease in interest expense was due to non-cash beneficial conversion of investments.

         RESEARCH AND DEVELOPMENT: Research and development expenses was $0 for the year ended June 30, 2003 as compared to $176,064 for the year ended June 30, 2002.

         NET LOSS: For the year ended June 30, 2003, we incurred a net loss of $4,848,567 and a net loss per share of $0.05. This compares to a net loss of $2,406,580 and a net loss per share of $0.04 for the year ended June 30, 2002.

LIQUIDITY AND CAPITAL RESOURCES


         From August 2001, the date of our inception, through December 31, 2004, we have raised a total of approximately $19.9 million from the sale of common stock and convertible notes and other securities.

         As of December 31, 2004 we had cash of $360,502 and a working capital deficiency of approximately $5.9 million. Our accumulated deficit as of December 31, 2004 was approximately $28.4 million.

         Our monthly expenditures are approximately $263,000 and we expect these expenditures to remain flat until we begin to deliver on expected voting system contracts. Once we secure contracts for our voting system and begin delivery, we may need to increase our staff so we can meet demand for the voting systems. We expect any resulting increase in spending will be supported by revenues from voting system contracts. As per the going concern comment from our independent auditors, we do not currently have sufficient capital resources to fund our planned operations beyond the next twelve months. Our current "burn" rate is approximately $265,000 per month. Management believes that we will require an additional $5.5 million in financing over the next twelve months. The additional cash would be used to develop a new version of our hardware, which would help lower costs and increase margins once product is sold. Additional cash would also be used to develop sales and marketing efforts to front load inventory, increase our sales staff and generally to improve our financial condition. The potential dilutive effects of a $5.5 million financing is dependent upon the market price of our common stock, the number of securities issuable and transaction costs. For example, if we entered into an equity financing at $0.10 per share, we would be required to issue an additional 55 million shares of common stock for $5.5 million gross. Notwithstanding our expected need for $5.5 million in financing during the next twelve months, we cannot guarantee that additional financing will be available, or if available, will be on acceptable terms.

         In November 2003, we secured a $5 million dollar revolving credit facility, in the form of two seven-month convertible notes. The notes bear interest at an annual rate of 10% and originally matured on June 30, 2004, but have been extended to December 31, 2004. The notes are convertible on 90 days written notice by the holders at the lesser of (i) 50% of the average three lowest closing prices for our common stock for the twenty days immediately preceding the conversion date or (ii) $.0625 per share. At December 31, 2004, we had a balance of 1,980,000 under such notes.

         We have a convertible debenture with Palisades Holdings, LLC whereby Palisades Holdings, at its discretion, may provide us loans of up to $1,250,000. The convertible debenture bears interest at an annual rate of 10% and originally matured on June 30, 2004, but has been extended to December 31, 2004. The debenture is convertible on 90 days written notice by Palisades Holdings at the lesser of (i) 50% of the average three lowest closing prices for our common stock for the twenty days immediately preceding the conversion date or (ii) $.0625 per share. At December 31, 2004, we had a balance of $836,000 under such debenture.

         We have a convertible debenture with C&S Consolidated Services Hong Kong. The convertible debenture bears interest at an annual rate of 7% payable semi-annually in cash with an original maturity date of October 14, 2004. The maturity date of the debenture was extended to June 30, 2005 with a further extension available to December 31, 2005. The debenture is convertible in to shares of common stock of $0.35 per share. At December 31, 2004, we had balance of $288,600 under such debenture.

         Our operating subsidiary Z prompt, Inc. has a line of credit with Bank of America dated October 28, 2003 for a principal amount of $250,000. As of August 30, 2004, the note is in default. On February 3, 2005, the Bank of America withdrew $172,579.44 (principal and interest) from the Z prompt checking account. After this transaction the outstanding balance is $59,025.25.

         We have a convertible debenture with four accredited investors. The convertible debenture accrued interest at an annual rate of 8% and matured on July 2, 2004. In October 2004, the entire remaining amount of the debenture was converted into 3,125,000 shares of common stock of $.15 per share. There are no material covenants or commitments outstanding on this convertible debenture.

         In December 2002, we entered into a location incentive agreement with the Amarillo Economic Development Corporation (AEDC). In January 2003, we received a $250,000 grant from the AEDC, which amount is included in accounts payable and accrued expenses in the accompanying consolidated balance sheets since we have not yet fulfilled our obligations related to the agreement. If we do not fulfill our obligations under the agreement, we will be required to re-pay the $250,000 incentive grant to AEDC. As part of the agreement, we granted the AEDC warrants to purchase 250,000 shares of our restricted common stock at a exercise price of $1.60 per share. Additional costs associated with the Amarillo, Texas facilities are in the amount of $49,241.88, representing rent. Another $6,735 of rent has been expensed in the quarter ended December 31, 2004. These are the only additional expenses incurred in regards to the location incentives agreement to date.


         On September 13, 2004, we completed a private placement transaction with eleven accredited investors, pursuant to which we sold an aggregate of 3,666,447 shares of common stock, 1,833,227 Series A Warrants, 1,833,227 Series B Warrants and 1,833,227 Series C Warrants. We received gross proceeds approximating $1,650,000. For each two shares of common stock, we issued investors one A Warrant, one B Warrant and one C Warrant. Each two shares and three warrants were sold at a total price of $0.90. The private placement was exempt from registration under Rule 506 of Regulation D of the Securities Act of 1933, as amended.

         On November 4, 2004, we completed a private placement transaction with eleven accredited investors, pursuant to which we sold an aggregate of 6,050,000 shares of common stock, 3,025,000 Series A Warrants, 3,025,000 Series B Warrants and 3,025,000 Series C Warrants. We received gross proceeds totaling $605,000. For each two shares of common stock, we issued investors one A Warrant, one B Warrant and one C Warrant. Each two shares and three warrants were sold at a total price of $0.20. The private placement was exempt from registration requirements under Rule 506 of Regulation D of the Securities Act of 1933.


         As of  September  30, 2004,  our  subsidiary  Z prompt,  Inc.  borrowed
$823,380 from us. The outstanding loan amount increased to $930,710 as of December 31, 2004. The funds were necessary for Z prompt to continue operations. The outstanding balance does not have any specific repayment terms other than being due and payable to us as Z prompt can afford to make payments. The loan does not bear any interest. As of December 31, 2004, Z prompt has made payments of $80,000 to us from the loan. If the loan to Z prompt Inc. is not repaid, the entire amount of the loan may be recorded as a loss, which would adversely affect our financial condition and prospects.

         Our subsidiary Web Tools International, Inc. provided us with software development services related to the product development of our electronic voting system during the period April 1, 2002 until March 31, 2004. During that period Web Tools International, Inc. billed us approximately $2.8 million. During the quarter ended September 30, 2004, we made payments of $14,000 on the outstanding liability owed to Web Tools International, Inc. During the quarter ended December 31, 2004, we made payments of $30,040 to Web Tools International, Inc. As of December 31, 2004, the outstanding amount owed to Web Tools International, Inc. was $1,443,510. The outstanding amount due to Web Tools International, Inc. does not bear any interest. If we cannot repay this loan, the entire amount of the loan may be recorded as a loss, which would adversely affect our financial condition and prospects.

         We have offered and sold a substantial number of shares of common stock and warrants and options to purchase common stock without registration under the Securities Act of 1933, as amended, or qualification under state securities laws. If any offer or sale were not exempt from, or otherwise not subject to, federal and state registration and qualification requirements, the purchaser would have a number of remedies, including the right to rescind the purchase. The Securities Act of 1933, as amended, requires that any claim for rescission be brought within one year of the alleged violation. We have sold approximately 9,774,000 shares of common stock and warrants and options to purchase common stock in the United States within one year of December 31, 2004. The time periods within which claims for rescission must be brought under state securities laws vary and may be two years or more from the date of the alleged violation. We have sold approximately 14,024,000 shares of common stock and warrants and options to purchase shares of common stock in the United States within two years of December 31, 2004. Further, we cannot assure you that courts will not apply equitable or other doctrines to extend the period within which purchasers may bring their claims. The number of warrants and options described above does not include warrants and options to purchase a total of 3,600,000 shares of common stock issued within two years of December 31, 2004 to our chief executive officer, Dennis Vadura and our president, Frank Wiebe or a warrant to purchase 12,400,000 shares of common stock for which the holder has agreed in writing that it will not assert any right to rescission that it may have. However, we cannot assure you that this agreement is enforceable.

CAPITAL EXPENDITURES

         We anticipate certain capital expenditures related to developing and testing subsequent versions of the voting system hardware and software. We estimate such capital expenditures for hardware to be approximately $250,000 and an additional $250,000 for software over the course of the fiscal year ending June 30, 2005. We will be reliant on future fund raising in order to pay for development and testing of these subsequent versions.


BANKRUPTCY OF Z PROMPT, INC.

         On March 23, 2004, our wholly owned subsidiary, Z prompt, Inc. filed a petition for relief under Chapter 11 of the United States Bankruptcy Code. The bankruptcy proceeding was dismissed on February 1, 2005 upon motion by the U.S. Trustee in the case. While Z prompt, Inc. was in Chapter 11 bankruptcy new sales were inhibited and the company was unable to hire additional sales staff to help generate new sales opportunities. Thus, Z prompt, Inc. was unable to meet its anticipated revenue target. However, Z prompt, Inc. was able to retain its key customer during the bankruptcy.

         When Z prompt, Inc. filed for Chapter 11 bankruptcy protection, it had outstanding debt of approximately $1.225 million payable to vendors and non-secured creditors. Of the outstanding debt, $225,000 was unsecured debt in connection with a line of credit from Bank of America. As of February 28, 2005, Z prompt, Inc. had outstanding debts of approximately $451,000. Of this amount, $59,000 is outstanding from the Bank of America line of credit. The balance of the debt is unsecured debt owed to vendors with whom we are currently in negotiations for repayment. As of February 28, 2005, we lent Z prompt, Inc. approximately $1.1 million for operations in the form of a non-interest bearing loan that is repayable to us as Z prompt, Inc. is able to repay. When Z prompt, Inc. emerged from Chapter 11 bankruptcy, it had trimmed approximately $500,000 in corporate overhead, reduced its outstanding debt to vendors and creditors, reduced cost of delivery per service call by 25% and was cash flow positive on a monthly basis.

         We incurred approximately $144,000 in legal and other fees and expenses in connection with the bankruptcy proceedings of Z prompt, Inc. Z prompt was unable to pay for legal expenses out of monthly operating revenues. Therefore, with the approval of the Bankruptcy Court, we paid the legal fees for our wholly owned subsidiary. We will recoup bankruptcy related legal expenses from Z prompt when Z prompt is in a financial position to do so. We have paid $60,000 in approved legal expenses to date. We are currently disputing approximately $84,000 of unapproved legal expenses. If we do not prevail, we may be responsible for some or the entire amount of these expenditures.


GOING CONCERN


         We have incurred losses from operations since inception, had negative working capital of approximately $5.8 million at December 31, 2004, and lack operational history. These conditions, among others, raise substantial doubt about our ability to continue as a going concern.


         We have not generated any revenues from our Voting System operations, and there is no assurance of any future revenues. We will require substantial additional funding for continuing the development, obtaining regulatory approval, and commercialization of our product. There is no assurance that we will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on satisfactory terms.

         Management has taken actions to address these matters, which include:

          o Retention of experienced management personnel with particular skills in the commercialization of such products;

          o Attainment of technology to develop such products and additional products; and

          o Raising additional funds through the sale of debt and/or equity securities.

         Federal, State and various foreign government regulations govern the sale of our products. There can be no assurance that we will receive the regulatory approval required to market our proposed products.

         The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. As stated above, we have incurred losses throughDecember 31, 2004, have negative working capital at that date and have a lack of operational history which, among other factors, raise substantial doubt about our ability to continue as a going concern. We intend to fund operations through sales of the Voting System, but there is no commitment by any entities for the purchase of any of the proposed products. In the absence of significant sales and profits, we may seek to raise additional funds to meet our working capital requirements through debt and/or equity financing arrangements. Management believes that such arrangements will be sufficient to fund our capital expenditures, working capital needs and other cash requirements for the year ending June 30, 2005. The successful outcome of future activities cannot be determined at this time, and there is no assurance that, if achieved, we will have sufficient funds to execute our intended business plan or generate positive operating results.


         These circumstances, combined with the potential liability associated with certain equity instruments subject to rescission (see Note 2 to the accompanying interim financial statements for additional information), raise substantial doubt about our ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

INFLATION

         Our management believes that inflation has not had a material effect on our results of operations.

OFF-BALANCE SHEET ARRANGEMENTS

         We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

CONTRACTUAL OBLIGATIONS


As of December 31, 2004, we had the following contractual obligations:

                                                                     Payments due by period
-----------------------------------------------------------------------------------------------------------------------
                                                             Less than                                     More than 5
Contractual Obligations                       TOTAL            1 YEAR        1-3 YEARS       3-5 YEARS        YEARS
-----------------------------------------------------------------------------------------------------------------------
Operating Lease Obligations
     Greenberg Farrow Architecture
          - Tustin office                  $  132,000                        $132,000
     Olen Lease - Irvine facility          $   19,956      $   19,956
     Amarillo Grant - Texas facility       $  250,000      $  250,000

Long-Term Debt
     Bank of America Line of Credit        $  225,000      $  225,000
     Notes Payable Accupoll                $   15,000      $   15,000
                            Z Prompt          171,583         171,583

Convertible Debt                           $3,104,600      $3,104,600

Consulting Agreements
     National Strategies Inc.              $   45,000      $   45,000

Total                                      $3,963,139      $ 3,831,139       $132,000

         On February 1, 2003 we entered in to a consulting agreement with National Strategies Inc. The agreement is for a term of 12 months, and automatically renews for additional year periods at the end of each one-year term, in absence of 30 days advance written notice of termination from one of the parties. Under the agreement, National Strategies is required to advise, consult and assist us with securing contracts for the sale or lease of our election equipment in the United States. We initially agreed to pay National Strategies $7,500 for the first six months and $10,000 for the remaining six months of the first 12-month term of the contract. Additionally, we agreed to pay National Strategies a success fee of 5% of the total gross income from contracts received from any clients introduced to us by National Strategies. This success fee is paid from contract revenue. To date the monthly cash retainer portion of the agreement with National Strategies, including the related consultants described below, has been paid out of funds raised from investors.

         On January 23, 2004, an Addendum to the February 1, 2003 agreement was made, and the compensation paragraph was changed. Under the new compensation arrangement, we agreed to pay National Strategies $5,000 per month for the next 12-month term of the agreement. Also, we agreed to issue National Strategies 300,000 warrants, with a term of 10 years, to purchase shares of our common stock at an exercise price of $1.16 per share.

         On March 1, 2004, under the same original consulting agreement dated February 1, 2003 with National Strategies, a second addendum was made and we agreed to hire Powers & Crane for legislative services in the State of New York and we agreed to pay Powers & Crane $7,000 per month, until the end of the contract. Payments to Powers & Crane are included in National Strategies' monthly invoice.

         Also on March 1, 2004, under the same original consulting agreement dated February 1, 2003 with National Strategies, another addendum was made and we agreed to hire Walkovich Associates for services in the State of Connecticut and we agreed to pay Walkovich Associates $2,000 for three months. Payments to Walkovich Associates are included in National Strategies' monthly invoice.

         On April 1, 2004, under the same original consulting agreement dated February 1, 2003 with National Strategies, a fourth addendum was made and we agreed to hire The Tetris Group for services in the State of Utah. We agreed to pay The Tetris Group $3,000 per month until the end of the contract. Payments to The Tetris Group are also included in National Strategies' monthly invoice.

         As of December 31, 2004, we paid National Strategies and its related consultants a total amount of $327,728.86 under the February 1, 2003 agreement, as amended. The outstanding balance at December 31, 2004 from National Strategies' monthly invoice was $90,000.


BUSINESS TRENDS

         There are three business trends evident in the market today that are material to our operations. The first is the delay in the procurement cycle until after the November 2004 election. This trend was influenced by two factors: 1) the delay in the distribution of the federal funds by the United States Election Assistance Commission, and 2) the presidential election in November 2004. The delay in the distribution of the federal funds was caused by the delay in nominating and confirming the Election Assistance Commissioners (scheduled to be completed by April 2003, but instead was completed in December
2003), and the delay on the part of some states in meeting all the requirements for the funds to be released by the Election Assistance Commission. With the delay in funding until June 2004, less than five months before the November 2004 election, the majority of counties decided not to risk making any changes until after the November 2004 election.

         The second business trend is the growing momentum of the voter verified paper audit trail movement. As of May 2004, eighteen states (Alabama, Alaska, Arizona, California, Connecticut, Georgia, Illinois, Maine, Maryland, Minnesota, New Hampshire, New Jersey, New York, Ohio, Vermont, Virginia, West Virginia and Wisconsin) have either passed or are actively considering legislation that would make it a requirement for any direct recording electronic voting system used in the state to produce a voter verified paper audit trail. In another five states (California, Missouri, Oregon, New Hampshire and Nevada), the Secretary of State has issued a directive mandating a voter verified paper audit trail in the state.

         The third business trend is the growing list of states that are requiring direct recording electronic voting systems to be qualified under the 2002 federal voting system standards. This requirement is primarily focused in states where electronic voting systems have not been previously used (e.g., Illinois, Missouri, Iowa and North Carolina).

         Overall the net impact of these trends on us is positive. We already have a direct recording electronic voting system with a voter verified paper audit trail qualified under the 1990 federal voting system standards. We are currently in the process of testing our direct recording electronic voting system under the 2002 federal voting system standards. We expect to complete federal qualification testing under the 2002 federal voting system standards in the second calendar quarter of 2005. This would place us in position as one of the few vendors with a direct recording electronic voting system that is federally qualified under the 2002 voting system standards and has a voter verified paper audit trail in time for the beginning of the procurement cycle after the November 2004 election. This is especially important in states like Missouri and Illinois that have not previously authorized direct recording electronic voting systems to be used in the state, but must at a minimum meet the accessibility requirements under HAVA (i.e., one direct recording electronic voting machine per polling place).


CRITICAL ACCOUNTING POLICIES

         The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make judgments, assumptions and estimates that affect the amounts reported in our consolidated financial statements and the accompanying notes. The amount of assets and liabilities reported on our balance sheet and the amount of revenues and expenses reported for each of our fiscal periods are affected by estimates and assumptions, which are used for, but not limited to, the accounting for equity instruments subject to rescission, software development costs, estimated allowance for doubtful accounts, the realizability of our investments in affiliated companies and the valuation of deferred tax assets. Actual results could differ from these estimates. The following critical accounting policies are significantly affected by judgments, assumptions and estimates used in the preparation of the financial statements:

EQUITY INSTRUMENTS SUBJECT TO RESCISSION

         We account for common stock and other equity instruments that may be subject to rescission claims at estimated fair value (based on applicable measurement criteria) in accordance with the Securities and Exchange Commission's promulgated accounting rules and interpretive releases. Under the Securities and Exchange Commission's interpretation of GAAP, reporting such claims outside of stockholders' equity is required, regardless of how remote the redemption event may be.

         We may be subject to possible claims for rescission with respect to the sale or other issuances of certain common stock, options and warrants. The consolidated balance sheets included elsewhere herein reflect an adjustment for the matter described below.


         Approximately 13,705,000 shares of our common stock, options and warrants that were issued or granted in the United States without registration or qualification under federal or state securities laws during the two-year period endedDecember 31, 2004 may be subject to rescission. The fair value of these securities was estimated based on a combination of (a) the selling price of the common stock on the dates sold, (b) the price per the agreement for stock issued in conversion of debt, (c) the fair value of the stock options and warrants on their grant dates, and (d) an independent valuation. Based in part on advice of counsel, the fair value of these options and warrants was estimated using the Black-Scholes option-pricing model. Based on these measurement criteria, our potential liability directly associated with the aforementioned securities transactions is estimated to approximate $5.8 million (including interest) at December 31, 2004 plus legal fees and any fines or penalties that might be assessed by regulatory agencies.


         Based on advice of counsel, the potential liability discussed above does not include options to purchase a total of 3.6 million shares of common stock issued to our president and to our chief executive officer because these two individuals are also principal stockholders; acting together, they have the ability to control us. The grant date estimated fair value of the options described in this paragraph (excluding interest) approximates $1,360,000.

         Management is unable to determine at this time whether any claim for rescission may be filed against us; however, there can be no assurance that such claims will not be asserted. In addition, regulatory agencies could launch a formal investigation and/or institute an enforcement proceeding against us.

CAPITALIZED SOFTWARE DEVELOPMENT COSTS


         In accordance with Statement of Financial Accounting Standards ("SFAS") No. 86 "Accounting for the Costs of Computer Software to be Sold Leased or Otherwise Marketed," we capitalize certain costs related to the development of new software products or the enhancement of existing software products for sale or license. These costs are capitalized from the point in time that technological feasibility has been established, as evidenced by a working model or detailed working program design to the point in time that the product is available for general release to customers. Capitalized development costs are amortized on a straight-line basis over the estimated economic lives of the products, beginning with the general product release to customers. Research and development costs incurred prior to establishing technological feasibility and costs incurred subsequent to general product release to customers are charged to expense as incurred. We periodically evaluate whether events or circumstances have occurred that indicate that the remaining useful lives of the capitalized software development costs should be revised or that the remaining balance of such assets may not be recoverable.


         At December 31, 2004, we believe that no revisions to the remaining useful lives or write-down of capitalized software development costs are required. Our systems were qualified as meeting certain federal voting system standards in late March 2004. We began amortizing the capitalized software development costs beginning April 2004.


STOCK BASED COMPENSATION

         We account for stock-based compensation issued to employees using the intrinsic value based method as prescribed by Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock issued to Employees." Under the intrinsic value based method, compensation expense is the excess, if any, of the fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

         SFAS 123, "Accounting for Stock-Based Compensation," if fully adopted, changes the method of accounting for employee stock-based compensation plans to the fair value based method. For stock options and warrants, fair value is estimated using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant, stock volatility and the annual rate of quarterly dividends. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

         The adoption of the accounting methodology of SFAS 123 is optional and we have elected to continue accounting for stock-based compensation issued to employees using APB 25; however, pro forma disclosures, as if we adopted the cost recognition requirement under SFAS 123, are required to be presented. For stock-based compensation issued to non-employees, we use the fair value method of accounting under the provisions of SFAS 123.

         Financial Accounting Standards Board (FASB)  Interpretation No. 44 (FIN
44), "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB 25" clarifies the application of APB 25 for (a) the definition of employee for purposes of applying APB 25, (b) the criteria for determining whether a plan qualifies as a non compensatory plan, (c) the accounting consequence for various modifications to the terms of a previously fixed stock option or award and (d) the accounting for an exchange of stock compensation awards in a business combination. We believe that we account for transactions involving stock compensation in accordance with FIN 44.

         SFAS 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of SFAS No. 123," provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

FINANCIAL REPORTING RELATED TO WEB TOOLS INTERNATIONAL, INC.

         In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB 51". The primary objectives of FIN No. 46 are to provide guidance on the identification of entities for which control is achieved through means other than voting rights (variable interest entities), and how to determine when and which business enterprise should consolidate the variable interest entity. This new model for consolidation applies to an entity for which either: (a) the equity investors do not have a controlling financial interest; or (b) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. In addition, FIN No. 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a variable interest entity make additional disclosures. As amended in December 2003, the effective dates of FIN No. 46 for us are as follows: (a) for interests in special-purpose entities: the first period ended after December 15, 2003; and (b) for all other types of variable interest entities: the first period ended after March 15, 2004.

         As disclosed in the notes to our accompanying consolidated financial statements, we are associated with Web Tools International, Inc. through common ownership; in addition, we were virtually Web Tools International's only customer for software development services in fiscal 2003. Based on these and other factors, we determined that (1) Web Tools International is a variable interest entity and (2) we were its primary beneficiary as of January 1, 2004. Therefore, effective January 1, 2004, the accounts of Web Tools International were consolidated with those of AccuPoll. For reasons explained in the notes to our June 30, 2004 consolidated financial statements, the accounts of Web Tools International were de-consolidated effective April 1, 2004.


RECENT ACCOUNTING PRONOUNCEMENTS


         We continue to assess the effects of recently issued accounting standards. The impact of all recently adopted and issued accounting standards has been disclosed in Note 1 of the accompanying annual consolidated financial statements.

                    QUANTITATIVE AND QUALITATIVE DISCLOSURES
                                ABOUT MARKET RISK


         Changes in United States interest rates would affect the interest earned on our cash and cash equivalents. Based on our overall interest rate exposure atDecember 31, 2004, a near-term change in interest rates, based on historical movements, would not materially affect the fair value of interest rate sensitive instruments. Our debt instruments have fixed interest rates and terms and, therefore, a significant change in interest rates would not have a material adverse effect on our financial position or results of operations.

                                   MANAGEMENT

DIRECTORS AND OFFICERS

         Our current directors and executive officers are as follows:

NAME (1) (2)          AGE    POSITION
------------------    ---    --------
Dennis Vadura         43     Chief Executive Officer and Director
Frank J. Wiebe        44     President, Acting Chief Financial Officer,
                             Principal Accounting Officer, Secretary, Treasurer
                             and Director
Chester Noblett Jr.   60     Executive Vice President, Sales
Jo-Ann Zakielarz      52     Vice President, Government Affairs/Global Alliances
Andrea M. Porcelli    36     Director
Phil Trubey           41     Director



(1) We do not have a separately designated executive committee, nominating committee or audit committee of the Board of Directors.

(2) Our executive officers hold office until their successors are elected and qualified, or until their death, resignation or removal.

         The background and principal occupations of each director and executive officer are as follows:

         Mr. Vadura became a director and our Chief Executive Officer on May 20, 2002. From April 2000 to the present, he has been the Chief Executive Officer of Web Tools International, Inc. From April 1999 to April 2000, Mr. Vadura was a senior technical architect employed by Electronic Data Systems ("EDS"). From 1996 to April 1999, he was employed by companies acquired by EDS in similar positions.



         Mr. Wiebe became a director and our President, Secretary and Treasurer on May 20, 2002. On March 31, 2004, Mr. Wiebe was appointed Acting Chief Financial Officer and Principal Accounting Officer. From May 2000 to the present, he has been the Vice President of Web Tools International, Inc. From November 1992 to the present, he has been a Strategic Program Manager with EDS E.solutions business unit. He previously held various positions with the Gemini Group.

         Mr. Noblett has been Vice President of Sales since July 2002 and is responsible for our sales organization. He was Chief Executive Officer for eSAT from June 1999 until December 2001. From January1997 to February 1998, Mr. Noblett served as interim Chief Financial Officer of eSAT and subsequently served as Chief Operating Officer as eSAT until June 1999.

         Ms. Zakielarz was hired as Vice President of Government Relations and Global Alliances in January 2003. Ms. Zakielarz was with Unisys Corp. for 13 years where she developed, promoted and implemented technology solutions for state and local election officials. Her experience ranged from selling and consulting on the implementation of precinct voting systems to statewide-centralized voter registration systems.

         Ms. Andreea M. Porcelli became a director on May 20, 2002. From August 2, 2002 to the present Ms. Porcelli has been an independent consultant with Continental Advisors S.A. (U.K.). From October 2000 to August 2002, she was a registered representative of Schneider Securities, Inc. From May 2000 to October 2000, she was a registered representative of Berry-Shino Securities, Inc. From March 1999 to May 2000, Ms. Porcelli was a registered representative of Paulson Investment Company, Inc.

         Mr. Phil Trubey was appointed to our Board of Directors on August 27, 2004. Mr. Trubey was the CEO of Merchandising Avenue, an e-commerce infrastructure startup from 1999 to 2001. In 1994, Mr. Trubey founded and operated Websense, Inc., an enterprise software company, until 1999.

FAMILY RELATIONSHIPS

         There are no family relationships between or among our directors, executive officers or persons nominated or charged by us to become directors or executive officers.

INVOLVEMENT IN LEGAL PROCEEDINGS


         In October 2003, Paul Musco, the ex-President of our wholly owned subsidiary, Z prompt, Inc. filed suit against us and Z prompt in Superior Court of California, County of Orange, California. The claim alleged breach of contract, fraud and misrepresentation stemming from our acquisition of, and his termination of his employment with, Z prompt. Mr. Musco is seeking damages in excess of $800,000, plus punitive damages. We believe that Mr. Musco breached his agreements with Z prompt and have filed a cross complaint for breach of contract, fraud, negligence and breach of fiduciary duty seeking $2,000,000. Mr. Musco has since filed his own cross-complaint against us, Dennis Vadura, Frank Wiebe and Craig Hewitt alleging fraud and tortious interference with contract. In addition, Michael

Shocket has joined the suit and filed a cross complaint against us, Z prompt, Dennis Vadura, Frank Wiebe and Craig Hewitt alleging fraud, tortious interference with contract and wrongful termination. Michael Shocket was terminated from employment with us in April 2004 for cause. On or about January 25, 2005, we settled this dispute in consideration for our agreement to: (i) make total payments of $625,000 cash to Mr. Musco and Mr. Shocket; and (ii) issue 1.5 million shares of restricted common stock to Mr. Musco and Mr. Shocket. In the event of default on the cash payment terms, there will be an additional $250,000 cash amount added to the settlement amount.

         In October 2003, a former employee of Z prompt, Nathalie Luu, filed suit against us and Z prompt in Superior Court of California, County of Orange, California. The complaint claims wrongful termination, intentional infliction of emotional distress and retaliatory discharge, based on allegations that the plaintiff was terminated for reporting to management alleged fraudulent accounting practices by Z prompt management. The former employee was seeking $112,000 in monetary damages including loss of wages, plus punitive damages. In February 2005 this lawsuit was settled for a sum of $50,000.

         On March 23, 2004, our wholly-owned subsidiary, Z prompt, Inc., filed a petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court, Central District of California. On February 1, 2005, the bankruptcy proceeding was dismissed upon a motion by the U.S. Trustee in the case. Mr. Vadura and Mr. Wiebe who are our CEO and President, respectively, are also directors of Z prompt, and held such positions at the time of the bankruptcy filing. Mr. Vadura is also the Chairman of Zprompt, and Mr. Wiebe is a Director of Z prompt. Mr. Hewitt, our former CFO, was formerly a member of Z prompt's Board of Directors, but resigned from the Board of Z prompt prior to the bankruptcy filing


         Based solely in reliance on representations made by our officers and directors, during the past five years, none of the following occurred with respect to such persons: (1) no petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such persons; (2) other than the Z prompt bankruptcy described above, there has been no petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of any partnership in which such persons were a general partner at or within two years before the time of such filing, or any corporation or business association of which such persons were executive officers at or within two years before the time of such filing; (3) no such persons were convicted in a criminal proceeding or are a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (4) no such persons were the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business practice, or in securities or banking or other financial institution activities; and (5) no such persons were found by a court of competent jurisdiction in a civil action by the SEC or by the Commodity Futures Trading Commission to have violated any Federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

                             EXECUTIVE COMPENSATION

         The  following  table  sets  forth  information  concerning  the  total compensation that we have paid or that has accrued on behalf of our chief executive officer and other executive officers with annual compensation exceeding $100,000 (collectively, the "named executive officers") during the fiscal years ending June 30, 2004, 2003 and 2002.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                             COMPENSATION
                                                                               -----------------------------------------
                                                 ANNUAL COMPENSATION                     AWARDS               PAYOUTS
                                         -------------------------------------------------------------------------------
                                                                    OTHER                      SECURITIES                   ALL
                                                                    ANNUAL       RESTRICTED    UNDER-LYING                 OTHER
             NAME AND                                              COMPEN-         STOCK        OPTIONS/       LTIP       COMPEN-
        PRINCIPAL POSITION      YEAR   Salary ($)   BONUS ($)     SATION ($)    AWARD(S) ($)    SARS (#)    PAYOUTS ($)   SATION ($)
------------------------------------------------------------------------------------------------------------------------------------
Frank Wiebe,                    2004    $126,500       -0-           -0-           -0-                 0       -0-          -0-
     President                  2003    $115,000       -0-           -0-           -0-         1,200,000       -0-          -0-
                                2002    $ 28,750       -0-           -0-           -0-         2,016,000       -0-          -0-
Dennis Vadura,                  2004    $126,500       -0-           -0-           -0-                 0       -0-          -0-
     Chief Executive Officer    2003    $115,000       -0-           -0-           -0-         2,400,000       -0-          -0-
                                2002    $ 28,750       -0-           -0-           -0-         4,032,000       -0-          -0-

- Personal benefits received by the named executive officers are valued below the levels which would otherwise require disclosure under the rules of the U.S. Securities and Exchange Commission.

-    We  do  not  currently   provide  any   contingent  or  deferred  forms  of
     compensation arrangements, annuities, pension or retirement benefits to our directors, officers or employees.

-    We have employment agreements with Dennis Vadura and Frank J. Wiebe.

OPTIONS GRANTS

         We made no grants of stock options during fiscal year ended June 30, 2004 to any of the named executive officers.

               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

         The following table provides information concerning the number and value of stock options exercised during the fiscal year ended June 30, 2004, and held at the end of such fiscal year, by the named executive officers.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
--------------------------------------------------------------------------------------------------------------
         (A)                   (B)                 (C)                   (D)                     (E)
                                                                NUMBER OF SECURITIES
                                                                UNDERLYING              VALUE OF UNEXERCISED
                                                                UNEXERCISED             IN-THE-MONEY
                                                                OPTIONS/SARS AT JUNE    OPTIONS/SARS AT JUNE
                                                                30, 2004 (#)            30, 2004 ($)
                        SHARES ACQUIRED                         EXERCISABLE/            EXERCISABLE/
         NAME           ON EXERCISE (#)     VALUE REALIZED ($)  UNEXERCISABLE           UNEXERCISABLE
--------------------------------------------------------------------------------------------------------------
Frank Wiebe                    0                  N/A             2,300,000/916,000      $974,500/$423,020
Dennis Vadura                  0                  N/A           4,600,000/1,832,000    $1,949,000/$846,040

EXECUTIVE EMPLOYMENT AGREEMENTS

         On May 20, 2002, we entered into employment agreements with Dennis Vadura, our Chief Executive Officer, and Frank Wiebe, our President, Secretary and Treasurer. Each employment agreement has a three-year term and provides for an annual base salary of $115,000, with a minimum annual 10% increase (beginning in fiscal 2004) as determined by our board of directors. The agreements also provide that Messrs. Vadura and Wiebe will be entitled to participate in our management stock incentive plan as soon as reasonably practicable. Bonus compensation, if any, is to be determined by the Board of Directors or the Compensation Committee of the Board of Directors, but cannot exceed 100% of their then applicable annual salary. Under the agreements, if either Mr. Vadura or Mr. Wiebe voluntarily resign or are terminated with cause (as defined in the agreements), he will only be entitled to receive his compensation through the date of termination. If either Mr. Vadura's or Mr. Wiebe's employment is terminated by either officer for good reason (as defined in the agreements) or by us without cause, he will be entitled to a lump-sum severance payment in an amount equal to his then current annual salary and we will be required to provide all of his benefits for a twelve month period. If either Mr. Vadura or Mr. Wiebe is permanently disabled, we will pay him his then current annual salary and provide all benefits through the remainder of the calendar year and a three-month period thereafter. If either Mr. Vadura or Mr. Wiebe dies, we will pay his then current annual salary through the calendar month in which such death occurs.


         On May 29, 2004, we renewed the agreement with Hewitt & Associates, Inc. which provides for the services of Craig Hewitt as our consultant Chief Financial Officer. Although Mr. Hewitt is paid as a consultant, he works full time as our Chief Financial Officer. This agreement provides for compensation of $7,500 per month. On March 31, 2005, the parties mutually agreed to terminate the agreement and in accordance therewith Mr. Hewitt resigned as our Chief Financial Officer.


BENEFIT PLANS

         We do not have any pension plan, profit sharing plan, or similar plans for the benefit of our officers, directors or employees. However, we may establish such plans in the future.

BOARD COMPENSATION

         We do not have any formal or informal arrangements or agreements to compensate our directors for services they provide as members of our Board of Directors.

                                PERFORMANCE GRAPH

         The following performance graph assumes an investment of $100 on 6/30/2002 and compares the change to June 30, 2004, in the market prices of our common stock with the change a broad market index (S & P 500 - U.S.) and an Special Composite Index comprised of the following Companies: GPTX, NCR, and TRMM. We have paid no dividends. The performance of the indices is shown on a total return (dividend reinvestment) basis. The graph lines merely connect the prices on the dates indicated and do not reflect fluctuations between those dates.

                  6/30/2000   6/30/2001    6/30/2002     6/30/2003    6/30/2004
                  -------------------------------------------------------------
ACUP                   n/a        n/a       $ 100.00      $ 79.17     $  84.39
S&P 500                n/a        n/a       $ 100.00      $ 98.44     $ 115.25
Special Composite*     n/a        n/a       $ 100.00      $ 79.86     $ 164.02

* Includes the following three companies: GPTX, $5.95/share at 6/30/02, $4.39/share at 6/30/03, and $3.70/share at 6/30/04; NCR, $34.60/share at
     6/30/02,  $26.76/share at 6/30/03,  and $49.59/share at 6/30/04;  and TRMM,
     $85/share at 6/30/02, $1.85/share at 6/30/03, and $14.49/share at 6/30/04.

                                [GRAPH OMITTED]

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth certain information, as of March 24, 2005 with respect to the beneficial ownership of the outstanding common stock by
(i) any holder of more than five (5%) percent; (ii) each of our directors and named executive officers; and (iii) our directors and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.


                                                                                Percentage of         Percentage of
                                                                                 Common Stock          Common Stock
                                                         Common Stock          Ownership Before      Ownership After
Name of Beneficial Owner (1)                        Beneficially Owned (2)       Offering (2)          Offering (3)
------------------------------------------------------------------------------------------------------------------------
Dennis Vadura (4) (5) (6)                                 55,718,560                23.9%                 17.9%
Frank Wiebe (4) (5) (7)                                   43,463,040                18.9%                 14.1%
Andrea M. Porcelli                                                 0                  *                     *
Phil Trubey (8)                                           17,464,220                 7.4%                  5.6%
Hyde Investments Ltd. (9)                                 41,120,000                15.3%                 11.9%
Livingston Investments Ltd. (10)                          38,080,000                14.4%                 11.1%
Palisades Holdings LLC (11)                               33,440,000                12.8%                  9.9%
------------------------------------------------------------------------------------------------------------------------
All officers and directors as a group (4 persons)        116,645,820                47.6%                 36.2%

     *    Less than 1%.

     (1) Except as otherwise indicated, the address of each beneficial owner is c/o AccuPoll Holding Corp., 15101 Red Hill Ave. Suite # 220, Tustin, Ca 92780.


     (2) Applicable percentage ownership is based on 226,969,412 shares of common stock outstanding as of March 24, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of March 24, 2005 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Securities that are currently exercisable or exercisable within 60 days of March 24, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.


     (3)  Based on 305,064,705 shares outstanding.

     (4)  Includes   3,064,000   shares  of  common  stock  held  by  Web  Tools
          International, Inc., a company owned and controlled by Messrs. Vadura and Mr. Wiebe.

     (5) Includes 18,400,000 shares of common stock as to which Messrs. Vadura and Wiebe have shared voting power pursuant to irrevocable proxies granted by stockholders. Messrs. Vadura and Wiebe have no economic interest in such stock.

     (6) Includes an option to purchase 2,100,000 shares at an exercise price of $.91 per share which expires on June 18, 2013; and an option to purchase 3,808,000 shares at an exercise price of $.3125 per share which expires on May 29, 2012

     (7) Includes an option to purchase 1,050,000 shares at an exercise price of $.91 per share which expires on June 18, 2013; and an option to purchase 1,904,000 shares at an exercise price of $.3125 per share which expires on May 29, 2012.

     (8)  Includes   9,057,970  shares  of  common  stock  underlying   warrants
          exercisable at $1.55 per share.

     (9) Assumes conversion of $1,028,000 debt (due December 31, 2004) at $.025 per share into 41,120,000 shares.

     (10) Assumes conversion of $952,000 debt (due December 31, 2004) at $.025 per share into 38,080,000 shares.

     (11) Assumes conversion of $836,000 debt (due December 31, 2004) at $.025 per share into 33,440,000 shares.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         The following table shows information with respect to each equity compensation plan under which our common stock is authorized for issuance as of the fiscal year ended June 30, 2004.

------------------------------------ ------------------------ ----------------------- ---------------------------
           PLAN CATEGORY              NUMBER OF SECURITIES       WEIGHTED AVERAGE        NUMBER OF SECURITIES
                                        TO BE ISSUED UPON       EXERCISE PRICE OF      REMAINING AVAILABLE FOR
                                           EXERCISE OF         OUTSTANDING OPTIONS,     FUTURE ISSUANCE UNDER
                                      OUTSTANDING OPTIONS,     WARRANTS AND RIGHTS    EQUITY COMPENSATION PLANS
                                       WARRANTS AND RIGHTS                              (EXCLUDING SECURITIES
                                                                                       REFLECTED IN COLUMN (A)
-----------------------------------------------------------------------------------------------------------------
                                               (A)                     (B)                       (C)
-----------------------------------------------------------------------------------------------------------------
EQUITY COMPENSATION PLANS APPROVED
BY SECURITY HOLDERS                            -0-                     -0-                       N/A
-----------------------------------------------------------------------------------------------------------------
EQUITY COMPENSATION PLANS NOT
APPROVED BY SECURITY HOLDERS               75,699,913                 $0.44                   7,765,829
-----------------------------------------------------------------------------------------------------------------
TOTAL                                      75,699,913                 $0.44                   7,765,829
-----------------------------------------------------------------------------------------------------------------
NOTES                                  (1) (2) (3) (4) (5)                                       (6)
-----------------------------------------------------------------------------------------------------------------

     (1) Included in the total are 16,954,492 warrants issued with exercise prices between $.06 and $1.55 per share from inception through June 30, 2004, in connection with debt instruments, minus 2,000,000 of these warrants exercised into shares of common stock at a price of $.50 per share.

     (2) Included in the total are 63,573,214 warrants issued with exercise prices between $.06 and $1.55 per share from inception through June 30, 2004, in connection with equity instruments, minus 25,649,020 of these warrants exercised into shares of common stock at prices between $.06 and $.35 per share.

     (3) Included in the total are 4,553,551 warrants issued with exercise prices between $.06 and $.75 per share from inception through June 30, 2004, for placement agent fees, minus 631,000 of these warrants exercised into shares of common stock at prices between $.06 and $.75 per share.

     (4) Included in the total are 7,552,336 warrants issued with exercise prices between $.06 and $1.54 per share from inception through June 30, 2004, for services rendered, minus 1,153,660 of these warrants exercised into shares of common stock at prices between $.08 and $.75 per share.

     (5) Included in the total are 13,050,000 options issued to employees and consultants with exercise prices between $.31 and $1.54 per share from inception through June 30, 2004, for employment services, minus 550,000 of these options exercised into shares of common stock at prices between $.31 and $.75 per share. Such options were granted under the Plan described in Note 6 below.

     (6) We have a 2002 Consultant Compensation Plan which authorizes us to grant non-qualified stock options with or without stock appreciation rights (SAR's) and stock bonuses to our consultants. There are 12,000,000 shares of common stock available for grant to participants under the plan. Our board of directors determined to adopt the plan to retain and compensate employees and consultants and to provide additional incentives for employees and consultants. Shares involved in the unexercised portion of any terminated or expired option may again be available for grant, provided that to the extent any option in whole or in part is surrendered as the result of the exercise of a SAR, the shares subject to the surrendered portion of the option will no longer be available for use under the plan. The exercise price of any option issued under the plan may not be less than 85% of the fair market value of the shares on the date of grant.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         In April 2002, we entered into a Master Services Agreement whereby Web Tools International, Inc. (WTI) provided substantially all non-production services related to the manufacture of our voting system. Under the agreement we were charged hourly rates for WTI's employees who worked on developing the computer software for the Company's Voting System. In addition, we reimbursed WTI for all reimbursable expenses, as defined in the agreement. We were not charged for the use of the office space or fixed assets of WTI. All overhead related charges were included in the basic hourly rates charged to us by WTI. The agreement expired on March 31, 2004. All ideas, inventions, concepts, know-how, methods, methodologies, processes, algorithms, techniques, compilations, software and other works of authorship of any nature created or developed by WTI during the course of performance of the agreement are our exclusive property. WTI is owned and operated by Dennis Vadura and Frank Wiebe. Mr. Vadura is our Chief Executive Officer, a director and stockholder. Mr. Wiebe is our President, Treasurer, Secretary, a director and a stockholder. During the fiscal year ended June 30, 2004, WTI invoiced approximately $1,450,000 to us under the terms of the agreement, of which approximately $1,487,000 remained due and payable as of June 30, 2004. Our management believes the terms of this agreement are at least as favorable as could be obtained from unrelated third parties.

         From January 2002 to June 30, 2004, Andreea Porcelli, a member of our board of directors, has assisted us in the placement of our securities offerings in Europe. In connection with these services, Continental Advisors Srl was entitled to receive $528,000 in cash and warrants to purchase an aggregate of 1,501,752 shares of our common stock at exercise prices ranging from $.1224 to $.75 per share. Ms. Porcelli is one of three associates of Continental Advisors Srl. Continental Advisors Srl received approximately 60% of the cash and warrants and the balance was paid to Montalcino Ltd., Southampton Ltd. and Continental SA for their services in connection with the private placements. The payments to Montalcino Ltd, Southampton Ltd. and Continental SA were pursuant to agreements between those companies and Continental Advisors Srl.

      COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES


         Our Bylaws authorize us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, or suit by reason of the fact that he or she is or was our director, officer, employee, or agent, or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful. No indemnification may be made in respect of any claim, issue, or matter as to which such a person has been adjudged to be liable for negligence or misconduct in the performance of his or her duty to us, unless and only to the extent that the court in which the action or suit was brought determines on application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         To the extent that a director, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. Any other indemnification shall be made upon a determination that indemnification of the officer, director, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in our Bylaws. Such determination shall be made either: (i) by our Board of Directors by a majority of a quorum consisting of directors who were not parties to such action, suit or proceeding; (ii) by independent legal counsel on a written opinion; or (iii) by our shareholders by a majority vote of a quorum of shareholders at any meeting duly called for such purpose.

         By its terms, the indemnification provided by our Bylaws shall not be deemed exclusive of any other indemnification granted under any provision of any statute, in our Articles of Incorporation, in our Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise, both as to his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs and legal representatives of such a person.

         We are authorized by our Bylaws to pay expenses incurred of a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit, or proceeding upon a majority vote of a quorum of our Board of Directors and upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount or amounts unless it is ultimately determined that he or she is to be indemnified by us.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

         The validity of the shares of common stock being offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

         Our financial statements as of and for the years ended June 30, 2004 and 2003, and the related consolidated statements of operations, stockholders' deficit and cash flows for the period from August 9, 2001 (Inception) through June 30, 2002 and for the years ended June 30, 2004 and 2003, included in this prospectus, have been audited by Squar, Milner, Reehl & Williamson, LLP, independent registered public accountants, as stated in their report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the SEC a registration statement on Form S-1 under the Securities Act for the common shares sold in this offering. This prospectus constitutes a part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement and the regulations of the SEC. Accordingly, you should reference the registration statement and its exhibits for further information with respect to us and our common shares being sold in this offering. Copies of the registration statement and its exhibits are on file at the offices of the SEC and on its web site.


         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

         If you are a shareholder, you may request a copy of these filings, at no cost, by writing or telephoning us at the following address: 15101 Red Hill Ave., Ste 220, Tustin, CA 92780, phone number (949) 200-4000.

                             ACCUPOLL HOLDING CORP.
                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
PERIODS ENDED DECEMBER 31, 2004 AND 2003

Unaudited Condensed Consolidated Balance Sheets at December 31, 2004
(unaudited) and June 30, 2004................................................F-2

Unaudited Condensed Consolidated Statements of Operations for the three month periods ended December 31, 2004 and 2003...............................F-3

Unaudited Condensed Consolidated Statements of Operations for the six
month periods ended December 31, 2004 and 2003...............................F-4

Unaudited Condensed Consolidated Statements of Cash Flows for the six
month periods ended December 31, 2004 and 2003...............................F-5

Notes to Consolidated Financial Statements...................................F-6

YEARS ENDED JUNE 30, 2004, 2003 AND SINCE INCEPTION

Report of Independent Registered Public Accounting Firm.....................F-25

Consolidated balance sheets at June 30, 2004 and 2003.......................F-26

Consolidated statements of operations for the years ended
June 30, 2004 and 2003 and for the period from August 9, 2001
(Inception) through June 30, 2002...........................................F-27

Consolidated statements of stockholders' deficit for the years ended June 30, 2004 and 2003 and for the period from August 9, 2001
(Inception) through June 30, 2002...........................................F-28

Consolidated statements of cash flows for the years ended
June 30, 2004 and 2003 and for the period from August 9, 2001
(Inception) through June 30, 2002...........................................F-31

Notes to Consolidated Financial Statements..................................F-32

                     ACCUPOLL HOLDING CORP. AND SUBSIDIARIES
             CONDENSED CONSOLIDATED BALANCE SHEETS DECEMBER 31, 2004
                                   (UNAUDITED)

                                  ASSETS

                                                                  (Unaudited)
                                                                  December 31,      June 30,
                                                                      2004            2004
                                                                  ------------    ------------
CURRENT ASSETS
      Cash                                                        $    360,502    $    113,789
      Accounts receivable, net                                         230,986         254,895
      Inventories                                                      377,730         168,636
                                                                  ------------    ------------
TOTAL CURRENT ASSETS                                                   969,218         537,320
      Property and equipment, net                                       18,954          14,012
      Capitalized software development costs                         1,165,532       2,544,207
      Other assets                                                      26,765          26,246
                                                                  ------------    ------------

      TOTAL ASSETS                                                $  2,180,469    $  3,121,785
                                                                  ============    ============

                   LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
      Accounts payable and accrued expenses                       $  1,338,003    $  1,817,284
      Related party payables                                         1,443,510       1,228,070
      Unearned revenue                                                  22,279          74,628
      Convertible debt, net of discount                              3,104,600       3,304,600
      Notes payable to related parties                                  15,000          30,000
      Put liability related to warrant issuance                        163,760         163,760
      Liabilities subject to compromise                                732,470         732,544
                                                                  ------------    ------------

TOTAL CURRENT LIABILITIES                                            6,819,622       7,350,886
                                                                  ------------    ------------

      Equity intstruments subject to rescission                      5,800,000       6,200,000
                                                                  ------------    ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT

      Convertible Series A preferred stock, $0.001 par value, 80,000 shares authorized, zero shares issued or outstanding

      Common stock, par value of $0.001, 600,000,000
        shares authorized; 214,873,410 and 158,482,171
        shares issued and outstanding, respectively                    214,874         158,482
      Additional paid in capital                                    17,768,150      12,046,817
      Accumulated deficit                                          (28,422,177)    (22,634,400)
                                                                  ------------    ------------

TOTAL STOCKHOLDERS' DEFICIT                                        (10,439,153)    (10,429,101)
                                                                  ------------    ------------

      TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                 $  2,180,469       3,121,785
                                                                  ============    ============

--------------------------------------------------------------------------------
              The accompanying notes are an integral part of these
                        consolidated financial statements

                     ACCUPOLL HOLDING CORP. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          For The Three Month Periods Ended December 31, 2004 and 2003
                                   (Unaudited)

                                         December 31,    December 31,
                                            2004             2003
                                        -------------    -------------
NET SALES                               $     361,337    $     361,232
COST OF SALES                                 257,458          142,503
                                        -------------    -------------

GROSS PROFIT                                  103,879          218,729

OPERATING EXPENSES
       General and administrative           1,516,158        1,072,367
       Professional fees                      641,210           21,542
                                        -------------    -------------
                                            2,157,368        1,093,909
                                        -------------    -------------
OPERATING LOSS                             (2,053,489)        (875,180)

OTHER EXPENSES
       Interest, net                           47,216        1,517,842
       Loss on disposal of investment              --        1,200,000
                                        -------------    -------------

                                               47,216        2,717,842
                                        -------------    -------------

NET LOSS                                $  (2,100,705)   $  (3,593,022)
                                        =============    =============
BASIC AND DILUTED LOSS
    PER COMMON SHARE                    $       (0.01)   $       (0.03)
                                        =============    =============
WEIGHTED AVERAGE COMMON
    SHARES OUTSTANDING                    198,431,960      121,925,669
                                        =============    =============

--------------------------------------------------------------------------------
              The accompanying notes are an integral part of these
                        consolidated financial statements

                     ACCUPOLL HOLDING CORP. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
           For The Six Month Periods Ended December 31, 2004 and 2003
                                   (Unaudited)

                                        December 31,    December 31,
                                             2004            2003
                                        ------------    ------------
NET SALES                                    816,340         361,232
COST OF SALES                                547,069         142,503
                                        ------------    ------------
GROSS PROFIT                                 269,271         218,729

OPERATING EXPENSES
       General and administrative          3,136,552       2,043,460
       Professional fees                   2,527,666          53,066
                                        ------------    ------------
                                           5,664,218       2,096,526
                                        ------------    ------------

OPERATING LOSS                            (5,394,947)     (1,877,797)

INTEREST EXPENSE, NET
       Interest, net                         392,830       2,127,915
       Loss on disposal of investment             --       1,200,000
                                        ------------    ------------
                                             392,830       3,327,915
                                        ------------    ------------

NET LOSS                                  (5,787,777)     (5,205,712)
                                        ============    ============
BASIC AND DILUTED LOSS
    PER COMMON SHARE                           (0.03)          (0.05)
                                        ============    ============
WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING                   187,904,328     117,531,278
                                        ============    ============

--------------------------------------------------------------------------------
              The accompanying notes are an integral part of these
                        Consolidated financial statements

                             ACCUPOLL HOLDING CORP.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
           For the Six Month Periods Ended December 31, 2004 and 2003
                                   (Unaudited)

                                                                              December 31,   December 31,
                                                                                  2004           2003
                                                                              -----------    -----------
Cash flows from operating activities:
      Net loss                                                                $(5,787,777)   $(5,205,712)
      Adjustments to reconcile net loss to net cash used in
        operating activities:
                  Depreciation and amortization                                 1,384,860          4,209
                  Amortization of estimated fair market value of
                     warrants granted and beneficial conversion
                     feature in connection with the issuance of
                     convertible notes payable                                    312,500      1,533,686
                  Amortization of beneficial conversion feature
                     in connectionn with the issuance of
                     subordinated convertible notes                                    --        500,000
                  Options and warrants granted for services                     1,430,390        304,545
                  Common stock issued for services                                237,009         34,980
                  Loss on disposal of investment                                       --      1,200,000
                  Changes in operating assets and liabilities:                         --
                           Accounts receivable                                     23,909        122,286
                           Inventories                                           (209,094)        (1,609)
                           Prepaid expenses and other assets                         (519)       (37,765)
                           Accounts payable and accrued expenses                 (479,355)        38,809
                           Related party payables                                 215,440        516,510
                           Deferred income                                        (52,349)            --
                                                                              -----------    -----------

      Net cash used in operating activities                                    (2,924,986)      (990,061)
                                                                              -----------    -----------
Cash flows from investing activities:
      Purchase of propert and equipment                                            (5,766)        (8,959)
      Increase in capitalized software development costs                           (5,361)      (816,480)
      Cash of acquired company                                                         --          2,368
                                                                              -----------    -----------

      Net cash used in investing activities                                       (11,127)      (823,071)
                                                                              -----------    -----------
Cash flows from financing activities:
      Proceeds from the issuance of notes payable to related parties                   --         91,493
      Principal payments on notes payable to related parties                      (15,000)       (55,000)
      Proceeds from issuance of convertible debt                                  825,000        890,000
      Principal payments on convertible debt                                     (312,500)            --
      Proceeds from the issuance of notes payable                                      --          7,496
      Proceeds from the issuance of common stock, net                           2,199,900         25,000
      Proceeds from issuance of common stock upon exercise of options              71,926         75,000
      Proceeds from issuance of common stock upon exercise of warrants, net       413,500        784,982
                                                                              -----------    -----------

      Net cash provided by financing activities                                 3,182,826      1,818,971
                                                                              -----------    -----------
Net increase (decrease) in cash                                                   246,713          5,839
Cash at beginning of period                                                       113,789             --
                                                                              -----------    -----------
Cash at end of period                                                         $   360,502    $     5,839
                                                                              ===========    ===========

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND OPERATING ACTIVITIES See accompanying notes to the condensed consolidated financial statements for additional information relating to non-cash investing and financing activities.

              The accompanying notes are an integral part of these
                       consolidated financial statements

                     ACCUPOLL HOLDING CORP. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
                                   (UNAUDITED)

NOTE 1: BASIS OF REPORTING

The accompanying condensed consolidated financial statements have been prepared in accordance with the Securities and Exchange Commission's ("SEC") regulations for interim financial information. Accordingly, they do not include all of the disclosures required by accounting principles generally accepted in the United States of America ("GAAP") for complete set of financial statements. The unaudited condensed consolidated financial statements should, therefore, be read in conjunction with the consolidated financial statements and notes thereto in the Form 10-K/A annual report of the Company, as amended, for the year ended June 30, 2004. In the opinion of management, all adjustments (which consist only of normal and recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for the three and six months periods ended December 31, 2004 are not necessarily indicative of the results that may be expected for the entire fiscal year.

GOING CONCERN CONSIDERATIONS

The accompanying condensed consolidated financial statements are presented on the basis that the Company will continue as a going concern which contemplates the realization of assets and the satisfaction of liabilities in the ordinary course of business over a reasonable length of time. The Company has incurred significant operating losses and has used cash in its operations since its inception. Most of this cash was expended in the development of software and systems infrastructure and in organization development and staffing. Other funds were invested in the development and protection of intellectual property, and financial investment advisory fees and commissions related to fund raising.

At December 31, 2004, the Company has an accumulated deficit approximating $28,422,000. Further, the Company has not generated any revenues from its Voting System operations, and there is no assurance of any future revenues. Consequently, the Company will require substantial additional funding for continuing the development, obtaining regulatory approval, and commercialization of its product. There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company.

Management has taken actions to address these matters, which include:

     o Retention of experienced management personnel with particular skills in the commercialization of such products;

     o Attainment of technology to develop such products and additional products; and

     o Raising additional funds through the sale of debt and/or equity securities.

                     ACCUPOLL HOLDING CORP. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
                                   (UNAUDITED)

Federal, State and various foreign government regulations govern the sale of the Company's products. There can be no assurance that the Company will receive the regulatory approval required to market its proposed products.

The Company has incurred losses through December 31, 2004, had negative working capital at that date of approximately $5.8 million, and has a lack of operational history which, among other factors, raise doubt about its ability to continue as a going concern. The Company intends to fund operations through sales of the Voting System, but there is no commitment by any entities for the purchase of any of the proposed products. In the absence of significant sales and profits, the Company may seek to raise additional funds to meet its working capital requirements through debt and/or equity financing arrangements. Management believes that such arrangements, combined with the net proceeds from planned capital transactions will be sufficient to fund the Company's capital expenditures, working capital needs and other cash requirements for the year ending June 30, 2005 and beyond. The successful outcome of future activities cannot be determined at this time, and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

These circumstances, combined with other potential liabilities (including the liability discussed in Note 2) raise doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PRINCIPLES OF CONSOLIDATION

The accompanying condensed consolidated financial statements include the accounts of AccuPoll Holding Corp. (a Nevada Corporation) and its wholly owned subsidiaries, AccuPoll, Inc. and Z Prompt, Inc. ("Z Prompt"). In accordance with Financial Accounting Standards Board ("FASB") Interpretation ("FIN") No. 46, the accounts of Web Tools International, Inc. ("WTI") have not been consolidated for the three and six months ended December 31, 2004 (see "De-Consolidation of WTI" below).All significant inter-company balances and transactions have been eliminated in consolidation.

Except where the context requires otherwise, the entities named in the preceding paragraph are hereinafter collectively referred to as the "Company."

As discussed in Note 3, Z Prompt filed for bankruptcy protection in March 2004. The accompanying financial statements do not include any adjustments that may be required in connection with restructuring Z Prompt, as it proposes to reorganize under Chapter 11 of the Bankruptcy Code. In addition, at December 31, 2004 herein, the Company and certain of its officers and principal stockholders were involved in civil litigation with certain former stockholders and officers of Z prompt. In January 2004, the litigation has been settled. Management has determined that it would not be meaningful to de-consolidate the accounts of Z prompt at this time because the Company (a)has a substantial negative investment in Z prompt as of December 31, 2004, and (b) expects to re-gain control of this subsidiary based on the expectation that Z prompt will be able to negotiate a confirmed reorganization plan and emerge from bankruptcy. The Bankruptcy cas has been dismissed on January 2004. See Note 3 for additional

                     ACCUPOLL HOLDING CORP. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
                                   (UNAUDITED)

information regarding Z prompt. Accordingly, the Company has not deconsolidated the accounts of Z Prompt in its December 31, 2004 consolidated financial statements.

NATURE OF OPERATIONS

AccuPoll Holding Corp. does business through its wholly owned subsidiaries, AccuPoll, Inc. and Z Prompt, Inc.

AccuPoll, Inc. is engaged in the design and development of an intuitive touch-screen interface (the "Voting System") that provides a polling place electronic voting solution that is confidential, reliable, accurate, immediate, secure and auditable. While maintaining and preserving the current voter experience, the Company adds the ability to accurately capture in electronic form a voter's true intent, while simultaneously preserving the legally binding vote - the official paper ballot. The Voting System has the ability to simultaneously produce two different electronic audit trails (recorded on both the polling place administrative work station and the local voting station), in addition to generating a printed-paper ballot. The Company completed a reverse merger with a publicly traded company in May 2002 and its common stock is quoted on the Over-The-Counter Bulletin Board under the symbol "ACUP.OB"

Z Prompt provides a number of standard service programs, as well as customized programs, to fit the special needs of its customers. Z Prompt, Inc. offers services such as on-site hardware service, installation and training, inventory management and preventive maintenance.

WTI was incorporated in 1996 and is owned and operated by two stockholders/officers of AccuPoll Holding Corp. WTI is in the business of software engineering in various computer languages with an emphasis on Linux/Apache, Sun Solaris and Microsoft NT/Win2K platforms.

STOCK-BASED EMPLOYEE COMPENSATION

As of October 18, 2004, the Company has adopted a 2004 Incentive Stock Plan, a stock-based employee compensation plan. The Company reserved 12,500,000 shares of the Corporation` Common stock. As of December 31, 2004, no common stock has been issued under the compensation plan. The Company accounts for stock-based compensation to employees under the recognition and measurement principles of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. The Company incurred no stock-based employee compensation cost for the six months ended December 31, 2004 and 2003 under APB Opinion No. 25. The following table illustrates the pro-forma effect on net loss and loss per common share if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," to stock-based employee compensation.

                                         Three Months Ended            Six Months Ended
                                            December 31,                 December 31,
                                     --------------------------    --------------------------
                                         2004           2003           2004           2003
                                     -----------    -----------    -----------    -----------
Net loss available to common         $(2,200,705)   $(3,727,022)   $(5,987,777)   $(5,478,712)
   stockholders, as reported *
Pro forma compensation expense          (182,000)      (355,000)      (364,000)      (150,000)
                                     -----------    -----------    -----------    -----------

                     ACCUPOLL HOLDING CORP. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
                                   (UNAUDITED)

                                         Three Months Ended            Six Months Ended
                                            December 31,                 December 31,
                                     --------------------------    --------------------------
                                         2004           2003           2004           2003
                                     -----------    -----------    -----------    -----------
Pro forma net loss available to
   common stockholders               $(2,382,705)   $(4,082,022)   $(6,351,777)   $(6,178,712)
                                     ===========    ===========    ===========    ===========
Loss per common share, as reported
   Basic and diluted                 $     (0.01)   $     (0.03)   $     (0.03)   $     (0.05)
                                     ===========    ===========    ===========    ===========
Loss per common share, pro forma
   Basic and diluted                 $     (0.01)   $     (0.03)   $     (0.03)   $     (0.05)
                                     ===========    ===========    ===========    ===========

INVENTORIES

Inventories are stated at the lower of cost or estimated market and consist entirely of finished goods. Cost is determined on a weighted average basis that approximates the first-in, first-out method. Market is estimated by comparison with recent purchases or net realizable value. Such net realizable value is based on management's forecast for sales of the Company's products or services in the ensuing years. The industry in which the Company operates is characterized by technological advancement and change. Should demand for the Company's products prove to be significantly less than anticipated, the ultimate realizable value of the Company's inventories could be substantially less than the amount shown in the accompanying condensed consolidated balance sheets.

REVENUE RECOGNITION

The Company records sales when goods are shipped to the customer or upon the completion of the service. Amounts received prior to the completion of the earning process, such as maintenance contracts paid in advance, are included in deferred revenues in the accompanying condensed consolidated balance sheets.

The SEC issued Staff Accounting Bulletin 104 ("SAB 104"), "REVENUE RECOGNITION," which outlines the basic criteria that must be met to recognize revenue and provides guidance for presentation of revenue and for disclosures related to revenue recognition policies in financial statements filed with the SEC. Management believes that the Company's revenue recognition accounting policy conforms to SAB 104.

IMPAIRMENT OF LONG LIVED-ASSETS

The Company periodically evaluates the carrying value of its long-lived assets under the provisions of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets, and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB
Opinion No. 30, "Reporting the Effects of the Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business (as previously

                     ACCUPOLL HOLDING CORP. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
                                   (UNAUDITED)

defined in that Opinion). SFAS No. 144 also amends Accounting Research Bulletin ("ARB") No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation of a subsidiary when control is likely to be temporary.

SFAS No. 144 requires impairment losses to be recorded on long-lived assets used in operations, including amortizable intangible assets when indicators of impairment are present. Indicators of impairment include an economic downturn or a change in the assessment of future operations. In the event a condition is identified that may indicate an impairment issue, an assessment is performed using a variety of methodologies, including analysis of undiscounted future cash flows, estimates of sales proceeds and independent appraisals. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the estimated fair market value of the assets. Assets to be disposed of are reported at the lower of the carrying value or estimated fair market value, less cost to sell.

LOSS PER COMMON SHARE

The following is a reconciliation of the numerators and denominators of the basic and diluted loss per common share computations for the three and six month periods ended September 30, 2004 and 2003:

                                          THREE MONTHS ENDED                 SIX MONTHS ENDED
                                             DECEMBER 31,                      DECEMBER 31,
                                    ------------------------------    ------------------------------
                                         2004             2003             2004             2003
                                    -------------    -------------    -------------    -------------
Net loss                            $  (2,100,705)   $  (3,593,022)   $  (5,787,777)   $  (5,205,712)
Interest related to equity
instruments subject to rescission        (100,000)        (134,000)        (200,000)        (273,000)
                                    -------------    -------------    -------------    -------------

Dilutive net loss available to      $  (2,200,705)   $  (3,727,022)   $  (5,987,777)   $  (5,478,712)
common stockholders                 =============    =============    =============    =============

Shares used to compute loss per
common share:                         198,431,960      121,825,669      187,904,328      117,531,278
                                    =============    =============    =============    =============

Basic and diluted loss per
common share:                       $       (0.01)   $       (0.03)   $       (0.03)   $       (0.05)
                                    =============    =============    =============    =============

* These amounts include interest related to certain equity instruments subject to rescission (See Note 2).

DE-CONSOLIDATION OF WTI

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB 51." The primary objectives of FIN No. 46 are to provide guidance on the identification of entities for which control is achieved through means other than voting rights (variable interest entities, or "VIEs"), and how to determine when and which business enterprise should consolidate the VIE. This new model for consolidation applies to an entity for which either: (a) the equity investors do not have a controlling financial interest; or (b) the equity investment at risk is insufficient to finance that

                     ACCUPOLL HOLDING CORP. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
                                   (UNAUDITED)

entity's activities without receiving additional subordinated financial support from other parties. In addition, FIN No. 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. As amended in December 2003, the effective dates of FIN No. 46 ("FIN 46-R") for the Company are as follows: (a) For interests in special-purpose entities: the first period ended after December 15, 2003; and (b) For all other types of VIEs: the first period ended after March 15, 2004.

As disclosed in the notes to the Company's June 30, 2004 consolidated financial statements previously filed with the SEC in amended Form 10-K/A, the Company is associated with WTI through common ownership; however, even though the Company was virtually WTI's only customer for software development services, the master services agreement with the Company expired March 31, 2004. Since that date, the Company has not used the services of WTI because the software for the Voting System is now substantially complete; any additional computer programming that may be necessary will be provided by Company employees (some of whom are former WTI employees). At this time, WTI is virtually a dormant entity with just two minor customers and only a few employees. Although the Company's December 31, 2004 payable to WTI is a substantial amount (see Note 9), there is no intent to pay this liability in the foreseeable future. Given its minimal operations at this time, management believes that WTI is no longer dependent for its continued existence upon additional subordinated financial support from the Company or its controlling stockholders. For these reasons, management has concluded that the Company is no longer the primary beneficiary of WTI . Accordingly, the accompanying financial statements do not include the accounts of WTI.

SEGMENT INFORMATION

SFAS 131, "Disclosures about Segments of an Enterprise and Related Information," changed the way public companies report information about segments of their business in their annual financial statements and requires them to report selected segment information in their quarterly reports issued to shareholders.

It also requires entity-wide disclosures about the products and services an entity provides, the foreign countries in which it holds significant assets and its major customers. At December 31, 2004 and 2003, the Company operates in one segment, as disclosed in the accompanying condensed consolidated statements of operations.

RECENT ACCOUNTING PRONOUNCEMENTS

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4," which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. In Chapter 4 of ARB 43, paragraph five previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and re-handling costs may be so abnormal as to require treatment as current period  charges...." SFAS No. 151 requires that such items be recognized as current-period expenses, regardless of whether they meet the criterion of "so abnormal" (an undefined term). This pronouncement also requires that allocation of fixed production overhead to the costs of conversion be based on the normal

                     ACCUPOLL HOLDING CORP. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
                                   (UNAUDITED)

capacity of the production facilities. SFAS No. 151 is effective for inventory costs incurred in years beginning after June 15, 2005.

In December 2004, the FASB issued SFAS No. 123-R, "Share-Based Payment", which requires that the compensation cost relating to share-based payment transactions (including the cost of all employee stock options) be recognized in the financial statements. That cost will be measured based on the estimated fair value of the equity or liability instruments issued. SFAS No. 123-R covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS No.123-R replaces SFAS No. 123, "Accounting for Stock-Based Compensation", and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees". As originally issued, SFAS No. 123 established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that pronouncement permitted entities to continue applying the intrinsic-value-based model of APB Opinion 25, provided that the financial statements disclosed the pro forma net income or loss based on the preferable fair-value method.

SFAS No. 123-R is required to be applied in the first interim or annual reporting period that begins after June 15, 2005. Thus, the Company's consolidated financial statements will reflect an expense for (a) all share-based compensation arrangements granted after July 1, 2005 and for any such arrangements that are modified, cancelled, or repurchased after that date, and (b) the portion of previous share-based awards for which the requisite service has not been rendered as of that date, based on the grant-date estimated fair value.

In December  2004,  the FASB issued SFAS No.  153,  "Exchanges  of  Non-monetary
Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions." The amendments made by SFAS No. 153 are based on the principle that exchanges of non-monetary assets should be measured using the estimated fair value of the assets exchanged. SFAS No. 153 eliminates the narrow exception for non-monetary exchanges of similar productive assets, and replaces it with a broader exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has "commercial substance" if the future cash flows of the entity are expected to change significantly as a result of the transaction. This pronouncement is effective for non-monetary exchanges in fiscal periods beginning after June 15, 2005.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

RECLASSIFICATIONS

Certain reclassifications have been made to the prior period consolidated financial statements to conform to the current year presentation.

                     ACCUPOLL HOLDING CORP. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
                                   (UNAUDITED)

NOTE 2: EQUITY INSTRUMENTS SUBJECT TO RESCISSION

The Company may be subject to possible claims for rescission with respect to the sale or other issuances of certain common stock, options and warrants.

The Company has offered and sold a substantial number of shares of common stock and warrants and options to purchase common stock without registration under the Securities Act of 1933, as amended (the "Securities Act"), or qualification under state securities laws. If any offer or sale were not exempt from, or otherwise not subject to, federal and state registration and qualification requirements, the purchaser would have a number of remedies, including the right to rescind the purchase.

The Securities Act requires that any claim for rescission be brought within one year of the violation. The Company has sold approximately 9,774,000 shares of common stock and warrants and options to purchase shares of common stock in the United States within one year of December 31, 2004. The time periods within which claims for rescission must be brought under state securities laws vary and may be two years or more from the date of the violation. The Company sold approximately 14,024,000 shares of common stock and warrants and options to purchase shares of common stock in the United States within two years of December 31, 2004.

The number of warrants and options described above does not include warrants and options to purchase a total of 3,600,000 shares of common stock issued within two years of December 31, 2004 to our chief executive officer, Dennis Vadura and our president, Frank Wiebe or a warrant to purchase 12,400,000 shares of common stock for which the holder has agreed in writing that it will not assert any right to rescission that it may have. However, we cannot assure you that this agreement is enforceable.

Management is unable to determine at this time whether any claim for rescission may be filed against the Company; however, there can be no assurance that claims will not be asserted. In addition, regulatory agencies could launch a formal investigation and/or institute an enforcement proceeding against the Company.

The Company accounts for common stock and other equity instruments that may be subject to rescission claims as a put liability based on estimated fair value in accordance with the SEC's promulgated accounting rules and interpretive releases. Since equity instruments subject to rescission are redeemable at the holder's option or upon the occurrence of an uncertain event not solely within the Company's control, such equity instruments are outside thescope of SFAS No. 150 and its related interpretations. Under the SEC's interpretation of GAAP, reporting such claims outside of stockholders' equity (as "mezzanine equity") is required, regardless of how remote the redemption event may be. Thus, the Company has reported approximately $5.8 million as "mezzanine equity" in the accompanying December 31, 2004 condensed consolidated balance sheet.

                     ACCUPOLL HOLDING CORP. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
                                   (UNAUDITED)

As previously reported, the Company's prior year financial statements were restated. In addition, all financial information included in these notes to consolidated financial statements for the second quarter of fiscal 2004 has been adjusted.

NOTE 3: BANKRUPTCY FILING BY WHOLLY-OWNED SUBSIDIARY

On March 23, 2004 (the "Petition Date"), Z Prompt (or the "Debtor") filed a voluntary petition for relief (the "Chapter 11 Case") under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court"). Since the Petition Date, Z Prompt has continued to conduct business activities as a debtor-in-possession under the Bankruptcy Code.

The accompanying consolidated financial statements have been prepared in accordance with GAAP applicable to a going concern, which assumes that assets will be realized and liabilities will be discharged in the ordinary course of business. As a result of the Chapter 11 Case, the realization of Z Prompt's assets and the liquidation of its liabilities are subject to uncertainty. In the Chapter 11 Case, a substantial portion of the Debtor's liabilities as of the Petition Date is subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect repayment of all pre-Chapter 11 liabilities as well as any pending litigation against the Debtor (absent a stipulation to the contrary) are stayed while Z Prompt operates as a debtor-in-possession during bankruptcy proceedings. Schedules have been filed by the Debtor with the Bankruptcy Court setting forth the liabilities (approximately $ 1 million) and assets of Z Prompt as of the Petition Date based on its unaudited accounting records. Differences between amounts reflected in such schedules and claims filed by creditors will be investigated, and will either be amicably resolved or adjudicated by the Bankruptcy Court. The ultimate amount and settlement terms of such liabilities are not presently determinable.

Financial accounting and reporting during a Chapter 11 case are prescribed by Statement of Position No. 90-7, "Financial Reporting By Entities In Reorganization Under the Bankruptcy Code" ("SOP 90-7"). For financial reporting purposes, Z Prompt's pre-petition liabilities and obligations, which may be subject to settlement or otherwise dependent on the outcome of the Chapter 11 case, have been segregated and classified as "liabilities subject to compromise" in the accompanying December 31, 2004 condensed consolidated balance sheet. In addition, the Company will report all significant Z Prompt transactions (other than interest expense) directly related to the Chapter 11 Case as
"reorganization items" in its future statements of operations. Certain additional disclosures including (a) claims not subject to reasonable estimation of the amount to be allowed and (b) any significant difference between reported interest expense and stated contractual interest will be provided in future financial statements (as required by SOP 90-7) when such amounts are determinable and/or when the related transactions occur.

The bankruptcy case has been dismissed in January 2005.

                     ACCUPOLL HOLDING CORP. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
                                   (UNAUDITED)

Z Prompt's bankruptcy filing resulted in non-payment of the April 2004 installment owed to a secured creditor under a line of credit agreement (see
Note 5). Because of this event, such indebtedness is in default and is now due and payable. The repayment, if any, of such indebtedness will be a subject of the reorganization plan. An important element in successfully reorganizing the Debtor will be the ability to restructure certain liabilities in order to reduce indebtedness and provide funding for operations.

On April 20, 2004, the Bankruptcy Court approved a debtor-in-possession financing arrangement whereby Z Prompt is permitted to obtain credit from AeroFund Financial, Inc. of no more than $500,000 through the sale and/or factoring of its post-petition accounts receivable; this credit facility is collateralized by a security interest in such accounts receivable.

Although legal fees and other administrative expenses to complete Z Prompt's bankruptcy proceedings may be significant, they are not susceptible to reasonable estimation at this time; accordingly, the accompanying December 31, 2004 condensed consolidated financial statements do not include any provision for such costs not yet incurred by the Debtor.

Z Prompt could decide to reject some or all of its lease obligations in the Chapter 11 Case. This action may result in lease rejection claims pursuant to the Bankruptcy Code; any such claims would then be adjudicated by the Bankruptcy Court. No expenses for any possible lease rejection claims have been reflected in the Company's December 31, 2004 condensed consolidated financial statements.

As part of the process of attempting to reorganize, Z Prompt is pursuing various financing alternatives that may be available, although there can be no assurance that the Debtor will be able to successfully implement any such alternatives. Though Z Prompt intends to make efforts to increase its revenues to improve operations, it is possible that losses will continue for the foreseeable future and the Debtor will require additional funding and financial support from a third party and/or its parent company. There can be no assurance that any such additional financing will be available on acceptable terms, that such funds (if available) would enable Z Prompt to continue operating, or that the Debtor will be successful in increasing its revenues. In addition, there is no assurance that the creditors and the Bankruptcy Court will approve a reorganization plan that will allow Z Prompt to survive.

Condensed balance sheet information of Z prompt as of December 31, 2004 and results of operations for the three and six months then ended are presented below. The acquisition of Z Prompt was recorded for accounting purposes in November 2003.

                     ACCUPOLL HOLDING CORP. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2003
                                   (Unaudited)

                                  Z PROMPT INC.
                                 BALANCE SHEETS
                     ACCUPOLL HOLDING CORP. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                     ASSETS
                                   (Unaudited)

                              December 31, June 30,

                                                           2004         2004
                                                       -----------  ------------
CURRENT ASSETS
      Cash                                             $    98,962  $    34,010
      Accounts receivable, net                             230,986      254,895
      Inventories                                           49,289       20,667
                                                       -----------  -----------
TOTAL CURRENT ASSETS                                       379,237      309,572
      Other, net                                             1,802        2,512
      TOTAL ASSETS                                     $   381,039  $   312,084
                                                       ===========  ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

      Accounts payable and accrued expenses            $   115,357  $   301,734
      Loan from parent co                                  930,710      620,395
      Unearned revenue                                      22,279       74,628
      Liabilities subject to compromise                    732,470      732,544
                                                       -----------  -----------
TOTAL  LIABILITIES                                       1,800,816    1,729,301
                                                       -----------  -----------
STOCKHOLDERS' DEFICIT                                   (1,419,777)  (1,417,217)

      TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT      $   381,039  $   312,084
                                                       ===========  ===========

                                  Z PROMPT INC.
                            STATEMENTS OF OPERATIONS
        FOR THE THREE MONTH AND SIX MONTH PERIODS ENDED DECEMBER 31, 2004

                                 Three Month ended       Six Month Ended
                                 December 31, 2004      December 31, 2004
                                    (Unaudited)            (Unaudited)
                                 ----------------------------------------
NET SALES                             361,337                855,581
COST OF SALES                         257,458                586,815
                                     --------               --------
GROSS PROFIT                          103,879                268,766

OPERATING EXPENSES
        General and administrative     59,904                159,506
        Salaries and Related           53,726                108,693
                                     --------               --------
                                      113,630                268,199
                                     --------               --------

OPERATING LOSS                         (9,751)                   567

INTEREST EXPENSE, NET                      30                  3,158
                                     --------               --------
NET LOSS                               (9,781)                (2,591)
                                     ========               ========

The December 31, 2004 balances of Z Prompt's liabilities that became subject to compromise on March 23, 2004 are as follows:

Accounts payable and accrued expenses                        $336,470
Line of credit payable to a financial institution (Note 5)    225,000
Notes payables to related  parties                            171,000
                                                             --------
             Total                                           $732,470
                                                             ========

NOTE 4: CAPITALIZED SOFTWARE DEVELOPMENT COSTS

In accordance with SFAS No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed,", the Company capitalizes certain costs related to the development of new software products or the enhancement of existing software products for sale or license. These costs are capitalized from the point in time that technological feasibility has been established, as evidenced by a working model or detailed working-program design to the point in time that the product is available for general release to customers. Capitalized software development costs are amortized on a straight-line basis over the three-year estimated economic life of the products, beginning (as applicable) with the general product release to customers or when the Voting System qualified under certain federal standards. Research and development costs incurred prior to establishing technological feasibility and costs incurred subsequent to the events described in the preceding sentence are charged to expense as incurred.

The Company periodically evaluates whether events or circumstances have occurred that indicate that the remaining useful lives of the capitalized software development costs should be revised or that the remaining balance of such assets may not be recoverable. At December 31, 2004, management believes that no revisions to the remaining useful lives or write-down of capitalized software development costs are required. The Company began amortizing its capitalized software development costs in April 2004, following the March 2004 qualification of its Voting System as complying with certain federal voting system standards; at December 31, 2004, accumulated amortization approximated $1,615,000.

NOTE 5: LINE OF CREDIT

The Company had a revolving line of credit agreement (the "Line") with a financial institution that matured in August 2004, as amended. The Line bears interest at 5% per annum. A shareholder of the Company who is also a former majority shareholder of Z Prompt guaranteed the Line. The terms of the Line provided for borrowings of up to $280,000. At December 31, 2004, the Company's outstanding borrowings totaled $225,000, which are included in liabilities subject to compromise on the accompanying December 31, 2004 condensed consolidated balance sheet.

NOTE 6: CONVERTIBLE DEBT

On July 2nd 2004, through a private placement Memorandum, the Company issued a $625,000 convertible debenture to 4 accredited investors. The "Convertible Note" bears interest at 8% per annum. On September 08, 2004, Accupoll Inc. repaid $312,500. The balance was converted into 3,125,000 shares of common stock in October 2004 at a price of $0.15 per share.

The convertible feature of this note payable provides for a rate of conversion that is below market value of the common stock. This feature is normally characterized as a beneficial conversion feature ("BCF"). Pursuant to Emerging Issues Task Force ("EITF") Issue No. 98-5 ("EITF 98-5"), "Accounting For Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratio," and EITF Issue No. 00-27, "Application of EITF Issue No. 98-5 To Certain Convertible Instruments," the Company has estimated the fair value of such BCF to approximate $312,500 which has been amortized into interest expense for the six months ended December 31, 2004

NOTE 7: OTHER COMMITMENTS AND CONTINGENCIES

In November 2002, the Company entered into a Location Incentives Agreement (the "Agreement") with the Amarillo Economic Development Corporation ("AEDC") to establish the Company's customer service center and voting machine repair operations in Amarillo, Texas. According to the terms of the Agreement, AEDC will pay the Company $250,000 upon the Company's execution of a lease for

                     ACCUPOLL HOLDING CORP. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
                                   (UNAUDITED)

facilities in Amarillo. The funds advanced under the Agreement are to be used solely for the operations in Amarillo. If the Company does not meet certain minimum employment requirements, as defined, it will be required to repay all amounts advanced. In connection with the Agreement, the Company granted warrants to purchase 250,000 shares of the Company's restricted common stock at an exercise price of $1.04 per share, valued at approximately $205,000 (based on the Black-Scholes pricing model), which was expensed upon issuance. In January 2003, the Company received the $250,000 and has included such amount in accounts payable and accrued expenses in the accompanying condensed consolidated balance sheets. As of December 31, 2004, the Company did not fulfill its obligations related to the agreement. Therefore, starting March 2004, the Agreement is in default and the funds are due for repayment.

NOTE 8: STOCKHOLDERS' EQUITY (DEFICIT)

COMMON STOCK

Holders of our common stock: (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution to stockholders upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one vote per share on all matters on which stockholders may vote at all shareholder meetings. The common stock does not have cumulative voting rights, which means that the holders of more than fifty percent of the common stock voting for election of directors can elect one hundred percent of our directors if they choose to do so.

PREFERRED STOCK

The Company`s Articles of Incorporation authorize 80,000 shares of preferred stock, $.01 par value per share. The Company`s Board of Directors, without any action by stockholders, is authorized to divide the authorized shares of preferred stock into series and to designate the rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock, including but not limited to dividend, redemption, voting rights and preferences. The ability of the Company Board of Directors to designate and issue such shares could impede or deter an unsolicited tender offer or takeover proposal and the issuance of additional shares having preferential rights could affect adversely the voting power and other rights of holders of the common stock.

The Company has not filed a certificate of designation with respect to any series of preferred stock. During the year ended June 30, 2003, we agreed to issue a total of 71,529 shares of Series A Preferred Stock as collateral for secured notes. The parties have subsequently agreed to cancel the transaction. On December 31, 2003, the Company agreed to issue 8,471 shares of Series A Preferred Stock to two stockholders of record in exchange for 3,325,000 shares of common stock of Material Technologies, Inc. On May 7, 2004, the Company rescinded this transaction. Accordingly, the Company currently do not have any shares of preferred stock issued or outstanding.

                     ACCUPOLL HOLDING CORP. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
                                   (UNAUDITED)

JULY 2004 PRIVATE PLACEMENT

In July 2004, the Company completed a private placement transaction with four accredited investors, pursuant to which the company sold (1) an aggregate of $625,000 principal amount 8% convertible debentures, and (2) warrants to purchase 312,500 shares of our common stock. From this private placement the Company received gross proceeds of $625,000. On September 13, 2004, the company repaid $312,500 of the principal amount of the 8% convertible debentures and the remaining $312,500 principal amount was converted into 3,125,000 shares of our common stock. Also on September 13, 2004, all of the warrants were exercised at a price of $0.15 per share into 312,500 shares of our common stock. The issuance of the 8% convertible debentures, the warrants, and the shares of common stock upon conversion and exercise of the 8% convertible debentures and warrants was exempt from registration under Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. J.P. Turner & Company, LLC acted as placement agent for this transaction. For its services as placement agent, the Company issued J.P. Turner & Company, LLC a warrant to purchase 520,833 shares of common stock, exercisable for three years at an exercise price of $0.12 per share.

SEPTEMBER 2004 PRIVATE PLACEMENT

On September 13, 2004, the Company completed a private placement transaction with eleven accredited investors, pursuant to which the Company sold an aggregate of 3,666,447 shares of common stock, 1,833,227 Series A Warrants, 1,833,227 Series B Warrants and 1,833,227 Series C Warrants (the "First Closing"). The Company received gross proceeds approximating $1,650,000. For each two shares of common stock, the Company issued investors one A Warrant, one B Warrant and one C Warrant. Each two shares and three warrants were sold at a total price of $0.90. The private placement was exempt from registration under Rule 506 of Regulation D of the Securities Act of 1933, as amended.

The Company agreed to file with the Securities and Exchange Commission not later than 30 days after the closing date, and cause to be effective within 120 days after the closing date, a registration statement in order to register the shares of common stock issued to the investors and the shares underlying the warrants, including warrant shares issuable upon exercise of warrants issued to the placement agent (the "Registration Statement"). In addition, on one occasion, for a period commencing 91 days after the closing date, but not later than two years after the closing date, upon written request of the holders of more than 50% of the shares and warrant shares actually issued upon exercise of warrants, the Company is required to prepare and file a Registration Statement. The A Warrants expire 150 days from the date the Registration Statement is declared effective by the Securities and Exchange Commission and are exercisable at $0.12 per share. The B Warrants expire four years after the date the Registration Statement is declared effective by the Securities and Exchange Commission and are exercisable at $0.15 per share. The C Warrants expire three years after the date the Registration Statement is declared effective by the Securities and Exchange Commission and are exercisable at $0.50 per share.

                     ACCUPOLL HOLDING CORP. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
                                   (UNAUDITED)

The Company may call the warrants beginning 30 trading days after the effective date of the Registration Statement and ending 30 trading days before effective date of the Registration Statement and ending 30 trading days before the expiration of the warrants. A call notice may be given by AccuPoll for the A Warrants only within five trading days after the common stock has had a closing price as reported for the principal market of $0.24 or higher for 15 consecutive trading days. A call notice may be given by Accupoll for the B Warrants only within five trading days after the common stock has had a closing price as reported for the principal market of $0.30 or higher for 15 consecutive trading days. A call notice may be given by the Company for the C Warrants only within five trading days after the common stock has had a closing price as reported for the principal market of $1.00 or higher for 15 consecutive trading days.

The shares of common stock sold and the common stock underlying the warrants issued to the investors and the placement agent described herein are restricted stock as defined in Rule 144 of the Securities Act of 1933 (as amended) until the Registration Statement is declared effective by the SEC.

On November 4, 2004, certain of the terms of the September 2004 private placement were amended with the November 2004 private placement.

NOVEMBER 2004 PRIVATE PLACEMENT

On November 4, 2004, the Company completed a private placement transaction with the same investors from the First Closing, pursuant to which the Company sold an aggregate of 6,050,000 shares of common stock, 3,025,000 Series A Warrants, 3,025,000 Series B Warrants and 3,025,000 Series C Warrants (the "Second Closing"). The Company received gross proceeds totaling $605,000. For each two shares of common stock, the company issued investors one A Warrant, one B Warrant and one C Warrant. Each two shares and three warrants were sold at a total price of $0.20. The private placement was deemed exempt from registration requirements under Rule 506 of Regulation D of the Securities Act of 1933.

The Second Closing triggered certain repricing adjustments to the terms of the First Closing. Accordingly, the purchase price for the First Closing was adjusted to $0.20 for each two shares and three warrants that were sold. As adjusted, the Company is obligated to issue an additional 12,832,552 shares of common stock, 6,233,501. Series A Warrants, 6,233,501 Series B Warrants and 6,233,501 Series C Warrants. The terms of the Series A Warrants, the Series B Warrants and the Series C Warrants, as adjusted are as follows:

The Company agreed to file with the Securities and Exchange Commission not later than 30 days after the closing date of the Second Closing, and cause to be effective within 120 days after the closing date of the Second Closing, a registration statement "rs" in order to register the shares of common stock issued to the investors and the shares underlying the warrants, including the shares issuable upon exercise of warrants issued to the placement agent. The Company agreed to file with the Securities and Exchange Commission not later than 30 days after the closing date of the Second Closing, and cause to be effective within 120 days after the closing date of the Second Closing, a registration statement in order to register the shares of common stock issued to

                     ACCUPOLL HOLDING CORP. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
                                   (UNAUDITED)

the investors and the shares underlying the warrants, including the shares issuable upon exercise of warrants issued to the placement agent. If the registration statement is not filed on or before the required filing date or if the registration statement is not declared effective on or before the required effective date, then the Company must pay as liquidated damages, an amount equal to 1.5% for each 30 days or part thereof, and thereafter 2% for each 30 days of past thereof of the purchase price of the shares and warrant shares. The Company must pay any liquidated damages in cash. The warrants further provide that if the required filing and registration dates are not met, upon written demand by a holder, the Company must pay to such holder, in lieu of delivering common stock, a sum in cash equal to the closing price of our common stock on the trading date immediately preceeding the date notice is given by the holder, less the exercise price, for each share of common stock designated in the notice from such holder. In addition, on one occasion, for a period commencing 91 days after the closing date of the Second Closing, but not later than two years after the closing date of the Second Closing, upon written request of the holders of more than 50% of the shares and warrant shares actually issued upon exercise of warrants, the company is required to prepare and file a registration statement. The A Warrants expire 150 days from the date the registration statement is declared effective by the Securities and Exchange Commission and are exercisable at $0.12 per share. The B Warrants expire four years after the date the registration statement is declared effective by the Securities and Exchange Commission and are exercisable at $0.15 per share. The C Warrants expire three years after the date the registration statement is declared effective by the Securities and Exchange Commission and are exercisable at $0.50 per share.

The Company may call the warrants beginning 30 trading days after the effective date of the registration statement and ending 30 trading days before the expiration of the warrants. A call notice may be given by us for the A Warrants only within five trading days after the common stock has had a closing price as reported for the principal market of $0.24 or higher for 15 consecutive trading days. A call notice may be given by us for the B Warrants only within five trading days after the common stock has had a closing price as reported for the principal market of $0.30 or higher for 15 consecutive trading days. A call notice may be given by us for the C Warrants only within five trading days after the common stock has had a closing price as reported for the principal market of $1.00 or higher for 15 consecutive trading days.

Beginning November 4, 2004 and until the registration statement has been effective for 150 days, the investors must be given at least ten business days prior written notice of any proposed sale by us of common stock or other securities or debt obligations except in connection with (a) employee stock options or compensation plans, (b) documented legal fees, or (c) our already issued and outstanding shares of common stock as of the closing date. Such proposed sales are referred to as "excepted issuances."

Other than the excepted issuances, if at any time until the registration statement has been effective for 150 days, the Company offer, issue or agree to issue any common stock or securities convertible into or exercisable for shares of common stock (or modify any of the foregoing which may be outstanding at any time prior to the closing date) to any person or entity at a price per share or conversion or exercise price per share which shall be less

                     ACCUPOLL HOLDING CORP. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
                                   (UNAUDITED)

than $0.10, without the consent of each investor, then the Company is required to issue, for each such occasion, additional shares of common stock to each investor so that the average per share purchase price of the shares of common stock and the warrants issued to the investor (of only the common stock or warrant shares still owned by the investor) is equal to such other lower price per share. For purposes of this issuance and adjustment, the issuance of any security carrying the right to convert such security into shares of common stock will result in the issuance of the additional shares of common stock upon the issuance of such convertible security, warrant, right or option and again upon any subsequent issuances of shares of common stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than $0.10.

The exercise price of the warrants is also subject to adjustment in the event the Company effect a reorganization, consolidation or merger, or transfer all or substantially all of our properties or assets. Also, until the expiration date of the warrants, if the Company issue any common stock other than excepted issuances, prior to the complete exercise of the warrants for a consideration less than the warrant exercise price that would be in effect at the time of such issue, then the exercise price shall be reduced to such other lower issue price. For purposes of this adjustment, the issuance of any security or debt instrument carrying the right to convert such security or debt instrument into common stock or of any warrant, right or option to purchase common stock shall result in an adjustment to the exercise price upon the issuance of the above-described security, debt instrument, warrant, right, or option.

The shares of common stock sold and the common stock underlying the warrants issued to the investors and the placement agent described herein are restricted stock as defined in Rule 144 of the Securities Act of 1933 (as amended) until the Registration Statement is declared effective by the SEC.

PLACEMENT AGENT FEE FOR THE FIRST CLOSING

J.P. Turner & Company, LLC acted as placement agent for the First Closing and for the Second Closing. For the First Closing, the company agreed to pay J.P. Turner & Company a cash fee of 8% of the aggregate purchase price. The company will also pay J.P. Turner & Company 8% of the cash proceeds received from the exercise of warrants issued in connection with the placement. In addition, the company issued J.P. Turner & Company a warrant to purchase 458,306 shares of common stock, exercisable for five years at an exercise price of $0.54 per share. Due to the price adjustments caused by the Second Closing, this warrant was cancelled and the Company issued J.P. Turner & Company a warrant to purchase 1,100,000 shares of common stock, exercisable for five years at an exercise price of $0.12 per share. Further, J.P. Turner & Company will receive:

(a) one Placement Agent's A Warrant, exercisable at $0.14 per share, for each eight A Warrants exercised by an investor on a cash basis; (b) one Placement Agent's B Warrant, exercisable at $0.18 per share, for each eight B Warrants exercised by an investor on a cash basis; and (c) one Placement Agent's C Warrant, exercisable at $0.60 per share, for each eight C Warrants exercised by an investor on a cash basis. All Placement Agent's Warrants are exercisable for five years after the respective issue dates, are not subject to call and may be exercised on a cashless basis.

                     ACCUPOLL HOLDING CORP. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
                                   (UNAUDITED)

PLACEMENT AGENT FEE FOR THE SECOND CLOSING

For the Second Closing, the Company agreed to pay J.P. Turner & Company a cash fee of 10% of the aggregate purchase price. The Company will also pay J.P. Turner & Company 8% of the cash proceeds received from the exercise of warrants issued in connection with the placement. In addition, the Company issued J.P. Turner & Company warrants to purchase 504,167 shares of common stock, exercisable for five years at an exercise price of $0.12 per share. Further, J.P. Turner & Company will receive: (a) one Placement Agent's A Warrant, exercisable at $0.14 per share, for each eight A Warrants exercised by an investor on a cash basis; (b) one Placement Agent's B Warrant, exercisable at $0.18 per share, for each eight B Warrants exercised by an investor on a cash basis; and (c) one Placement Agent's C Warrant, exercisable at $0.60 per share, for each eight C Warrants exercised by an investor on a cash basis. All
Placement Agent's Warrants are exercisable for five years after the respective issue dates, are not subject to call and may be exercised on a cashless basis.

NOTE 9: RELATED PARTY PAYABLE

At December 31, 2004, the Company owes $1,443,510 to WTI, an affiliated company for services under a master services agreement. WTI is affiliated with the Company through common ownership. The obligation is noninterest bearing and not subject to a maturity date.

NOTE 10: SUBSEQUENT EVENTS

The Company filed with the Securities and Exchange Commission a registration statement in order to register the shares of common stock issued to the investors and the shares underlying the warrants, including warrant shares issuable upon exercise of warrants issued to the placement agent (the "Registration Statement"). See registration statement on Form S-1 filed by the Company in January 2005 for further information.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
AccuPoll Holding Corp.

We have audited the accompanying consolidated balance sheets of AccuPoll Holding Corp. and subsidiaries ("the "Company") as of June 30, 2004 and 2003, and the related consolidated statements of operations, stockholders' deficit and cash flows for the period from August 9, 2001 (Inception) through June 30, 2002 and for the years ended June 30, 2004 and 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AccuPoll Holding Corp. and subsidiaries as of June 30, 2004 and 2003, and the results of their operations and their cash flows for the period from August 9, 2001 (Inception) through June 30, 2002 and for the years ended June 30, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has losses from operations through June 30, 2004 and an accumulated deficit of approximately $22.6 million at that date, negative working capital at June 30, 2004 approximating $6.8 million and a lack of operational history. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty.

As discussed in Note 10 to the accompanying consolidated financial statements, the Company may be subject to possible rescission claims regarding the sale or other issuances of certain equity instruments. Accordingly, the June 30, 2003 consolidated balance sheet has been restated to reflect the potential liability associated with such transactions. As discussed in Note 11, an expense of $655,000 relating to warrants issued for services that were not provided by the vendor was recorded during the year ended June 30, 2003. Accordingly, the consolidated statement of operations for the year then ended has been restated to reduce the previously reported net loss by $655,000.

                   ------------------------------------------
                   /S/ SQUAR, MILNER, REEHL & WILLIAMSON, LLP
                   NEWPORT BEACH, CALIFORNIA

                   SEPTEMBER 27, 2004
                   ------------------------------------------

                             ACCUPOLL HOLDING CORP.
                           CONSOLIDATED BALANCE SHEETS
                             June 30, 2004 and 2003

                                                                                                         2003
                                                                                         2004        (AS RESTATED)
                                                                                     ------------    ------------
                                  ASSETS
CURRENT ASSETS
      Cash                                                                           $    113,789    $         --
      Accounts receivable, net                                                            254,895              --
      Inventories                                                                         168,636              --
      Deferred acquisition costs                                                               --         144,206
      Prepaid expenses                                                                         --           2,500
      Total Current Assets                                                                     --              --
                                                                                          537,320         146,706
PROPERTY AND EQUIPMENT, net                                                                14,012              --
CAPITALIZED SOFTWARE DEVELOPMENT COSTS, net                                             2,544,207       1,403,899
OTHER ASSETS                                                                               26,246              --
                                                                                     ------------    ------------
      TOTAL ASSETS                                                                   $  3,121,785    $  1,550,605
                                                                                     ============    ============
                   LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
      Accounts payable and accrued expenses                                          $  1,817,284    $    931,503
      Related party payables                                                            1,228,070         872,940
      Deferred revenues                                                                    74,628              --
      Convertible debt. net of discount                                                 3,304,600              --
      Notes and accrued interest payable to related parties                                30,000         175,000
      Put liability related to warrant issuance                                           163,760         113,750
      Liabilities subject to compromise                                                   732,544              --
                                                                                     ------------    ------------
                                                                                        7,350,886       2,093,193
                                                                                     ------------    ------------
EQUITY INSTRUMENTS SUBJECT TO RESCISSION                                                6,200,000       4,377,033
                                                                                     ------------    ------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' DEFICIT
      Convertible Series A preferred stock, $0.01 par value, 80,000 shares
      authorized, no shares issued or outstanding (liquidation preference of zero)             --              --
      Common stock, par value of $0.001, 600,000,000 shares
        authorized; 158,482,171 and 112,945,963 shares issued and outstanding
        at June 30, 2004 and 2003, respectively                                           158,482         112,946
      Additional paid-in capital                                                       12,046,817       2,222,580
      Accumulated deficit                                                             (22,634,400)     (7,255,147)
                                                                                     ------------    ------------
                                                                                      (10,429,101)     (4,919,621)
                                                                                     ------------    ------------
      TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                    $  3,121,785    $  1,550,605
                                                                                     ============    ============

SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED FINANCIAL STATEMENTS

                             ACCUPOLL HOLDING CORP.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
      For The Years Ended June 30, 2004 and 2003, and For The Period From
                August 9, 2001 (Inception) Through June 30, 2002

                                         YEAR ENDED      YEAR ENDED      PERIOD ENDED
                                       JUNE 30, 2004    JUNE 30, 2003    JUNE 30, 2002
                                                        (As Restated)
                                       -------------    -------------    -------------
NET SALES                              $   1,508,656    $          --    $          --
COST OF SALES                              1,185,797               --               --
                                       -------------    -------------    -------------
GROSS PROFIT                                 322,859               --               --
EXPENSES

      General and administrative           3,160,257        3,104,192          904,083
      Professional fees                    4,264,156        1,714,475        1,198,622
      Interest                             4,534,947           29,900          303,875
      Loss on disposal of investment       1,200,000               --               --
      Impairment of goodwill               2,542,752               --               --
                                       -------------    -------------    -------------
                                          15,702,112        4,848,567        2,406,580
                                       -------------    -------------    -------------
NET LOSS                               $ (15,379,253)   $  (4,848,567)   $  (2,406,580)
                                       =============    =============    =============
BASIC AND DILUTED LOSS
    PER COMMON SHARE                   $       (0.12)   $       (0.05)   $       (0.04)
                                       =============    =============    =============
WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING                   130,782,481      106,687,447       68,735,272
                                       =============    =============    =============

SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED FINANCIAL STATEMENTS

                             ACCUPOLL HOLDING CORP.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
       For The Years Ended June, 30 2004 and 2003 and For The Period From
                August 9, 2001 (Inception) Through June 30, 2002

                                                        Common Stock       Common Stock  Additional                       Total
                                                -------------------------- Subscription   Paid-in       Accumulated   Stockholder's
                                                   Shares        Amount     Receivable    Capital         Deficit        Deficit
                                                -----------   ------------   --------   ------------    ------------   ------------
Balance at August 9, 2001 (Inception)                    --   $         --   $     --   $        --     $         --   $         --

Issuance of common stock upon formation          61,280,000         61,280         --        (61,280)             --             --

Issuance of common stock at $0.08 per
share for the conversion of notes payable,
including accrued interest of $16,375             3,724,292          3,724         --        300,151              --        303,875

Issuance of common stock at $0.08
per share for note receivable                       612,800            613         --         49,387              --         50,000

Proceeds from the issuance of common
stock at $0.08 per share in connection with
the exercise of warrants                          3,724,292          3,724    (12,500)       298,744              --        289,968

Proceeds from the issuance of common stock
at $0.12 per share in connection with the
exercise of warrants                              6,177,024          6,177         --        750,004              --        756,181

Issuance of common stock in connection
with the merger with WIPC (including 18,400,000
shares issued to brokers)                        18,639,000         18,639         --        (18,639)             --             --

Issuance of common stock at $0.06 per share
for services                                      4,800,000          4,800         --        295,200              --        300,000

Issuance of common stock at $0.08 per share
for services                                      3,840,000          3,840         --        309,504              --        313,344

Estimated fair value of warrants granted
in connection with convertible debt                      --             --         --        287,500              --        287,500

Estimated fair value of options and
warrants granted for services                            --             --         --        813,525              --        813,525

Equity instruments subject to rescission                 --             --         --     (1,021,834)             --     (1,021,834)

Interest on equity instruments subject
to rescission                                            --             --         --        (12,137)             --        (12,137)

Net loss                                                 --             --         --             --      (2,406,580)    (2,406,580)
                                                -----------   ------------   --------   ------------    ------------   ------------
Balance at June 30, 2002 (as restated)          102,797,408   $    102,797   $(12,500)  $  1,990,125    $ (2,406,580)  $   (326,158)
                                                ===========   ============   ========   ============    ============   ============
Issuance of common stock at $0.91 for services        6,593              7         --          5,993              --          6,000

Issuance of common stock at $1.02 for services       32,862             33         --         33,486              --         33,519

Issuance of common stock at $1.04 for services       17,000             17         --         17,663              --         17,680

Issuance of common stock at $1.05 for services      207,142            207         --        217,292              --        217,499

Issuance of common stock at $1.17 for services      120,000            120         --        140,280              --        140,400

Issuance of common stock at $1.18 for services        6,667              7         --          7,860              --          7,867

Issuance of common stock at $1.20 for services       30,000             30         --         35,970              --         36,000

Issuance of common stock at $1.25 for services        8,500              9         --         10,616              --         10,625

Issuance of common stock at $1.40 for services       20,000             20         --         27,980              --         28,000

Issuance of common stock at  $0.00 per share
in connection with the cashless  exercises
of warrants                                         208,540            209         --           (209)             --             --

Proceeds from the issuance of common stock at
$0.06 per share in connection with the exercise
of warrants                                         911,954            912         --         56,201              --         57,113

Proceeds from the issuance of common stock at
$0.08 per share in connection with the exercise
of warrants                                         245,120            245         --         19,755              --         20,000

Proceeds from the issuance of common stock at
$0.12 per share in connection with the exercise
of warrants                                       2,828,272          2,828         --        343,113              --        345,941

Proceeds from the issuance of common stock at
$0.25 per share in connection with the
exercise of warrants                                200,000   $        200   $     --   $     49,800    $         --   $     50,000

SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED FINANCIAL STATEMENTS ...CONTINUED

                                                      Common Stock         Common Stock Additional                       Total
                                                -------------------------- Subscription   Paid-in       Accumulated   Stockholder's
                                                   Shares        Amount     Receivable    Capital         Deficit        Deficit
                                                -----------   ------------   --------   ------------    ------------   ------------
Proceeds from the issuance of common stock at
$0.06 per share for cash                            535,445   $        535   $     --   $     32,929    $         --   $     33,464

Proceeds from the issuance of common stock at
$0.12 per share for cash                          3,642,480          3,642         --        444,057              --        447,699

Proceeds from the issuance of common stock at
$0.25 per share for cash                            840,000            840         --        209,160              --        210,000

Proceeds from the issuance of common stock at
$0.30 per share for cash                             52,280             52         --         15,782              --         15,834

Proceeds from the issuance of common stock at
$0.40 per share for cash                             62,500             63         --         24,937              --         25,000

Proceeds from the issuance of common stock at
$0.47 per share for cash                             95,200             95         --         44,940              --         45,035

Proceeds from the issuance of common stock at
$0.50 per share for cash                             50,000             50         --         24,950              --         25,000

Proceeds from the issuance of common stock at
$0.95 per share for cash                             28,000             28         --         26,572              --         26,600

Commissions paid for fund raising activity               --             --         --       (281,944)             --       (281,944)

Beneficial conversion feature in connection
with the issuance of convertible debt                    --             --         --         50,000              --         50,000

Estimated fair value of warrants granted in
connection with note payable                             --             --         --         20,000              --         20,000

Estimated fair value of warrants granted
for services                                             --             --         --      1,839,000              --      1,839,000

Estimated fair value of options granted
for services                                             --             --         --        273,084              --        273,084

Liability incurred in connection with the
issuance of warrants                                     --             --         --       (113,750)             --       (113,750)

Equity instruments subject to rescission                 --             --         --     (3,185,309)             --     (3,185,309)

Interest on equity instruments subject to
rescission                                               --             --         --       (157,753)             --       (157,753)

Write off of subscriptions receivable                    --             --     12,500             --              --         12,500

Net loss                                                 --             --         --             --      (4,848,567)    (4,848,567)
                                                -----------   ------------   --------   ------------    ------------   ------------
Balance at June 30, 2003 (as restated)          112,945,963        112,946   $     --   $  2,222,580    $ (7,255,147)  $ (4,919,621)
                                                ===========   ============   ========   ============    ============   ============
Common stock issued for cash                      6,553,857          6,554         --        799,518              --        806,072

Common stock issued for services                     35,000             35         --         34,915              --         34,950

Proceeds from the issuance of common stock
in connection with the exercise of warrants      20,502,794         20,503         --      3,778,113              --      3,798,616

Estimated fair value of warrants
granted for services                                     --             --         --        786,000              --        786,000

Liability incurred in connection with the
issuance of warrants                                     --             --         --        (50,010)             --        (50,010)

....CONTINUED

SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED FINANCIAL STATEMENTS

                                                      Common Stock         Common Stock Additional                       Total
                                                -------------------------- Subscription   Paid-in       Accumulated   Stockholder's
                                                   Shares        Amount     Receivable    Capital         Deficit        Deficit
                                                -----------   ------------   --------   ------------    ------------   ------------
Estimated fair value of warrants granted
in connection with convertible debt                      --             --         --        362,800             --         362,800

Common stock issued in connection with
conversion of convertible debt and
accrued interest                                  3,881,250          3,881         --        772,369              --        776,250

Beneficial conversion feature in connection
with the issuance of convertible debt                    --             --         --      3,641,800              --      3,641,800

Issuance of common stock in connection
with cashless exercise of options                 6,030,307          6,030         --         (6,030)             --             --

Commissions paid for fund raising activity               --             --         --       (277,000)             --       (277,000)

Acquisition of Z Prompt                           8,533,000          8,533         --      1,804,729              --      1,813,262

Equity instruments subject to rescission                 --             --         --     (1,500,967)             --     (1,500,967)

Interest on equity instruments subject
to rescission                                            --             --         --       (322,000)             --       (322,000)

Net loss                                                 --             --         --             --     (15,379,253)   (15,379,253)
                                                -----------   ------------   --------   ------------    ------------   ------------
Balance at June 30, 2004                        158,482,171   $    158,482   $     --   $ 12,046,817    $(22,634,400)  $(10,429,101)
                                                ===========   ============   ========   ============    ============   ============

SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED FINANCIAL STATEMENTS

                             ACCUPOLL HOLDING CORP.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
      For The Years Ended June 30, 2004 and 2003, and For The Period From
                August 9, 2001 (Inception) Through June 30, 2002

                                                                                     YEAR ENDED      YEAR ENDED     PERIOD ENDED
Cash flows from operating activities:                                               JUNE 30, 2004   JUNE 30, 2003   JUNE 30, 2002
                                                                                                   (AS RESTATED)
                                                                                   ----------------------------------------------
     Net loss                                                                       $(15,379,253)   $ (4,848,567)   $ (2,406,580)
     Adjustments to reconcile net loss to net cash used in
       operating activities:
         Depreciation and amortization                                                   245,408              --              --
         Loss on disposal of fixed assets                                                 12,640              --              --
         Estimated fair value of warrants granted in
            connection with notes payable                                                     --          20,000         287,500
         Estimated fair value of options and warrants
            granted for services                                                         786,000       2,112,084         813,525
         Estimated fair value of common stock issued
            for services                                                                  34,950         497,590         327,344
         Amortization of estimated fair value of warrants granted
            and beneficial conversion feature in connection with
            the issuance of convertible notes payable                                  4,054,600              --              --
         Convertible debt issued for services                                          1,276,000              --              --
         Loss on disposal of investment                                                1,200,000              --              --
         Impairment of goodwill                                                        2,542,752              --              --
         Accrued interest related to the conversion of notes payable                          --              --          16,375
         Write off of subscription receivable                                                 --          12,500              --
         Write off of prepaid consulting                                                      --         286,000              --
         Changes in operating assets and liabilities:
            Accounts receivable                                                         (209,939)             --              --
            Inventories                                                                  (73,300)             --              --
            Prepaid expenses                                                               2,500          (2,500)             --
            Other assets                                                                 128,996              --              --
            Accounts payable and accrued expenses                                        622,237         755,211         176,292
            Related party payables                                                       358,327          10,000         151,020
            Increase in capitalized software development costs                        (1,371,600)       (530,013)       (111,966)
                                                                                    ------------    ------------    ------------
     Net cash used in operating activities                                            (5,769,682)     (1,687,695)       (746,490)
                                                                                    ------------    ------------    ------------
Cash flows from investing activities:
     Increase in deferred acquisition costs                                                   --        (144,206)             --
     Purchases of property and equipment                                                 (11,135)             --              --
     Proceeds from related party note receivable                                              --         300,000        (300,000)
     Cash of acquired entity                                                               2,368              --              --
                                                                                    ------------    ------------    ------------
     Net cash provided by (used in) investing activities                                  (8,767)        155,794        (300,000)
                                                                                    ------------    ------------    ------------
Cash flows from financing activities:
     Proceeds from the issuance of notes payable to related parties                      210,950         175,000              --
     Principal payments of notes payable to related parties                             (195,000)             --              --
     Proceeds from issuance of convertible debt                                        1,528,600          50,000         287,500
     Borrowings on line-of-credit                                                         20,000              --              --
     Proceeds from the issuance of common stock                                          806,072         546,688              --
     Proceeds from issuance of common stock upon exercise of warrants, net             3,521,616         473,054       1,046,149
                                                                                    ------------    ------------    ------------
     Net cash provided by financing activities                                         5,892,238       1,244,742       1,333,649
                                                                                    ------------    ------------    ------------
Net increase (decrease) in cash                                                          113,789        (287,159)        287,159
Cash at beginning of period                                                                   --         287,159              --
                                                                                    ------------    ------------    ------------
Cash at end of period                                                               $    113,789    $         --    $    287,159
                                                                                    ============    ============    ============
Supplemental  disclosure of cash flow  information - Cash paid during the period for:

         Interest (none paid in cash)                                               $         --    $         --    $         --
                                                                                    ============    ============    ============
         Income taxes                                                               $        800    $        800    $        800
                                                                                    ============    ============    ============

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND OPERATING ACTIVITIES See accompanying notes to the consolidated financial statements for information relating to non-cash investing and financing activities concerning prepaid consulting fees, issuance of common stock related to convertible debt and warrants, issuance of preferred stock, increase in capitalized software development costs, beneficial conversion features and related party payables.

SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED FINANCIAL STATEMENTS

                             ACCUPOLL HOLDING CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004

NOTE 1 ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

AccuPoll Holding Corporation, a Nevada corporation (the "parent company"), principally operates through its wholly owned subsidiary AccuPoll, Inc., which was incorporated on August 9, 2001 in Delaware. The parent company is engaged in the design and development of a voting system with an intuitive touch-screen interface (the "Voting System") that provides a polling place electronic voting solution that is reliable, accurate, immediate, secure, easy to use, confidential and auditable. The Voting System has the ability to simultaneously produce two different electronic audit trails (recorded on both the polling place administrative work station and the local voting station), in addition to generating a printed-paper ballot. The parent company completed a reverse acquisition with a publicly traded company (see Note 2) in May 2002, and its common stock is quoted on the Over-The-Counter Bulletin Board under the symbol "ACUP." For financial reporting purposes, the parent company was classified as a development stage enterprise until November 2003.

PRINCIPLES OF CONSOLIDATION

                                     GENERAL

The accompanying consolidated financial statements include the accounts of the parent company and its wholly-owned subsidiary AccuPoll, Inc. In addition, the accounts of Z prompt, Inc. ("Z prompt"), a wholly-owned subsidiary, are included in such financial statements from November 1, 2003. All significant inter-company balances and transactions have been eliminated in consolidation.

Except where the context requires otherwise, the entities named in the preceding paragraph are hereinafter collectively referred to as the "Company."

                             BANKRUPTCY OF Z PROMPT

As  discussed  in Note 12, Z prompt filed  voluntary  bankruptcy  in March 2004.
Although the Company is not presently a member of the unsecured creditors committee that was formed in connection with the bankruptcy proceedings, the Company is the single largest pre-petition creditor of Z prompt.

In addition, as described in Note 6, the Company and certain of its officers and principal stockholders are presently involved in civil litigation with certain former stockholders and officers of Z prompt. Management has determined that it would not be meaningful to de-consolidate the accounts of Z prompt at this time because the Company (a) has a substantial negative investment in Z prompt as of June 30, 2004, and (b) expects to re-gain control of this subsidiary based on the expectation that Z prompt will be able to negotiate a confirmed reorganization plan and emerge from bankruptcy by approximately March of 2005. See Note 3 for additional information regarding Z prompt.

                                AFFILIATED ENTITY

As further explained below in the "Variable Interest Entity" section of this note, the accounts of affiliate Web Tools International, Inc. ("WTI") were consolidated with those of the Company as of January 1, 2004 in accordance with Financial Accounting Standards Board ("FASB") Interpretation ("FIN") No. 46. For reasons discussed in Note 5, WTI was de-consolidated as of April 1, 2004.

GOING CONCERN/LIQUIDITY CONSIDERATIONS

The Company has not generated any revenues from its Voting System operations, and there is no assurance of any future revenues. The Company will require substantial additional funding for continuing the development, obtaining regulatory approval, and commercialization of its product. There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company.

Management has taken actions to address these matters, which include:

     o Retention of experienced management personnel with particular skills in the commercialization of such products;

     o Attainment of technology to develop such products and additional products; and

     o Raising additional funds through the sale of debt and/or equity securities.

Federal, State and various foreign government regulations govern the sale of the Company's products. There can be no assurance that the Company will receive the regulatory approval required to market its proposed products.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. The Company has incurred losses through June 30, 2004, has negative working capital at that date of approximately $6.8 million, and has a lack of operational history which, among other factors, raise substantial doubt about its ability to continue as a going concern. The Company intends to fund operations through sales of the Voting System, but there is no commitment by any entities for the purchase of any of the proposed products. In the absence of significant sales and profits, the Company may seek to raise additional funds to meet its working capital requirements through debt and/or equity financing arrangements. Management believes that such arrangements, combined with the net proceeds from the transaction described in
Note 18, will be sufficient to fund the Company's capital expenditures, working capital needs and other cash requirements for the year ending June 30, 2005. The successful outcome of future activities cannot be determined at this time, and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

These circumstances, combined with the potential liability described in Note 10, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

OTHER RISKS AND UNCERTAINTIES

The  Company  intends  to  operate  in an  industry  that is  subject to intense competition,  government  regulation  and  technological  change.  The Company's
operations  are  subject  to  significant  risks  and  uncertainties   including
financial, operational, technological, regulatory and other risks associated with an emerging business, including the potential risk of business failure.

From time to time, the Company maintains cash balances at certain institutions in excess of the FDIC limit of $100,000.

USE OF ESTIMATES

The Company prepares its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP"), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include realization of long-lived assets, equity instruments subject to rescission, valuation of stock options and warrants, and the continued consolidation of a wholly-owned subsidiary in bankruptcy. Actual results could differ from those estimates.

SOFTWARE DEVELOPMENT COSTS

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed,"
the Company capitalizes certain costs related to the development of new software products or the enhancement of existing software products for sale or license. These costs are capitalized from the point in time that technological feasibility has been established, as evidenced by a working model or detailed working-program design to the point in time that the product is available for general release to customers. Capitalized software development costs are amortized on a straight-line basis over the three-year estimated economic life of the products, beginning (as applicable) with the general product release to customers or when the Voting System qualified under certain federal standards. Research and development costs incurred prior to establishing technological feasibility and costs incurred subsequent to the events described in the preceding sentence are charged to expense as incurred.

The Company periodically evaluates whether events or circumstances have occurred that indicate that the remaining useful lives of the capitalized software development costs should be revised or that the remaining balance of such assets may not be recoverable. At June 30, 2004, management believes that no revisions to the remaining useful lives or write-down of capitalized software development costs are required. The Company began amortizing its capitalized software development costs in April 2004, following the March 2004 qualification of its Voting System as complying with certain federal voting system standards; at June 30, 2004, accumulated amortization approximated $ 230,000.

FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. The carrying amount of the Company's accounts payable and accrued expenses approximates their estimated fair values due to the short-term maturities of those financial instruments. In the opinion of management, the fair value of payables to related parties cannot be estimated without incurring excessive costs; for that reason, the Company has not provided such disclosure. Other information about related-party liabilities (such as the carrying amount, the interest rate, and the maturity date) is provided, where applicable, elsewhere in these notes to consolidated financial statements.

STOCK-BASED COMPENSATION

The Company accounts for stock-based compensation issued to employees using the intrinsic value based method as prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." Under the intrinsic value based method, compensation is the excess, if any, of the fair value of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Compensation, if any, is recognized over the applicable service period, which is usually the vesting period.

SFAS No. 123, "Accounting for Stock-Based Compensation," if fully adopted, changes the method of accounting for employee stock-based compensation to the fair value based method. In addition, under this pronouncement, the fair value of options and warrants issued to non-employees is estimated using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the equity instrument, and the annual rate of quarterly dividends. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

FIN No. 44, "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB 25," clarifies the application of APB 25 for (a) the definition of "employee" for purposes of applying APB 25, (b) the criteria for determining whether a plan qualifies as a non-compensatory plan, (c) the accounting consequences of various modifications to the terms of a previously fixed stock option or award, and (d) accounting for an exchange of stock compensation awards in a business combination. Management believes that the Company accounts for transactions involving stock-based employee compensation in accordance with FIN No. 44.

SFAS  No.  148,  "Accounting  for  Stock-Based  Compensation  -  Transition  and
Disclosure, an amendment of SFAS 123," was issued in December 2002 and is effective for fiscal years ended after December 15, 2002. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosure in both annual and interim financial statements about (a) the method of accounting for stock-based employee compensation and (2) the effect of the method used on reported results.

The adoption of the accounting methodology of SFAS No. 123 is optional for stock-based employee compensation, and the Company has elected to continue accounting for options issued to employees using APB 25. However, pro forma disclosures, as if the Company adopted the cost recognition requirements of SFAS No. 123, are required to be presented.

At June 30, 2004, the Company has no stock-based employee compensation plans; however, there have been non-plan options granted by the Company to certain employees. There is no stock-based employee compensation expense reflected in net loss for fiscal 2004, fiscal 2003, or for the period from August 9, 2001 (Inception) through June 30, 2002 because options granted to employees had an exercise price equal to or greater than the market value of the underlying common stock on the grant date. The following table illustrates the effect on net loss and loss per common share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation.

                                                        PERIODS ENDED JUNE 30,
                                                2004            2003            2002
                                           ------------    ------------    ------------
Net loss attributable to common
    stockholders *                         $(15,701,253)   $ (5,006,567)   $ (2,418,717)
Add: total stock-based employee
     compensation expense determined
     under fair value based method
     for all awards                          (1,421,100)       (598,230)        (68,340)
                                           ------------    ------------    ------------
    Pro-forma                              $(17,122,353)   $ (5,604,797)   $ (2,487,057)
                                           ============    ============    ============
Basic and diluted loss per common share:
    As reported                            $      (0.12)   $      (0.05)   $      (0.04)
                                           ============    ============    ============
    Pro-forma                              $      (0.13)   $      (0.05)   $      (0.04)
                                           ============    ============    ============

* These amounts include interest related to certain equity instruments subject to rescission (see Note 10).

BENEFICIAL CONVERSION FEATURE

The convertible feature of a note payable (see Note 4) provides for a rate of conversion that is below market value. This feature is normally characterized as a beneficial conversion feature ("BCF"). Pursuant to Emerging Issues Task Force ("EITF") Issue No. 98-5 ("EITF 98-5"), "Accounting For Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratio," and EITF Issue No. 00-27, "Application of EITF Issue No. 98-5 To Certain Convertible Instruments," the Company has estimated the fair value of such BCF to approximate $50,000 for the year ended June 30, 2003 and none for the period ended June 30, 2002.

In connection with its fiscal 2004 borrowings under several convertible notes payable, the Company recorded and amortized BCFs of approximately $3,640,000 (including the transactions described in Notes 4, 13 and 14) during the year ended June 30, 2004.

INVENTORIES

Inventories are stated at the lower of cost or estimated market, and consist entirely of finished goods (Voting System machines). Cost is determined on a weighted average basis that approximates the first-in, first-out method. Market is estimated by comparison with recent purchases or net realizable value. The net realizable value is estimated based on management's forecast for sales of the Company's products or services in the ensuing years. The industry in which the Company operates is characterized by technological advancement and change. Should demand for the Company's products prove to be significantly less than anticipated, the ultimate realizable value of the Company's inventory could be substantially less than the amount shown in the accompanying consolidated balance sheets.

REVENUE RECOGNITION

The Company records sales when goods are shipped to the customer or upon the completion of the service. Amounts received prior to the completion of the earnings process, such as maintenance contracts paid in advance, are included in deferred revenues in the accompanying consolidated balance sheets.

The Securities and Exchange Commission (the "SEC") has issued Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition," which outlines the basic criteria that must be met to recognize revenue and provides guidance for presentation of revenue and for disclosures related to revenue recognition policies in financial statements filed with the SEC. Management believes that the Company's revenue recognition accounting policy conforms to SAB 104.

INDEFINITE-LIFE INTANGIBLE ASSETS

Goodwill represents the excess of the purchase price over the estimated fair value of identifiable net assets acquired. The Company has applied the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets," in accounting for goodwill. SFAS No. 142 requires that goodwill and other intangible assets that have indefinite lives not be amortized, but instead be tested at least annually for impairment when events or changes in circumstances indicate that the asset might be impaired. For indefinite-life intangible assets, impairment is tested by comparing the carrying value of the asset to the estimated fair value of the reporting unit to which they are assigned. The Company recorded an impairment charge approximating $2,543,000 to write-off all of the goodwill associated with the acquisition of Z Prompt described in Note 3.

IMPAIRMENT OF LONG LIVED-ASSETS

The Company periodically evaluates the carrying value of its long-lived assets under the provisions of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets, and supersedes (a) SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and (b) the accounting and reporting provisions of APB Opinion No. 30 ("Reporting the Effects of the Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions") for the disposal of a segment of a business as previously defined in that Opinion. SFAS No. 144 also amends Accounting Research Bulletin ("ARB") No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation of a subsidiary when control is likely to be temporary.

SFAS No. 144 requires impairment losses to be recorded on long-lived assets used in operations, including amortizable intangible assets when indicators of impairment are present. Indicators of impairment include an economic downturn or a change in the assessment of future operations. In the event a condition is identified that may indicate an impairment issue, an assessment is performed using a variety of methodologies, including analysis of undiscounted future cash flows, estimates of sales proceeds and independent appraisals. If such assets are impaired, the expense recognized is the amount by which the carrying amount of the asset exceeds the estimated fair value. Assets to be disposed of are reported at the lower of the carrying value or the estimated fair market value, less cost to sell.

On March 31, 2004, the Company's wholly-owned subsidiary Z prompt filed bankruptcy (see Note 12). In connection with the bankruptcy filing, the Company recorded an impairment charge approximating $2,543,000 to write-off all of the goodwill associated with the acquisition of this subsidiary (see Note 3).

INCOME TAXES

Deferred income taxes reflect the estimated tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts reported for income tax purposes. The Company records a valuation allowance for deferred tax assets when, based on management's best estimate of taxable income (if any) in the foreseeable future, it is more likely than not that some portion of the deferred tax assets may not be realized.

ADVERTISING

The Company expenses the cost of advertising as incurred. Advertising expense approximated $170,000, $310,000, and $90,000 for the years ended June 30, 2004 and 2003 and for the period from August 9, 2001 (Inception) through June 30, 2002, respectively.

RESEARCH AND DEVELOPMENT

Certain expenditures for research and development activities relating to product development and improvement are charged to expense as incurred. Such expenditures approximated $175,000 for the period August 9, 2001 (Inception) through June 30, 2002. There were no such expenditures for the year ended June 30, 2003. The Company incurred approximately $137,000 for development of its products during fiscal 2004.

LOSS PER COMMON SHARE

Under SFAS No. 128, "Earnings per Share," basic earnings per share is computed by dividing net income available to common shareholders by the weighted-average number of common shares assumed to be outstanding during the period of computation. Diluted earnings per common share is computed similar to basic earnings per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and the additional common shares were dilutive (approximating 75,000,000, 31,700,000, and 28,200,000 shares at June 30, 2004, 2003 and 2002, respectively), based on the treasury stock method. Because the Company has incurred net losses, basic and diluted loss per common share are equal because additional potential common shares would be anti-dilutive.

                             PERIODS ENDED JUNE 30,

                                        2004            2003            2002
                                  -------------   -------------   -------------
Net loss, as reported             $ (15,379,253)  $  (4,848,567)  $  (2,406,580)
Interest related to equity
    instruments subject to
     rescission                        (322,000)       (158,000)        (12,137)
                                  -------------   -------------   -------------
Net loss available to common
     stockholders                 $ (15,701,253)  $  (5,006,567)  $  (2,418,717)
                                  =============   =============   =============
Shares used to compute
   basic and diluted loss
   per common share:
   Weighted-average common shares   130,782,481     106,687,447      68,735,272
                                  =============   =============   =============
Basic and diluted loss per
   common share                   $       (0.12)  $       (0.05)  $       (0.04)
                                  =============   =============   =============

DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

SFAS No. 133, "Accounting For Derivative Instruments and Hedging Activities" (as amended by SFAS Nos. 137, 138, 140, 141 and 145), establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet at their fair value. The Company has no derivatives or hedging activities as of June 30, 2004 or June 30, 2003.

COMPREHENSIVE INCOME

SFAS No. 130, "Reporting Comprehensive Income," establishes the standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The adoption of SFAS 130 has not materially impacted the Company's financial position or results of operations.

SEGMENT INFORMATION

SFAS 131, "Disclosures about Segments of an Enterprise and Related Information," changed the way public companies report information about segments of their business in their annual financial statements and requires them to report selected segment information in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the products and services an entity provides, the foreign countries in which it holds significant assets and its major customers. At June 30, 2004 and 2003, the Company operates in one segment, as disclosed in the accompanying consolidated statements of operations.

VARIABLE INTEREST ENTITY

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB 51." The primary objectives of FIN No. 46 are to provide guidance on the identification of entities for which control is achieved through means other than voting rights (variable interest entities, or "VIEs"), and how to determine when and which business enterprise (if any) should consolidate the VIE. This new model for consolidation applies to an entity for which either: (a) the equity investors do not have a controlling financial interest; or (b) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. In addition, FIN No. 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. As amended in December 2003, the effective dates of FIN No. 46 for the Company are as follows: (a) For interests in special-purpose entities: the first period ended after December 15, 2003; and
(b) For all other types of VIEs: the first period ended after March 15, 2004.

The Company is associated with WTI through common ownership; in addition, until April 2004 the Company was a major customer of WTI for software development services. (WTI derived approximately 75% and 98% of their revenue from services provided to the Company for the year ended June 30, 2003 and the seven months ended January 31, 2004, respectively.) Based on these and other factors, the Company determined that, as of January 1, 2004, (i) WTI is a VIE and (ii) the Company was its primary beneficiary. Therefore, effective January 1, 2004, the accounts of WTI were consolidated with those of the Company. For reasons explained in Note 5, the accounts of WTI were de-consolidated effective April 1, 2004.

SIGNIFICANT RECENT ACCOUNTING PRONOUNCEMENTS

In April 2003, the FASB issued SFAS No. 149, "Amendments of Statement 133 on Derivative Instruments and Hedging Activities," which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133. This pronouncement is effective for contracts entered into or modified after June 30, 2003 (with certain exceptions), and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not have a material impact on the Company's consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity, and is effective for public companies as follows: (i) in November 2003, the FASB issued FASB Staff Position ("FSP") FAS 150-03 ("FSP 150-3"), which defers indefinitely (a) the measurement and classification guidance of SFAS No. 150 for all mandatorily redeemable non-controlling interests in (and issued by) limited-life consolidated subsidiaries, and (b) SFAS No. 150's measurement guidance for other types of mandatorily redeemable non-controlling interests, provided they were created before November 5, 2003; (ii) for financial instruments entered into or modified after May 31, 2003 that are outside the scope of FSP 150-3; and (iii) otherwise, at the beginning of the first interim period beginning after June 15, 2003. The Company adopted SFAS No. 150 on the aforementioned effective dates. The adoption of this pronouncement did not have a material impact on the Company's results of operations or financial condition.

In December 2003, the FASB issued a revision of SFAS No. 132, EMPLOYERS' DISCLOSURES ABOUT PENSIONS AND OTHER POSTRETIREMENT BENEFITS. This pronouncement ("SFAS No. 132-R") expands employers' disclosures about pension plans and other post-retirement benefits, but does not change the measurement or recognition of such plans required by SFAS No. 87, No. 88, or No. 106. SFAS No. 132-R retains the existing disclosure requirements of SFAS No. 132, and requires certain additional disclosures about defined benefit post-retirement plans. Except as described in the following sentence, SFAS No. 132-R is effective for foreign plans for fiscal years ending after June 15, 2004; after the effective date, restatement for some of the new disclosures is required for earlier annual periods. Some of the interim-period disclosures mandated by SFAS No. 132-R (such as the components of net periodic benefit cost, and certain key assumptions) are effective for foreign plans for quarters beginning after December 15, 2003; other interim-period disclosures will not be required for the Company until the first quarter of 2005. Since the Company does not have any defined benefit post-retirement plans, the adoption of this pronouncement did not have any impact on the Company's results of operations or financial condition.

Other significant recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public
Accountants, and the SEC are discussed elsewhere in these notes to the consolidated financial statements. In the opinion of management, significant recent accounting pronouncements did not or will not have a material effect on the consolidated financial statements, other than FIN No. 46 as discussed above.

STOCK DIVIDEND

Effective July 18, 2002, the Company's Board of Directors approved a stock dividend that was accounted for as a four-for-one stock split. All references throughout these consolidated financial statements and notes to the number of shares, per share amounts, stock options, and market prices of the Company's common stock have been restated to reflect such stock dividend.

EQUITY INSTRUMENTS SUBJECT TO RESCISSION

The Company accounts for common stock and other equity instruments that may be subject to rescission claims at estimated fair value (based on applicable measurement criteria) in accordance with the SEC's promulgated accounting rules and interpretive releases. Since equity instruments subject to rescission are redeemable at the holder's option or upon the occurrence of an uncertain event not solely within the Company's control, such equity instruments are outside the scope of SFAS No. 150 and its related interpretations. Under the SEC's interpretation of GAAP, reporting such claims outside of stockholders' equity (as "mezzanine equity") is required, regardless of how remote the redemption event may be.

RESTATEMENTS AND RECLASSIFICATIONS

As previously reported, the accompanying June 30, 2003 consolidated balance sheet has been restated to reflect equity instruments subject to rescission, and the financial statements described in Note 11 have been restated as explained therein. All financial information included in these notes to consolidated financial statements that relates to the quarters ended September 30, 2003 and December 31, 2003 reflects (a) the applicable adjustments described in the amended Form 10-Q's for such periods, and (b) the restatement of the balance sheets as of those dates to reflect equity instruments subject to rescission. In addition, all financial information included in these notes to consolidated financial statements for the first three quarters of fiscal 2003 has been adjusted as described in Note 9.

As of the effective date of SFAS No. 150 (see above), management reclassified the June 30, 2003 balance (approximately $114,000) of the put liability related to warrant issuances from "mezzanine equity" to the liability section of the Company's consolidated balance sheet.

Certain reclassifications have been made to the 2003 and 2002 financial statement presentation to conform to the current year's presentation.

NOTE 2 REVERSE ACQUISITION

On May 20, 2002, Western International Pizza Corporation ("WIPC"), a publicly traded company, entered into a Stock Exchange Agreement (the "Exchange Agreement") with AccuPoll, Inc ("AccuPoll") in a tax-free share exchange under
Section 368(a)(1)(B) of the Internal Revenue Code. Such transaction was accounted for as a reorganization. In May 2002, pursuant to a Certificate filed with the Nevada Secretary of State, WIPC effected a one for 2000 reverse split of all the outstanding shares of its common stock. Thereafter, in May 2002, WIPC effected a 1 for 5 reverse stock split of all the outstanding shares of its common stock. Pursuant to the Exchange Agreement, all of the outstanding common and preferred stock and outstanding warrants of AccuPoll were exchanged for shares of WIPC on a 1 for 1.532 basis. By virtue of the reorganization, the stockholders of AccuPoll acquired 75,500,000 restricted common shares of WIPC.

Management accounted for the reorganization as a capital stock transaction. Accordingly, the reorganization was reported as a recapitalization of the Company and AccuPoll is considered the acquirer for accounting purposes. Through its former stockholders, the Company is deemed the acquirer for accounting purposes because of (a) its majority ownership of WIPC, (b) its representation on WIPC's board of directors, and (c) the executive management positions held by former officers of AccuPoll.

In connection with the reverse acquisition, the Company issued 4.8 million shares of restricted common stock at $0.06 per share (estimated to be the fair value of the services rendered) to a broker. The related $300,000 was expensed during the period ended June 30, 2002.

NOTE 3 PURCHASE OF BUSINESS

On April 9, 2003, the Company entered into an agreement with Z prompt (a California corporation) to purchase all of the outstanding capital stock of Z prompt from its stockholders in exchange for 8 million shares of the Company's restricted common stock. The primary reason for this purchase was to acquire a nationwide network of qualified computer hardware technicians who could assist with the maintenance of the AccuPoll Ballot Buddy product - specifically its integrated printer.

Additionally, the Company was required to settle an outstanding promissory note of Z prompt in the principal amount of approximately $400,000 that was held by a former stockholder of Z prompt, in exchange for 533,000 shares of restricted common stock of the Company. The Company advanced Z Prompt approximately $144,000 in connection with the acquisition; such advances were initially recorded as deferred acquisition costs because of the contingency described in the following paragraph.

The agreement between AccuPoll and the Z prompt stockholders provided that the transaction could be rescinded by the former Z prompt shareholders if AccuPoll's electronic voting system was not certified by Wyle Labs by September 30, 2003. Such certification was obtained on October 31, 2003; accordingly, the Z prompt acquisition was recorded for accounting purposes in November 2003.


AccuPoll valued the common stock issued for the Z prompt acquisition at approximately $1.8 million ($0.213 per common share). Among other factors, the valuation utilized information from then-recent issuances of the Company's common stock in equity-raising transactions.


The purchase price was allocated to the business acquired based on the estimated fair value of the assets acquired and liabilities assumed, as follows:

Assets        $   183,329
Goodwill        2,542,752
Liabilities      (912,819)
              -----------
              $ 1,813,262
              ===========

The results of operations of Z prompt are included in the accompanying consolidated financial statements from November 1, 2003. The following pro forma summary presents condensed consolidated results of operations as if Z prompt had been acquired as of the beginning of the years ended June 30, 2004 and 2003:

                             YEAR ENDED JUNE 30
                            2004           2003
                        -------------   -------------
Net loss                $(14,043,675)   $ (5,761,013)
                        =============   =============
Loss per common share   $      (0.11)   $      (0.05)
                        =============   =============

The above amounts are based upon certain assumptions and estimates, which the Company believes are reasonable. The pro forma results of operations do not purport to necessarily be indicative of the results which would have been obtained had the business combination occurred as of the beginning of the aforementioned years, or which may be obtained in fiscal 2005 and thereafter.

See Notes 6 and 12 for additional information related to Z Prompt.

NOTE 4 CONVERTIBLE NOTE PAYABLE

We have a convertible debenture which at the discretion of the convertible debenture grantor (the "Grantor") may provide us loans of up to $1,250,000. The convertible debenture bears interest at an annual rate of 10% and originally matured on June 30, 2004, but has been extended to December 31, 2004. The debenture is convertible on ninety days written notice by Grantor at the lesser of (i) 50% of the average three lowest closing prices for our common stock for the twenty days immediately preceding the conversion date or (ii) $0.625 per share. At June 30, 2004, we had borrowed $872,000 under such debenture. In connection with such borrowing, the Company granted a warrant to purchase 6,400,000 shares of the Company's restricted common stock at an exercise price of $0.06 per common share. The warrant vested upon grant and expires in July 2008. The Company recorded the relative fair value of the warrant and the beneficial conversion feature as a debt discount in the total amount of approximately $200,000. The discount associated with the warrant is being amortized to interest expense over the term of the related debt. The discount associated with the beneficial conversion feature was insignificant, and was recorded as interest expense upon issuance.

In November 2003, the Company issued an additional warrant to the Grantor to purchase 6 million shares of the Company's restricted common stock at an exercise price of $0.06 per share in connection with a deferral of the maturity date of the above convertible debt instrument to December 2004 and an increase of the available borrowings to $1,250,000 from the original amount of $600,000. The warrant vested upon grant and expires in October 2008. The Company recorded the relative fair value of the warrant, which approximated $40,000, as a debt discount which is being amortized to interest expense over the extended term of the convertible debenture.

See Notes 13 and 14 for other convertible notes payable.

NOTE 5 RELATED PARTY TRANSACTIONS

RELATED PARTY PAYABLES

Related party payables approximated $1,487,000 and $875,000 at June 30, 2004 and 2003, respectively, which represent expenses incurred by the Company relating to the management services agreement entered into with WTI (see below). The amounts bear no interest and are due within thirty days of receipt.

NOTES PAYABLE TO RELATED PARTIES

During the year ended June 30, 2003, the Company borrowed an aggregate of $165,000 for working capital purposes from a related party. The note calls for interest at 8% and is due on demand. Per the note agreement, the Company issued the creditor warrants (with an estimated value of $20,000) to purchase 40,000 shares of restricted common stock of the Company. At June 30, 2004, this note was paid in full.

MASTER SERVICES AGREEMENT

In April 2002, the Company entered into a Master Services Agreement (the "Services Agreement") whereby WTI provided substantially all non-production services related to the Company's Voting System. Under the Services Agreement, the Company was charged hourly rates for the services of WTI employees who worked on developing the computer software for the Company's Voting System. In addition, the Company paid WTI for all reimbursable expenses, as defined in the Services Agreement. The Company was not charged for the use of the office space or fixed assets of WTI; overhead-related charges were included in the basic hourly rates charged by WTI to the Company. All inventions, concepts, know-how, methodologies, processes, algorithms, techniques, compilations, software and other works of authorship of any nature created or developed by WTI during the life of the Services Agreement remain the exclusive property of AccuPoll.

WTI, which was incorporated in 1996, is in the business of software engineering in various computer languages with an emphasis on Linux/Apache, Sun Solaris, and Microsoft NT/Win2K platforms. WTI is owned and operated by Dennis Vadura and Frank Wiebe. Mr. Vadura is the Company' chief executive officer, a director, and a principal stockholder; Mr. Wiebe is the Company's president and treasurer, a director, and a principal stockholder (collectively the "controlling stockholders"). During the years ended June 30, 2004 and 2003, WTI invoiced approximately $1,450,000 and $1,300,000, respectively, to the Company under the terms of the Services Agreement, of which approximately $1,487,000 is due and payable at June 30, 2004.

The Services Agreement expired on March 31, 2004. Since that date, the Company has not used the services of WTI because the software for the Voting System is now substantially complete; any additional computer programming that may be necessary will be provided by Company employees (some of whom are former WTI employees). At this time, WTI is virtually a dormant entity with just two minor customers and only a few employees. Although the Company's June 30, 2004 payable to WTI is a substantial amount (see the preceding paragraph), there is no intent to pay this liability in the foreseeable future. Given its minimal operations at this time, management believes that WTI is no longer dependent for its continued existence upon additional subordinated financial support from the Company or its controlling stockholders. For these reasons, management has concluded that the Company is no longer the primary beneficiary of WTI and, therefore, has de-consolidated the accounts of WTI as of April 1, 2004.

NOTE 6 OTHER COMMITMENTS AND CONTINGENCIES

CONSULTING AGREEMENTS

In April 2002, the Company issued consultants 3,840,000 shares of common stock at $0.08 per share, valued at $313,344 (based on the market value on the date of grant), of which $286,000 was included in the June 30, 2002 consolidated balance sheet as prepaid consulting fees and $27,344 was expensed during the period ended June 30, 2002. The related consulting services were to be provided through April 2004, and the Company was amortizing the prepaid consulting fees over the service period on a straight-line basis. As part of the same transaction, the Company granted warrants to purchase 2 million shares of its restricted common stock at an exercise price of $0.06 per share, valued at $500,000 (based on the Black-Scholes pricing model) to such consultants as a non-refundable fee in exchange for general business consulting services, which the Company recorded in the accompanying consolidated statement of operations for the period ended June 30, 2002. During the year ended June 30, 2003, the Company determined it was no longer receiving benefit from the consultant and expensed the remaining $286,000 in the accompanying consolidated statement of operations for the year ended June 30, 2003.

LITIGATION

Z prompt

In October 2003, a former officer and principal stockholder of Z prompt (the "plaintiff") filed a lawsuit against the Company and Z prompt (hereinafter collectively referred to as the "defendants") alleging breach of contract, conversion, and fraud relating to (a) the plaintiff's employment contract with Z prompt, (b) the merger agreement described in Note 3, and/or (c) a Z prompt promissory note (approximately $167,000 plus interest) payable to the plaintiff. The plaintiff is seeking minimum compensatory damages (including deferred salary and collection of the promissory note) of approximately $1.6 million, an unstated amount in excess of $1 million based on the fraud allegation, and punitive damages according to proof.

In December 2003, the defendants sued the plaintiff in a cross-complaint, alleging (among other things) breach of good faith/fair dealing covenant, breach of contract, fraud, misrepresentation, negligence, and breach of fiduciary duty. The cross-complainants are seeking (a) compensatory damages of approximately $1,960,000, (b) the rescission of all agreements between the plaintiff and the defendants (such as the aforementioned merger agreement), (c) the cancellation of all Company stock currently owned by the plaintiff, and (d) punitive damages in an unstated amount. This cross-complaint was amended in February 2004 to name two other former officers/stockholders of Z prompt as additional defendants.

In January of 2004, the plaintiff amended his complaint to name certain officers/stockholders of the Company as additional defendants, alleging fraud and interference with contract. This action seeks compensatory damages in excess of $2 million and punitive damages according to proof.

In June 2004, the Bankruptcy Court granted the plaintiff relief from the automatic stay provided by the Bankruptcy Code (see Note 12) regarding the litigation described above, and the matter is presently scheduled for trial in Orange County (California) Superior Court in January 2005. In the same action, Z prompt agreed to withdraw its motion in Bankruptcy Court seeking rejection of the executory contracts described above. Management intends to vigorously defend the October 2003 lawsuit described above (as amended), and does not believe that the plaintiff's recovery (if any) of uninsured damages will have a material adverse effect on the Company's consolidated financial statements.

                                     GENERAL

From time to time, the Company may be involved in various claims, lawsuits or disputes arising in the normal operations of its business. Other than the matter described in Note 10, the Company is not currently involved in any such matters which management believes could have a material adverse effect on the Company's financial position or results of operations. Exclusive Supply Agreement

In December 2001, the Company entered into an exclusive supply contract expiring in 2006 with a vendor to manufacture the Voting System product. Per the agreement, if the supplier is unable to produce and deliver on time the required quantity of product, the Company may obtain the Voting System product from another supplier.

PROFESSIONAL

The Company has entered into general consulting/lobbying agreements with various third parties to provide services related to the marketing and sale of the Company's product in certain cities; such agreements expired through April 2004. Pursuant to the agreements, the Company will pay commissions on sales within the various territories, as defined.

During the year ended June 30, 2003, the Company entered into a Location Incentives Agreement (the "LIA") with the Amarillo Economic Development Corporation ("AEDC") to establish the Company's customer service center and voting machine repair operations in Amarillo, Texas. According to the terms of the LIA, the AEDC paid the Company $250,000 upon execution of a lease for facilities in Amarillo. The funds advanced under the LIA are to be used solely for the operations in Amarillo. If the Company does not meet certain minimum employment requirements (as defined in the LIA), it will be required to repay all amounts advanced. The Company has recorded the advance in the accompanying consolidated balance sheets in accounts payable and accrued expenses. In connection with the LIA, the Company granted warrants to purchase 250,000 shares of its restricted common stock at an exercise price of $1.04 per share, valued at approximately $174,000 based on the Black-Scholes pricing model. The warrants vested on the grant date, and expire in November 2012.

LEASE COMMITMENTS

The Company rents office space under operating lease agreements which expire at various dates through June 30, 2006. The minimum annual rent under such leases approximates $170,000 in fiscal 2005 and $130,000 in fiscal 2006.

NOTE 7 STOCKHOLDERS' EQUITY

PREFERRED STOCK

In December 2003, the Company entered into an agreement to issue 8,471 shares of its cumulative convertible Series A Preferred Stock ("Series A") and $1,200,000 of convertible notes payable in exchange for 3,325,000 shares of free trading common stock of Material Technologies, Inc., a publicly traded company whose common stock is quoted on the Over-The-Counter Bulletin Board under the symbol "MTNA." In attempting to execute such transaction, the Company's intent was to gain access to capital markets through the potential sale of MTNA common stock.

The Company has not filed a certificate of designation with respect to any series of preferred stock. On May 7, 2004, management entered into an agreement whereby the Company exchanged the 3,325,000 shares of common stock of Material Technologies, Inc. for the 8,471 shares of Series A. Accordingly, as of May 7, 2004, no preferred stock was issued or outstanding. However, the Company remains liable on the $1.2 million convertible note payable; see Note 14 for additional information.

The accounting adjustment for the transaction described in the preceding paragraph has been reflected in the accompanying June 30, 2004 consolidated financial statements of the Company as "loss on disposal of investment". This adjustment of the Company's financial statements increased the previously reported net loss for the quarter ended December 31, 2003 by approximately $1.2 million ($0.01 per common share).

COMMON STOCK

In August 2003, the Company issued 7,000,000 shares of restricted common stock as collateral for potential loan proceeds approximating $1,650,000 ("Secured Note"), less applicable commissions. The Secured Note accrues interest at 4.5%, will require quarterly interest-only payments through maturity, and matures two years from receipt of proceeds. As of the date of this filing, the Company has not received any proceeds or paid any related commissions.

During the quarter ended March 31, 2004, the Company issued 13,884,534 shares of restricted common stock in connection with the exercise of warrants for proceeds of approximately $2.3 million, net of commissions approximating $400,000.

During the quarter ended March 31, 2004, the Company also issued 1,724,167 shares of restricted common stock in connection with the conversion of a $500,000 note payable plus accrued interest approximating $17,000.

In May 2004, the Company issued 1,960,000 shares of common stock to three different shareholders, as a result of a net exercise of warrants with an exercise price of $.0625 per share.

In June 2004, the Company issued 3,105,262 shares of common stock to three different shareholders, as a result of a net exercise of warrants with an exercise price of $.0625 per share.

In June 2004, the Company issued 2,156,250 shares of common stock as a result of convertible debt of $250,000 which was converted at $.1224 per share.

In July 2004, the Company issued 18,406,248 shares of common stock to seven different shareholders, as a result of a net exercise of warrants with an exercise price of $.0625 per share.

WARRANTS

From time to time, the Company issues warrants pursuant to various consulting agreements

During the year ended June 30, 2003, the Company granted warrants to purchase 250,000 shares of the Company's restricted common stock at an exercise price of $0.91 per share valued at $206,000 (based on the Black-Scholes pricing model) to a consultant for services rendered, which has been expensed in the accompanying consolidated statement of operations for the year ended June 30, 2003. In connection with the issuance, the warrant holder may cause the Company to re-purchase any warrants not previously exercised by the warrant holder on or after June 2006 for $0.46 per share. Accordingly, a related liability of $113,750 was recorded in the accompanying June 30, 2003 consolidated balance sheet, representing the Company's re-purchase liability.

During the quarter ended March 31, 2004, the Company granted warrants to purchase 375,000 shares of the Company's restricted common stock with exercise prices ranging from $0.18 to 1.54 per share, valued at approximately $953,000 (based on the Black-Scholes pricing model), to various consultants for services to be rendered through February 2005. The Company is amortizing such expense over the term of the related services.

During the quarter ended March 31, 2004, the Company granted warrants to purchase 11,346,180 shares of the Company's restricted common stock with exercise prices ranging from $0.12 to $1.00 per share. These warrants vested upon grant, and are exercisable through March 2009. Such warrants were issued in connection with equity fund-raising activities and, accordingly, no related expense was reported in the accompanying consolidated financial statements.

A summary of changes in warrants during each period is presented below:

                                                             Weighted Average
                                             Warrants         Exercise Price
                                         ----------------    -----------------
Balance, August 9, 2001 (Inception)                   --        $          --
Warrants granted                              34,512,804                 0.08
Warrants exercised                            (9,901,316)               (0.11)
Warrants granted                              15,340,813                 0.29
Warrants exercised                            (4,393,886)               (0.11)
Warrants cancelled                            (3,972,000)               (0.25)
                                         ----------------    -----------------
Balance, June 30, 2003                        31,586,415               $ 0.15
                                         ================    =================
Warrants granted                              52,681,292                 0.48
Warrants exercised                           (21,067,794)               (0.22)
Warrants cancelled                                     -                    -
                                         ----------------    -----------------
Balance, June 30, 2004                        63,199,913               $ 0.40
                                         ================    =================
Warrants exercisable at June 30, 2004         63,199,913               $ 0.40
                                         ================    =================

Per share values at grant date of         Weighted Average    Weighted Average
warrants issued during fiscal 2004:         Fair Value         Exercise Price
                                         ----------------    -----------------
Less than fair market value                       $ 0.72               $ 1.55
                                         ================    =================
Equal to fair market value                        $ 0.87               $ 1.54
                                         ================    =================
Greater than fair market value                    $ 1.39               $ 0.25
                                         ================    =================

The following table summarizes information related to warrants outstanding at June 30, 2004:

                                            Warrants Outstanding                                    Warrants Exercisable
                     -------------------------------------------------------------------     ---------------------------------
                                             Weighted Average          Weighted Average                       Weighted Average
   Exercise Price          Number       Remaining Contractual Life      Exercise Price        Number           Exercise Price
------------------------------------------------------------------------------------------------------------------------------
    $0.01 - $0.08          33,145,366                4.66               $      0.06           33,145,366      $       0.06
    $0.12 - $0.25           8,828,992                7.59                      0.17            8,828,992              0.17
    $0.26 - $0.50           4,239,428                5.14                      0.36            4,239,428              0.36
    $0.75 - $0.90           7,313,157                0.25                      0.76            7,313,157              0.76
    $1.00 - $1.40           9,672,970                4.63                      1.52            9,672,970              1.52
                          ----------------------------------------------------------------------------------------------------
                           63,199,913                4.68               $      0.40           63,199,913      $       0.40

The following outlines the significant assumptions used to calculate the estimated fair value information presented utilizing the Black-Scholes pricing model:

                                  Year Ended       Year Ended       Period Ended
                                 June 30, 2004    June 30, 2003    June 30, 2002
                               ----------------  ---------------  --------------
Discount rate                        2.00%            3.50%            3.50%
Volatility                         72% - 112%      105% - 170%        0% - 51%
Expected life in years                 3                3                1
Expected dividend yield               --               --               --
                               ----------------  ---------------  --------------

STOCK OPTIONS

From time to time, the Company issues non-plan stock options pursuant to various agreements and other compensatory arrangements to employees and third parties.

A summary of changes in stock options during each year is presented below:

                                                         Weighted average
                                          Stock Options   Exercise Price
                                          -------------   ---------------
Balance, August 9, 2001 (Inception)                   -     $          -
Options granted                               6,780,000              0.31
Options exercised                                     -                -
Options cancelled                                     -                -
                                          -------------   ---------------
Balance, June 30, 2002                        6,780,000              0.31
Options granted                               5,670,000              0.94
Options exercised                                     -                 -
Options cancelled                                     -                 -
                                          -------------   ---------------
Balance, June 30, 2003                       12,450,000     $        0.60
Options granted                                 600,000              1.54
Options exercised                              (550,000)             0.51
Options cancelled                                     -                 -
                                          -------------
Balance, June 30, 2004                       12,500,000     $        0.65
                                          =============   ===============
Options exercisable at June 30, 2004          9,117,500     $        0.64
                                          =============   ===============

Per share values at grant date of      Weighted Average  Weighted Average
options issued during fiscal 2004:         Fair Value      Exercise Price
                                       ----------------  ----------------
   Less than fair market value                      N/A               N/A
                                       ================  ================
   Equal to fair market value          $           0.74  $           1.54
                                       ================  ================
   Greater than fair market value                   N/A               N/A
                                       ================  ================

The following table summarizes information related to options at June 30, 2004:

                                         Options Outstanding                          Options Exercisable
                         ----------------------------------------------------     ---------------------------
                                        Weighted Average
                                      Remaining Contractual   Weighted Average               Weighted Average
        Exercise Price      Number            Life             Exercise Price     Number      Exercise Price
-------------------------------------------------------------------------------------------------------------
             $0.31         6,480,000          7.92               $   0.31       4,500,000    $    0.45
             $0.91         5,160,000          8.97                   0.91       3,982,500         1.21
             $1.50           260,000          1.61                   1.50         260,000         1.50
             $1.54           600,000          8.44                   1.54         375,000         0.24
                         -----------------------------------------------------------------------------------
Total                     12,500,000          8.25               $   0.68       9,117,500    $    0.64
                         -----------------------------------------------------------------------------------

The following outlines the significant assumptions used to calculate the estimated fair value information presented utilizing the Black-Scholes pricing model:

                                Year Ended     Year Ended     Period Ended
                              June 30, 2004  June 30, 2003     June 30, 2002
                              -------------  -------------  ----------------
Discount rate                     2.00%             3.50%           3.50%
Volatility                         72%               170%          0% - 51%
Expected life in years              3                 3               3
Expected dividend yield             --                --              --
                              -------------  -------------  ----------------

NOTE 8 INCOME TAXES

Income tax expense, all current, for the years ended June 30, 2004 and 2003 and the period from August 9, 2001 (Inception) through June 30, 2002 differed from the amounts computed by applying the U.S. Federal income tax rate of 34 percent to the loss before income taxes as a result of the following:

                                                       2004           2003           2002
                                                   -----------    -----------    -----------
Computed "expected" tax benefit                    $(4,756,000)   $(1,649,000)   $  (801,000)
Adjustment in income taxes resulting from:
    Change in valuation allowance                    4,334,000      1,891,000        921,000
    Other                                                   --            800            800
    State and local income taxes, net of federal      (439,600)      (242,000)      (120,000)
    Goodwill Impairment                                864,000             --             --
                                                   -----------    -----------    -----------
                                                   $     2,400    $       800    $       800
                                                   ===========    ===========    ===========

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at June 30, 2004, 2003 and 2002 are presented below:

                                          2004          2003           2002
                                      -----------   -----------   -----------
Net Operating Losses                    4,052,000       199,000        86,000
Stock-based Compensation                1,327,000     1,327,000       456,000
Start-up Costs                          1,142,000     1,142,000       309,000
Loss on Investments                       480,000            --            --
Capitalized research and development       70,000        70,000        70,000
Other                                      75,000        74,000            --
                                      -----------   -----------   -----------
Deferred tax asset                      7,146,000     2,812,000       921,000
Less: Valuation Allowance              (7,146,000)   (2,812,000)     (921,000)
                                      -----------   -----------   -----------
Net deferred tax asset                         --            --            --
                                      ===========   ===========   ===========

As of June 30, 2004, the Company had tax net operating loss carry forwards ("NOLs") of approximately $10,800,000 and $6,400,000 available to offset future taxable income for Federal and State purposes, respectively. The Federal and State carry forwards expire in varying amounts through 2024. Effective September 11, 2002, pursuant to California revenue and tax code section 24416.3, no net operating loss deduction will be allowed for any taxable year beginning on or after January 1, 2002, and before January 1, 2004. For any suspended losses, the carry forward period is extended by one year for losses incurred in tax years beginning on or after January 1, 2002, and before January 1, 2003; and by two years for losses incurred in taxable years beginning before January 1, 2002.

Due to the change in ownership provisions of the Internal Revenue Code Section 382, net operating loss carry forwards for Federal and State income tax reporting purposes are subject to annual limitations. Should an additional change in ownership occur, net operating loss carry forwards may be limited as to their use in future years.

In 2004, 2003 and 2002, the Company concluded that a full valuation allowance against its net deferred tax assets was appropriate. SFAS 109 requires that a valuation allowance must be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. In making such determination, a review of all available positive and negative evidence must be considered, including scheduled reversal of deferred tax liabilities, projected future taxable income, tax planning strategies, and recent financial performance. The accounting guidance further states that forming a conclusion that a valuation allowance is not needed is difficult when there is negative evidence such as cumulative losses in recent years. As a result of the Company's recent cumulative losses, the Company concluded that a full valuation allowance should be recorded in 2004, 2003 and 2002.

NOTE 9 SIGNIFICANT FOURTH QUARTER ADJUSTMENTS - FISCAL 2003

In June 2003, the Company recorded an adjustment to capitalize software development costs of approximately $436,000 that were previously expensed in earlier fiscal 2003 quarters relating to WTI. The allocation of such costs incurred from a related party (see Note 5) was adjusted in the fourth quarter of fiscal 2003. The effect of this adjustment on the first three quarters of fiscal 2003 is summarized below:

                                  QUARTER ENDED

                                     9/30/02        12/31/02        3/31/03
                                   -----------    -----------    -----------
Net loss, as previously reported   $  (738,639)   $(1,683,613)   $(1,115,187)
Adjustment described above             162,315        157,725        115,775
                                   -----------    -----------    -----------
Net loss, as restated              $  (576,324)   $(1,528,888)   $  (999,412)
                                   ===========    ===========    ===========

Such adjustment had no effect on the basic/diluted (rounded) loss per common share for any of the first three quarters of fiscal 2003.

NOTE 10 EQUITY INSTRUMENTS SUBJECT TO RESCISSION

The Company may be subject to possible claims for rescission with respect to the sale or other issuances of certain common stock, options and warrants. The accompanying consolidated balance sheets reflect an adjustment for the matter described below.

Approximately 26.6 million shares of the Company's common stock, options and warrants that were issued or granted in the United States without registration or qualification under federal or state securities laws during the two-year period ended June 30, 2004 may be subject to rescission. The fair value of these securities was estimated based on a combination of (a) the selling price of the common stock on the dates sold, (b) the price per the agreement for stock issued in conversion of debt, (c) the fair value of the stock options and warrants on their grant dates, and (d) an independent valuation. Based in part on advice of counsel, the fair value of these options and warrants was estimated using the Black-Scholes option-pricing model. Based on these measurement criteria, the Company's potential liability directly associated with the aforementioned securities transactions is estimated to approximate $6.2 million (including interest) at June 30, 2004 plus legal fees and any fines or penalties that might be assessed by regulatory agencies.

Based on advice of counsel, the potential liability discussed above does not include options to purchase a total of 3.6 million shares of common stock issued to the Company's president and to its chief executive officer because these two individuals are also principal stockholders of the Company; acting together, they have the ability to control the Company. The estimated fair value of the options described in this paragraph (excluding interest) approximated $1,360,000 at June 30, 2004.

Management is unable to determine at this time whether any claim for rescission may be filed against the Company; however, there can be no assurance that such claims will not be asserted.

In addition, regulatory agencies could launch a formal investigation and/or institute an enforcement proceeding against the Company.

The ultimate outcome of the matters discussed above is not presently determinable. Accordingly, management is unable to estimate the total liability, if any, that the Company may incur as a result of such contingencies. Regardless of how remote a rescission event may be, GAAP as interpreted by the SEC requires that equity securities subject to rescission be reported outside of the stockholders' equity section of the balance sheet until the applicable statutes of limitations have expired. Thus, the Company has reported approximately $6.2 million as "mezzanine equity" in the accompanying June 30, 2004 consolidated balance sheet.

Approximately 8.5 million shares of the Company's common stock issued in connection with the acquisition of Z prompt, with an issuance-date estimated fair value of approximately $1.8 million, have been excluded from the June 30, 2003 mezzanine equity amount, as the acquisition was not recorded until November 2003 for reasons described in Note 3.

NOTE 11 RESTATEMENT OF STATEMENTS OF OPERATIONS

Subsequent to the original issuance of the Company's June 30, 2003 financial statements, it was determined that consulting services, for which the Company had granted a warrant to purchase 1 million shares of common stock with an estimated fair value of $655,000, had not been and will not be performed. Therefore, the accompanying consolidated statements of operations for the year ended June 30, 2003 and for the period from Inception through June 30, 2003 have been restated. The effect of such restatement was to reduce the previously reported net loss by $655,000 with no effect on (rounded) loss per common share.

NOTE 12. BANKRUPTCY FILING OF WHOLLY-OWNED SUBSIDIARY Z PROMPT

On March 23, 2004 (the "Petition Date"), Z prompt (or the "Debtor") filed a voluntary petition for relief (the "Chapter 11 Case") under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court"). Since the Petition Date, Z prompt has conducted its business activities as a debtor-in-possession under the Bankruptcy Code.

As a result of the Chapter 11 Case, the realization of Z prompt's assets and the liquidation of its liabilities are subject to uncertainty. In the Chapter 11 Case, a substantial portion of the Debtor's liabilities as of the Petition Date is subject to compromise or other treatment under a confirmed plan of reorganization. Generally, actions to enforce or otherwise effect repayment of all pre-Chapter 11 liabilities (as well as any pending litigation, absent a stipulation to the contrary - see the "Z prompt litigation" section of Note 6) against the Debtor are stayed while Z prompt operates as a debtor-in-possession during bankruptcy proceedings. Schedules have been filed by the Debtor with the Bankruptcy Court setting forth the liabilities (approximately $1 million) and assets of Z prompt as of the Petition Date based on its unaudited accounting records. Any differences between amounts reflected in such schedules and claims filed by creditors will be investigated, and will either be amicably resolved or adjudicated by the Bankruptcy Court. The ultimate amount and settlement terms of such liabilities are not presently determinable.

Financial accounting and reporting during a Chapter 11 case are governed by Statement of Position No. 90-7, FINANCIAL REPORTING BY ENTITIES IN
REORGANIZATION UNDER THE BANKRUPTCY CODE ("SOP No. 90-7"). For financial reporting purposes, Z prompt's pre-petition liabilities and obligations, which may be subject to settlement or otherwise dependent on the outcome of the Chapter 11 case, have been segregated and classified as "liabilities subject to compromise" in the accompanying June 30, 2004 consolidated balance sheet (see
Note 17). Z prompt did not have any significant reorganization items (income or expense) during the year ended June 30, 2004. Certain additional disclosures including (a) claims not subject to reasonable estimation of the amount to be allowed and (b) any significant difference between reported interest expense and stated contractual interest will be provided (as required by SOP No. 90-7) when such amounts are determinable and/or when the related transactions occur.

Management continues to conduct the business activities of Z prompt under the supervision of the Bankruptcy Court and, among other things, the Debtor is granted a 120-day exclusive right to propose a plan of reorganization, which must be approved by the creditors and confirmed by the Bankruptcy Court. In accordance with the Bankruptcy Code, an automatic stay provides that creditors of Z prompt and other parties in interest are prevented from seeking repayment of pre-petition debts. Additionally, unless otherwise approved by the Bankruptcy Court, the Debtor must refrain from paying any pre-petition indebtedness.

On April 20, 2004, the Bankruptcy Court approved a debtor-in-possession financing arrangement whereby Z prompt is permitted to obtain credit from AeroFund Financial, Inc. of no more than $500,000 through the sale and/or factoring of its post-petition accounts receivable; this credit facility is collateralized by a security interest in such accounts receivable.

Although legal fees and other administrative expenses to complete Z Prompt's bankruptcy proceedings may be significant, they are not susceptible of reasonable estimation at this time. Z prompt could decide to reject some or all of its lease obligations in the Chapter 11 Case. This action may result in lease rejection claims pursuant to the Bankruptcy Code; any such claims would be adjudicated by the Bankruptcy Court.

An important element in successfully reorganizing the Debtor will be the ability to restructure certain liabilities in order to reduce indebtedness and provide funding for operations. As part of the process of attempting to reorganize, Z prompt intends to pursue various financing alternatives that may be available, although there can be no assurance that the Debtor will be able to successfully implement any such alternatives. Though Z prompt intends to make efforts to increase its revenues to improve operations, it is possible that losses will continue for the foreseeable future and that the Debtor will require additional funding and financial support from a third party and/or its parent company. There can be no assurance that any such additional financing will be available on acceptable terms, that such funds (if available) would enable Z prompt to continue operating, or that the Debtor will be successful in increasing its revenues. In addition, there is no assurance that the creditors and the Bankruptcy Court will approve a reorganization plan that will allow Z prompt to survive.

The Company's March 23, 2004 receivable from Z prompt (which has been eliminated in consolidation, and therefore is not included in the Note 18 disclosure) of approximately $275,000 is subject to compromise in the bankruptcy proceedings.

Condensed financial information of Z prompt as of June 30, 2004 and for the period from November 1, 2003 (when the acquisition was recorded for accounting purposes) to June 30, 2004 is presented below.

                                  Z PROMPT INC.
                            BALANCE SHEET (Unaudited)
                                  June 30, 2004

                                     ASSETS

CURRENT ASSETS
      Cash                                                   $     34,010
      Accounts receivable, net                                    254,895
      Inventories                                                  20,667
                                                             ------------
                                                                  309,572
OTHER, net                                                          2,512
                                                             ------------
      TOTAL ASSETS                                           $    312,084
                                                             ============
             LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
      Accounts payable and accrued expenses                  $    301,734
      Loan from parent company                                    620,395
      Deferred revenues                                            74,628
      Liabilities subject to compromise                           732,544
                                                             ------------
      TOTAL LIABILITIES                                         1,729,301
                                                             ------------
STOCKHOLDERS' DEFICIT                                          (1,417,217)
                                                             ------------
      TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT            $    312,084
                                                             ============

                                  Z PROMPT INC.
                       STATEMENT OF OPERATIONS (UNAUDITED)

                                     EIGHT MONTHS ENDED
                                       JUNE 30, 2004
                                       -------------
NET SALES                              $   1,508,656
COST OF SALES                              1,185,797
                                       -------------
GROSS PROFIT                                 322,859
EXPENSES

      General and administrative             586,011
      Salaries and related                   279,293
      Interest                               128,710
      Loss on disposal of assets              16,648
                                       -------------
                                           1,010,662
                                       -------------
PRETAX LOSS                            $   (687,803)
                                       =============

NOTE 13 SUBORDINATED CONVERTIBLE DEBT

In July 2003, the Company borrowed $500,000 under a subordinated convertible note payable, (the "Subordinated Convertible Note"), which bears interest at 7% per annum. All borrowings were due six months from the receipt of proceeds, with semi-annual interest payments on the outstanding balance. In December 2003, the Subordinated Convertible Note was converted into 1,666,667 shares of the Company's restricted common stock at $0.30 per share.

A BCF approximating $500,000 was recorded during the quarter ended September 30, 2003. Such discount was amortized to interest expense during the three months ended September 30, 2003, as the subordinated convertible note was convertible upon issuance. Since the Subordinated Convertible Note was immediately convertible, the entire BCF was charged to interest expense in the Company's restated financial statements for the quarter ended September 30, 2003.

NOTE 14 CONVERTIBLE NOTES PAYABLE

                             THE NOVEMBER 2003 NOTES

In November 2003, we secured a $5 million dollar revolving credit facility, in the form of two seven-month convertible notes. The notes bear interest at an annual rate of 10% and originally matured on June 30, 2004, but have been extended to December 31, 2004. The notes are convertible on ninety days written notice by the holders at the lesser of (i) 50% of the average three lowest closing prices for our common stock for the twenty days immediately preceding the conversion date or (ii) $.0625 per share. At June 30, 2004, we had borrowed $2,180,000 under such notes. Included in this balance the Company borrowed $1,200,000 in connection with a transaction with Material Technologies, Inc. (see Note 7). The Company subsequently un-wound the Material Technologies Inc. transaction and expensed the entire $1,200,000 as a loss on disposal of the investment in Material Technologies Inc.'s common stock. At June 30, 2004, the Company remains liable for the $1.2 million convertible debt as part of the total borrowings under such notes.

                           OTHER FISCAL 2004 ACTIVITY

As consideration for renewing certain convertible debt (including the credit facility described in the preceding paragraph) and in payment of interest on such debt, the Company issued a total of approximately $1.3 million of additional convertible debt during the year ended June 30, 2004.

                              THE JANUARY 2004 NOTE

In January 2004, the Company borrowed $250,000 under a convertible note payable (the "January Note"), which bears interest at 7% per annum. All borrowings, including interest, were due in July 2004. The January Note was convertible into restricted common stock of the Company at a rate of $0.12 per share, at any time at the option of the note holder. In June 2004, the January Note was converted into 2,083,333 shares of the Company's common stock.

A beneficial conversion feature approximating $250,000 was recorded during the quarter ended March 31, 2004, and was expensed upon issuance of the January Note based on the immediate conversion feature.

NOTE 15 LINE OF CREDIT

Z prompt had a revolving line of credit agreement (the "Line") with a financial institution, which bore interest at 5% per annum. A shareholder of the Company, who is a former majority shareholder of Z prompt, has guaranteed the Line. At June 30, 2004, the outstanding borrowings under this credit facility totaled $225,000, which is included in "liabilities subject to compromise" in the accompanying June 30, 2004 consolidated balance sheet.

NOTE 16 SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

Selected quarterly financial data for each of the quarters in the two-year period ended June 30, 2004 are presented below.

                              FOR THE QUARTER ENDED

                          9/30/03         12/31/03        3/31/04       6/30/04
                          -------         --------        -------       -------
Net sales                $     --        $ 361,232      $ 620,140     $ 527,284
Gross profit                   --          218,729         15,568        88,562
Net loss               (1,612,690)      (3,593,022)    (4,282,293)   (5,891,248)
Loss per common share       (0.02)           (0.03)         (0.03)        (0.04)

                              FOR THE QUARTER ENDED

                          9/30/02         12/31/02       3/31/03       6/30/03
                          -------         --------       -------       -------
Net sales               $      --       $       --      $     --      $     --
Gross profit                   --               --            --            --
Net loss                 (576,324)      (1,528,888)     (999,412)   (1,743,943)
Loss per common share       (0.01)           (0.01)        (0.01)        (0.02)

See the "Restatements and Reclassifications" section of Note 1 for additional information.

NOTE 17 LIABILITIES SUBJECT TO COMPROMISE

The March 23, 2004 balances of Z prompt's liabilities that became subject to compromise on that date (excluding its liability to the parent company) are approximately as follows:

Accounts  payable and accrued expenses    $ 335,544
Secured line of credit payable (Note 15)    225,000
Note payable to related party               172,000
                                          ---------
         Total                            $ 732,544
                                          =========

NOTE 18 SUBSEQUENT EVENT (UNAUDITED)

NOVEMBER 2004 PRIVATE PLACEMENT

On November 4, 2004, the company completed a private placement transaction with the same investors from the First Closing, pursuant to which the company sold an aggregate of 6,050,000 shares of common stock, 3,025,000 Series A Warrants, 3,025,000 Series B Warrants and 3,025,000 Series C Warrants (the "Second Closing"). The company received gross proceeds totaling $605,000. For each two shares of common stock, the company issued investors one A Warrant, one B Warrant and one C Warrant. Each two shares and three warrants were sold at a total price of $0.20. The private placement was deemed exempt from registration requirements under Rule 506 of Regulation D of the Securities Act of 1933. We are registering in this offering 6,050,000 shares of common stock and 9,075,000 shares issuable upon exercise of these outstanding warrants, which includes a good faith estimate of shares of common stock to account for antidilution and price protection adjustments.

The Second Closing triggered certain repricing adjustments to the terms of the First Closing. Accordingly, the purchase price for the First Closing was adjusted to $0.20 for each two shares and three warrants that were sold. As adjusted, the company IS obligated to issue an additional 12,832,552 shares of common stock, 6,233,501 Series A Warrants, 6,233,501 Series B Warrants and 6,233,501 Series C Warrants. For the First Closing, the company is registering in this offering 16,498,999 shares of common stock and 24,748,499 shares issuable upon exercise of warrants, which includes a good faith estimate of shares of common stock to account for further antidilution and price protection adjustments. The terms of the Series A Warrants, the Series B Warrants and the Series C Warrants, as adjusted are as follows:

The company agreed to file with the Securities and Exchange Commission not later than 30 days after the closing date of the Second Closing, and cause to be effective within 120 days after the closing date of the Second Closing, a registration statement "rs" in order to register the shares of common stock issued to the investors and the shares underlying the warrants, including the shares issuable upon exercise of warrants issued to the placement agent. In addition, on one occasion, for a period commencing 91 days after the closing date of the Second Closing, but not later than two years after the closing date of the Second Closing, upon written request of the holders of more than 50% of the shares and warrant shares actually issued upon exercise of warrants, the company is required to prepare and file a registration statement. The A Warrants expire 150 days from the date the rs is declared effective by the Securities and Exchange Commission and are exercisable at $0.12 per share. The B Warrants expire four years after the date the rs is declared effective by the Securities and Exchange Commission and are exercisable at $0.15 per share. The C Warrants expire three years after the date the rs is declared effective by the Securities and Exchange Commission and are exercisable at $0.50 per share.

The company may call the warrants beginning 30 trading days after the effective date of the rs and ending 30 trading days before the expiration of the warrants. A call notice may be given by the company for the A Warrants only within five trading days after the common stock has had a closing price as reported for the principal market of $0.24 or higher for 15 consecutive trading days. A call notice may be given by the company for the B Warrants only within five trading days after the common stock has had a closing price as reported for the principal market of $0.30 or higher for 15 consecutive trading days. A call notice may be given by the company for the C Warrants only within five trading days after the common stock has had a closing price as reported for the principal market of $1.00 or higher for 15 consecutive trading days.

Beginning November 4, 2004 and until the rs has been effective for 150 days, the investors must be given at least ten business days prior written notice of any proposed sale by the company of common stock or other securities or debt obligations except in connection with (a) employee stock options or compensation plans, (b) documented legal fees, or (c) the company already issued and outstanding shares of common stock as of the closing date of the Second Closing. Such proposed sales are referred to as "excepted issuances."

Other than the excepted issuances, if at any time until the registration statement has been effective for 150 days, the company offer, issue or agree to issue any common stock or securities convertible into or exercisable for shares of common stock (or modify any of the foregoing which may be outstanding at any time prior to the closing date of the Second Closing) to any person or entity at a price per share or conversion or exercise price per share which shall be less than $0.10, without the consent of each investor, then the company is required to issue, for each such occasion, additional shares of common stock to each investor so that the average per share purchase price of the shares of common stock and the warrants issued to the investor (of only the common stock or warrant shares still owned by the investor) is equal to such other lower price per share. For purposes of this issuance and adjustment, the issuance of any security carrying the right to convert such security into shares of common stock will result in the issuance of the additional shares of common stock upon the issuance of such convertible security, warrant, right or option and again upon any subsequent issuances of shares of common stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than $0.10.

The exercise price of the warrants is also subject to adjustment in the event we effect a reorganization, consolidation or merger, or transfer all or substantially all of our properties or assets. Also, until the expiration date of the warrants, if the company issue any common stock other than excepted issuances, prior to the complete exercise of the warrants for a consideration less than the warrant exercise price that would be in effect at the time of such issue, then the exercise price shall be reduced to such other lower issue price. For purposes of this adjustment, the issuance of any security or debt instrument carrying the right to convert such security or debt instrument into common stock or of any warrant, right or option to purchase common stock shall result in an adjustment to the exercise price upon the issuance of the above-described security, debt instrument, warrant, right, or option.

                                      UP TO
                                   105,818,544
                                    SHARES OF
                                  COMMON STOCK

                                       OF

                             ACCUPOLL HOLDING CORP.

                                   PROSPECTUS


                 The date of this prospectus is __________, 2005

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

               NATURE OF EXPENSE                AMOUNT
               ----------------------------   ----------
               SEC Registration fee           $ 1,170.76
               Accounting fees and expenses    45,000.00*
               Legal fees and expenses         40,000.00*
                                              ----------
                                TOTAL         $86,170.76*
                                              ==========
               * Estimated

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Bylaws authorize us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, or suit by reason of the fact that he or she is or was our director, officer, employee, or agent, or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful. No indemnification may be made in respect of any claim, issue, or matter as to which such a person has been adjudged to be liable for negligence or misconduct in the performance of his or her duty to us, unless and only to the extent that the court in which the action or suit was brought determines on application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         To the extent that a director, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. Any other indemnification shall be made upon a determination that indemnification of the officer, director, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in our Bylaws. Such determination shall be made either: (i) by our Board of Directors by a majority of a quorum consisting of directors who were not parties to such action, suit or proceeding; (ii) by independent legal counsel on a written opinion; or (iii) by our shareholders by a majority vote of a quorum of shareholders at any meeting duly called for such purpose.

         By its terms, the indemnification provided by our Bylaws shall not be deemed exclusive of any other indemnification granted under any provision of any statute, in our Articles of Incorporation, in our Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise, both as to his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs and legal representatives of such a person.

         We are authorized by our Bylaws to pay expenses incurred of a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit, or proceeding upon a majority vote of a quorum of our Board of Directors and upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount or amounts unless it is ultimately determined that he or she is to be indemnified by us.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

         The following sets forth information regarding all sales of our unregistered securities during the past three years. All of the following issuances and sales were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation S, promulgated pursuant to the Securities Act of 1933, as amended.


         For each issuance or sale exempt from registration under Section 4(2) of the Securities Act of 1933, as amended: (1) No advertising or general solicitation was employed in offering the securities; (2) The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of ours or our executive officers, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933; and (3) each of the below-referenced persons represented that they were accredited and sophisticated investors, that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the below-referenced persons had access to our Securities and Exchange Commission filings.

         None of the below-referenced persons who received securities under Regulation S are U.S. persons as defined in Rule 902(k) of Regulation S, and no sales efforts were conducted in the U.S., in accordance with Rule 903(c). Such purchasers acknowledged that the securities purchased must come to rest outside the U.S., and the certificates contain a legend restricting the sale of such securities until the Regulation S holding period is satisfied.

         Except as expressly set forth below, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.


COMMON STOCK

         In April 2002, we issued 612,800 shares of common stock to Source Technologies, an unrelated party, in connection with the assumption of a note receivable from Web Tools International, Inc. The common stock was valued at $50,000 ($0.08 per share), which is the amount of the assumed receivable. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.


         In April 2002, we issued 3,840,000 shares of common stock to two consultants as non-refundable retainers in exchange for public relations services. The common stock was valued at approximately $307,200 ($0.08 per share). These issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.


         In May 2002, we issued 75,500,000 shares of common stock in connection with a stock exchange with the holders of all of the issued and outstanding capital stock of AccuPoll, Inc., a Delaware corporation, regarding a reverse acquisition transaction. This issuance was exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933, as amended.

         In May 2002, in connection with the reverse acquisition of AccuPoll, Inc., we issued 18,639,000 shares of common stock to shareholders of the public company and various finders, including Aramis Investments, LLC, The Glacier Trust, The Viper Trust, The Morpheus Trust, Picasso, LLC and various shareholders of Web Tools International, Inc. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

         In August 2002, we issued 208,540 shares of common stock to unrelated parties in connection with cashless exercises of warrants. These issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.


         In August 2002, we issued 120,000 shares of common stock valued at $140,400 (based on the market price on the date of grant) for government affairs consulting services rendered. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.


         In August 2002, we issued 472,000 shares of common stock in connection with the exercise of warrants totaling $56,640. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

         In September 2002, we issued 245,120 shares of common stock in connection with the exercise of warrants for conversion of accounts payable in the amount of $20,200. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

         In September 2002, we issued 462,500 shares of common stock in consideration for $125,000 cash. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

         In October 2002, we issued 1,539,278 shares of common stock in connection with the exercise of warrants for cash totaling approximately $190,000. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.


         In December 2002, we issued 8,500 shares of common stock valued at $10,625 (based on the market price on the date of grant) for government affairs consulting services rendered. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.


         In December 2002, we issued 816,994 shares of common stock in connection with the exercise of warrants for cash totaling $100,000. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

         In December 2002, we issued 333,454 shares of common stock for cash totaling $40,815. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

         In December 2002, we issued 100,000 shares of common stock for cash totaling $25,000. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.


         On January 3, 2003, we issued 20,000 shares of common stock to an individual for government affairs consulting services totaling $28,000 in reliance upon Section 4(2) of the Securities Act of 1933, as amended.


         On January 27, 2003, we issued 40,000 shares of common stock to one individual for $10,000 cash ($0.25 per share) in reliance upon Section 4(2) of the Securities Act of 1933, as amended.

         On January 28, 2003, we issued 192,750 shares of common stock to seven individuals in consideration for $23,592.60 cash ($0.1224 per share) in reliance upon Regulation S under the Securities Exchange Act of 1933, as amended.

         On February 13, 2003, we issued 95,200 shares of common stock to one entity in consideration for $45,035 cash in reliance upon Regulation S of the Securities Act of 1933, as amended.


         On March 3, 2003, we issued 20,000 shares of common stock to three individuals in consideration for business planning and strategy consulting services rendered, valued at $24,000, in reliance upon Section 4(2) of the Securities Act of 1933, as amended.

         On March 3, 2003, we issued 6,667 shares of common stock to one individual for public relations services rendered, valued at $7,867, in reliance upon Section 4(2) under the Securities Act of 1933, as amended.

         On March 17, 2003, we issued 57,142 shares of common stock to one individual for sales and marketing services rendered, valued at $59,999, in reliance upon Section 4(2) under the Securities Act of 1933, as amended.


         On March 26, 2003, we issued 1,500,000 shares of common stock to one investor for $375,000 cash ($0.25 per share), in reliance upon Section 4(2) of the Securities Act of 1933, as amended.

         On March 26, 2003, we issued 408,496 shares of common stock to one investor for approximately $50,000 cash ($0.1224 per share), in reliance upon Regulation S of the Securities Act of 1933, as amended.


         On March 26, 2003, we issued 10,000 shares of common stock to two individuals in consideration for business planning and strategy consulting services rendered, valued at $12,000, in reliance upon Section 4(2) under the Securities Act of 1933, as amended.

         In April 2003, we issued 350,000 shares of common stock valued at $364,000 (based on the market price on the date of grant) for public relations, business planning and strategy consulting services rendered. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

         On April 1, 2003, we issued 7,000 shares of common stock to a consultant for investor relations services valued at $7,280. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.


         On June 13, 2003, we issued 450,000 shares of common stock to an investor for proceeds of $125,000. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

         Between April 1, 2003 and June 24, 2003, we issued a total of 4,216,213 shares of common stock to various investors outside of the United States for cash proceeds of $587,660. These issuance were exempt from registration pursuant to Regulation S of the Securities Act of 1933, as amended.


         In July 2003, we issued 10,000 shares of common stock to a consultant for business planning and strategy consulting services valued at $9,000. This issuance was exempt from registration under section 4(2) of the Securities Act of 1933, as amended.

         In August 2003, we issued 10,000 shares of common stock to a consultant for business planning and strategy consulting services valued at $11,800. This issuance was exempt from registration under section 4(2) of the Securities Act of 1933, as amended.

         In September 2003, we issued 10,000 shares of common stock to a consultant for business planning and strategy consulting services valued at $12,100. This issuance was exempt from registration under section 4(2) of the Securities Act of 1933, as amended.


         In September 2003, we issued 50,000 shares of common stock to an investor in exchange for $25,000. This issuance was exempt from registration pursuant to Regulation S of the Securities Act of 1933, as amended.

         In September 2003, we issued 1,248,252 shares of common stock to various investors in connection with the exercise of warrants in exchange for $153,000. These issuances were exempt from registration pursuant to Regulation S of the Securities Act of 1933, as amended.

         Between October 2003 and December 2003, we issued to various investors 2,740,008 shares of common stock for an aggregate of $735,885 cash. These issuances were exempt from registration pursuant to Regulation S of the Securities Act of 1933, as amended.

         In December 2003, we issued 6,250,000 shares of common stock to an investor for $750,000. This issuance was exempt from registration under section 4(2) of the Securities Act of 1933, as amended.

         In October 2003, we issued 530,000 shares of common stock to a consultant in connection with a cashless exercise of a warrant. This issuance was exempt from registration under section 4(2) of the Securities Act of 1933, as amended.

         In October 2003, we issued 403,125 shares of common stock to a consultant in connection with a cashless exercise of a warrant. This issuance was exempt from registration under section 4(2) of the Securities Act of 1933, as amended.

         In December 2003, we issued 5,000 shares of common stock to Stern & Co Communications LLC in connection with a settlement agreement. This issuance was exempt from registration under section 4(2) of the Securities Act of 1933, as amended.

         In July 2003, we borrowed $500,000 from Pan American Management pursuant to a subordinated convertible note. The note accrued interest at 7% per annum. In January 2004, this note, in its entirety, was converted into our common stock at a conversion price of $.30 per share. This issuance was exempt from registration under section 4(2) of the Securities Act of 1933, as amended.

         In May 2004, we issued 1,960,000 shares of common stock to three different shareholders, as a result of a net exercise of warrants with a strike price of $.0625 per share, for aggregate gross proceeds of $122,500. These issuances were exempt from registration under section 4(2) of the Securities Act of 1933, as amended.

         In June 2004, we issued 3,105,262 shares of common stock to three different shareholders, as a result of a net exercise of warrants with a strike price of $.0625 per share, for aggregate gross proceeds of $194,078.88. These issuances were exempt from registration under section 4(2) of the Securities Act of 1933, as amended.

         In June 2004, we issued 2,156,250 shares of common stock as a result of the conversion of a $250,000 principal amount convertible debt at $.1224 per share. This issuance was exempt from registration under section 4(2) of the Securities Act of 1933, as amended.

         On September 13, 2004, we completed a private placement transaction with 11 accredited investors, pursuant to which we sold an aggregate of 3,666,447 shares of common stock, 1,833,227 Series A Warrants, 1,833,227 Series B Warrants and 1,833,227 Series C Warrants. We received gross proceeds totaling $1,649,900.10. For each two shares of common stock, we issued investors one A Warrant, one B Warrant and one C Warrant. Each two shares and three warrants were sold at a price of $0.90. The private placement was exempt from registration under Rule 506 of Regulation D under the Securities Act of 1933, as amended.

PREFERRED STOCK

         We have not filed a certificate of designation with respect to any series of preferred stock. During the year ended June 30, 2003, we agreed to issue a total of 71,529 shares of Series A Preferred Stock as collateral for secured notes. The parties have subsequently agreed to cancel the transaction. On December 31, 2003, we agreed to issue 8,471 shares of Series A Preferred Stock to two stockholders of record in exchange for 3,325,000 shares of common stock of Material Technologies, Inc. On May 7, 2004, we entered into an agreement whereby we exchanged the 3,325,000 shares of common stock of Material Technologies, Inc. for the 8,471 shares of Series A Preferred Stock. Accordingly, as of May 7, 2004, no preferred stock was issued or outstanding. All of these issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

CONVERTIBLE NOTES

         In July 2003, we borrowed $200,000 under an existing convertible note payable, which bears interest at 10% per annum. The issuance of the convertible note was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

         In November 2003, we secured a $5 million dollar revolving credit facility, in the form of two seven-month convertible notes. The issuance of the convertible notes was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

OPTIONS

         In May 2002, we granted options to purchase an aggregate of 6,480,000 shares of common stock at an exercise price of $0.31 per share to various employees. These option grants were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. .


         In May 2002, we granted options to purchase 300,000 shares of common stock at an exercise price of $0.31 per share to Craig A. Hewitt, our former Chief Financial Officer. This grant was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

         On June 18, 2003, we issued to various employees and consultants options to purchase 5,410,000 shares of common stock at an exercise price of $.91 per share. These grants were exempt from registration under Section 4(2) of the Securities Act, as amended.


         In July 2003, we issued to one individual options to purchase 600,000 shares of common stock at an exercise price of $1.54 per share. This grant was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

WARRANTS

         From December 2001 through May 2002, we issued warrants to purchase 3,724,292 shares of common stock at an exercise price of $0.08 per share to GTS Gann Trading, ABN Amro, BSI S.A., Lemanik, Liba Vadura, Miles Busby, and Righetti Roberta, These issuances were exempt from registration under Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

         From February 2002 through June 2002, we issued warrants to purchase an aggregate of 533,324 shares of common stock at exercise prices ranging from less than $0.001 to $0.06 per share to Dave Stefano, Rob De Losa, ADG and OTMCP. These issuances were exempt from registration under Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

         From April 2002 through May 2002, we issued warrants to purchase 3,561,900 shares of common stock at an exercise price of $0.12 per share to ABN Amro, BSI S.A., Lemanik, Liba Vadura, Miles Busby, and Righetti Roberta. These issuances were exempt from registration under Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

         From April 2002 through June 2002, we granted warrants to purchase 3,332,100 shares of our restricted Common Stock at an exercise price of $0.12 per share in connection with equity fund raising activities to ABN Amro, BSI S.A., Lemanik, and Righetti Roberta. The warrants vested on the date of grant and are exercisable through March 2007. We relied on

         Regulation S as an exemption from registration under the Securities Act of 1934, as amended, and under Section 4(2) of the Securities Act of 1933, as amended.

         From May 2002 through June 2002, we issued warrants to purchase 1,761,188 shares of common stock at an exercise price of $0.06 per share to Southampton, Ltd. These issuances were exempt from registration under Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.


         In May 2002, we issued warrants to purchase 1,200,000 shares of common stock at an exercise price of $0.25 per share, in connection with a Shell transaction, to seven individuals (Thomas J. Howells, Travis Jenson, Baure Cosgrove, Duane Jenson, James Doolin, Jeffrey Jenson, and Leonard Burningham). These issuances were exempt from registration under Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.


         In August 2002, we issued warrants to purchase an aggregate of 3,244,000 shares of common stock at exercise prices ranging from $0.12 to $0.25 per share in connection with equity fund raising activities. These issuances were exempt from registration under Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

         In October 2002, we issued warrants to purchase an aggregate of 1,320,000 shares of common stock at an exercise price of $0.06 per share in connection with equity fund raising activities. These issuances were exempt from registration under Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

         In October 2002, we issued warrants to purchase an aggregate of 2,973,937 shares of common stock at an exercise price of $0.12 per share in connection with equity fund raising activities. These issuances were exempt from registration under Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

         In October 2002, we issued warrants to purchase an aggregate of 597,278 shares of common stock to one entity at an exercise price of $0.24 per share in connection with equity fund raising activities. These issuances were exempt from registration under Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

         In October 2002, we issued warrants to purchase 250,000 shares of common stock at an exercise price of $1.04 per share, valued at $174,000 in connection with the execution of a business development grant agreement. These issuances were exempt from registration under Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

         In November 2002, we issued warrants to purchase 1,000,000 shares of common stock at an exercise price of $0.25 per share, valued at $791,000 in connection with the execution of a business development grant agreement. These issuances were exempt from registration under Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

         In December 2002, we issued warrants to purchase 40,000 shares of common stock at an exercise price of $1.40 per share, valued at $20,000 in connection with the issuance of a note payable in the amount of $50,000. These issuances were exempt from registration under Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

         In December 2002, we issued warrants to purchase an aggregate of 536,608 shares of common stock at an exercise price of $0.12 per share in connection with equity fund raising activities. These issuances were exempt from registration under Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

         In December 2002, we issued warrants to purchase an aggregate of 816,994 shares of common stock at an exercise price of $0.24 per share in connection with equity fund raising activities. These issuances were exempt from registration under Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

         In December 2002, we issued warrants to purchase an aggregate of 1,758,994 shares of common stock at exercise prices of $0.12 to $0.24 per share in connection with equity fund raising activities. These issuances were exempt from registration under Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.


         In March 2003, we issued one individual warrants to purchase 700,000 shares of common stock at exercise prices ranging from $0.25 to $.80 per share. The warrants were issued in connection with a consulting agreement for sales and marketing services. These issuances were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

         On April 1, 2003, we granted warrants to purchase 1,000,000 shares of common stock at an exercise price of $0.75 per shares valued at $655,000 to a consultant for business development services rendered. This issuances was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

         On April 11, 2003, we issued to a consultant, in exchange for sales and marketing services, a warrant to purchase 25,000 shares of common stock at an exercise price of $1.02 per share. This issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

         On April 21, 2003, we issued to a consultant, in exchange for sales and marketing services, a warrant to purchase 150,000 shares of common stock at an exercise price of $1.05 per share. This issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

         On June 19, 2003, we issued to a consultant, in exchange for lobbying strategy services, a warrant to purchase 250,000 shares of common stock at an exercise price of $.46 per share. This issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

         On June 27, 2003 we issued to a consultant, in exchange for lobbying strategy services, a warrant to purchase 700,000 shares of common stock for services at an exercise price of $.75 per share. This issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

         On June 30, 2003, we issued to a consultant, in exchange for lobbying strategy services, a warrant to purchase an aggregate of 15,000 shares of common stock at an exercise price of $.75 per share. This issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

         In July 2003, we issued Ascendiant Capital Group warrants to purchase 260,000 shares of common stock at an exercise price of $1.50 per share. The warrants were issued in connection with an agreement for business consulting services. This issuance was exempt from registration under Regulation S and/or
Section 4(2) of the Securities Act of 1933, as amended.


         Between May 26, 2003 and June 30, 2003, we issued to various investors warrants to purchase an aggregate of 1,721,996 shares of common stock at exercise prices ranging from $.1224 to $.35 per share in connection with equity fund raising activities. This issuance was exempt from registration under Regulation S.

         Between July 2003 to September 2003, we issued to certain investors warrants to purchase an aggregate of 3,219,969 shares of common stock at exercise prices ranging from $0.12 to $.90 per share in connection with equity fund raising activities. This issuance was exempt from registration under Regulation S.


         In July 2003, we issued to a consultant a warrant to purchase 6,400,000 shares of common stock at an exercise price of $0.0625 per share for investor relations services valued at $200,000. This issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

         In July 2003, we issued to a consultant a warrant to purchase 300,000 shares of common stock at an exercise price of $0.90 per share for lobbying services valued at $168,000. This issuance was exempt from registration under
Section 4(2) of the Securities Act of 1933, as amended.


         Between October 2003 and December 2003, we issued to various investors warrants to purchase an aggregate of 4,233,016 shares of common stock at exercise prices ranging from $.12 to $.35 per share in connection with equity fund raising activities. This issuance was exempt from registration under Regulation S.

         In October 2003, we issued to a consultant warrants to purchase 1,000,000 shares of common stock at an exercise price of $.06 per share. This issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

         In October 2003, we issued to a consultant warrants to purchase 5,000,000 shares of common stock at an exercise price of $.06 per share. This issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

         In December 2003, we issued to a consultant warrants to purchase 2,264,492 shares of common stock at an exercise price of $1.55 per share. This issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

         In December 2003, we issued to a consultant warrants to purchase 6,793,478 shares of common stock at an exercise price of $1.55 per share. This issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

         On September 13, 2004, we completed a private placement transaction with 11 accredited investors, pursuant to which we sold an aggregate of 3,666,668 shares of common stock, 1,833,334 Series A Warrants, 1,833,334 Series B Warrants and 1,833,334 Series C Warrants. We received gross proceeds totaling $1,649,900.10. For each two shares of common stock, we issued investors one A Warrant, one B Warrant and one C Warrant. Each two shares and three warrants were sold at a price of $0.90. The private placement was exempt from registration under Rule 506 of Regulation D under the Securities Act of 1933, as amended.

         During the three-month period ended September 30, 2004, we issued 18,806,248 shares of common stock in connection with a cashless exercise of warrants. These warrants had originally been issued under a June 2002 consulting agreement, and the aggregate value of the warrants is approximately $1,175,000. The transaction was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

         During October 2004 Hyde Investments converted $200,000 of their convertible debt into 3,200,000 shares of common stock. The transaction was exempt from registration under Regulation S under the Securities Act of 1933, as amended.

         In November, 2004, we completed a private placement transaction with 11 accredited investors, pursuant to which we sold an aggregate of 6,050,000 shares of common stock, and 6,050,000 Series A warrants, 6,050,000 Series B warrants, and 6,050,000 Series C warrants. We received gross proceeds totaling $605,000. This private placement also triggered a reset to exercise prices of warrants sold pursuant to the September 13, 2004 private placement described above. The private placement was exempt from registration under Rule 506 of Regulation D under the Securities Act of 1933, as amended.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


         The following exhibits are included as part of this Form S-1. References to the "Company" in this Exhibit List mean AccuPoll Holding Corp., a Nevada corporation.


EXHIBIT NUMBER                             DESCRIPTION
--------------    --------------------------------------------------------------
2.1               Reorganization  Agreement dated April 9, 2003 between AccuPoll and Z prompt,  Inc.  (Incorporated by reference from Exhibit 1 to Form 8-K, filed April 23, 2003)

2.2 Agreement and Plan of Reorganization dated June 30, 2004 by and among AccuPoll Holding Corp., NTSD Acquisition, Inc., NTS Data Services Corp., NTS Data Services, Inc., Matthew M. Biondi and John F. Jennings (Incorporated by reference from
                  Exhibit 10.1 to Form 8-K, filed July 1, 2004).

3.1               Articles of  Incorporation  (Incorporated  by  reference  from
                  Exhibit  3(i) to Form  10-KSB for  fiscal  year ended June 30,
                  2000)

3.2 Amendment to Articles of Incorporation dated November 4, 1985 (Incorporated by reference from Exhibit 3(ii) to Form 10-KSB for fiscal year ended June 30, 2000)

3.3 Certificate of Amendment to Articles of Incorporation dated May 2, 2002 (Incorporated by reference from Exhibit 3.3 to Form 10-K/A for the fiscal year ended June 30, 2004, filed October 6, 2004)

3.4 Certificate of Amendment to Articles of Incorporation dated May 23, 2002 (Incorporated by reference from Exhibit 3.4 to Form 10-K/A for the fiscal year ended June 30, 2004, filed October 6, 2004)

3.5 Certificate of Amendment to Articles of Incorporation dated June 2, 2003 (Incorporated by reference from Exhibit 3.5 to Form 10-K/A for the fiscal year ended June 30, 2004, filed October 6, 2004)

3.6 Bylaws (Incorporated by reference to Exhibit 3(iii) to Form 10-KSB for the fiscal year ended June 30, 2000, filed September 8, 2000)

3.7 Amendment to Bylaws dated April 20, 2000 (Incorporated by reference to Exhibit 3.7 to Form 10-K/A for the fiscal year ended June 30, 2004, filed October 6, 2004)

EXHIBIT NUMBER                             DESCRIPTION
--------------    --------------------------------------------------------------
4.1               Debenture,  dated June 20, 2003 between AccuPoll and Palisades
                  Holdings,  LLC  (Incorporated by reference from Exhibit 4.1 to
                  Form  10-KSB/A for the fiscal year ended June 30, 2003,  filed
                  June 8, 2004)

4.2 Debenture, dated November 20, 2003, by and between AccuPoll Holding Corp., AccuPoll, Inc. and Hyde Investments, Ltd, as amended (Incorporated by reference from Exhibit 10.1 to Form 10-Q/A for the quarter ended December 31, 2003, filed June 8,
                  2004)

4.3 Debenture, dated November 20, 2003, by and between AccuPoll Holding Corp., AccuPoll, Inc. and Livingston Investments, Ltd., as amended (Incorporated by reference from Exhibit 10.1 to Form 10-Q/A for the quarter ended December 31, 2003, filed June 8, 2004)

4.4 Convertible Note, dated July 2003, between AccuPoll and Pan American Management (Incorporated by reference from Exhibit
                  10.1 to Form 10-Q/A for the quarter ended September 30, 2003, filed June 8, 2004)

4.5 Subscription Agreement, dated September 8, 2004 (Incorporated by reference from Exhibit 4.1 to Form 8-K, filed September 17,
                  2004)

4.6 Form of Common Stock Purchase Warrant A (Incorporated by reference from Exhibit 4.2 to Form 8-K, filed September 17,
                  2004)

4.7 Form of Common Stock Purchase Warrant B (Incorporated by reference from Exhibit 4.3 to Form 8-K, filed September 17,
                  2004)

4.8 Form of Common Stock Purchase Warrant C (Incorporated by reference from Exhibit 4.4 to Form 8-K, filed September 17,
                  2004)

4.9 Form of Placement Agent Warrant (Incorporated by reference from Exhibit 4.5 to Form 8-K, filed September 17, 2004)

4.10              Form of Funds Escrow Agreement (Incorporated by reference from
                  Exhibit 4.6 to Form 8-K, filed September 17, 2004)

4.11 Subscription Agreement, dated November 4, 2004 (Incorporated by reference from Exhibit 4.1 to Form 8-K, filed November 10,
                  2004)

4.12 Form of Common Stock Purchase Warrant A (Incorporated by reference from Exhibit 4.1 to Form 8-K, filed November 10,
                  2004)

4.13 Form of Common Stock Purchase Warrant B (Incorporated by reference from Exhibit 4.1 to Form 8-K, filed November 10,
                  2004)

4.14 Form of Common Stock Purchase Warrant C (Incorporated by reference from Exhibit 4.1 to Form 8-K, filed November 10,
                  2004)

4.15 Form of Placement Agent Warrant (Incorporated by reference from Exhibit 4.1 to Form 8-K, filed November 10, 2004)

4.16              Form of Funds Escrow Agreement (Incorporated by reference from
                  Exhibit 4.1 to Form 8-K, filed November 10, 2004)

5.1               Opinion of Sichenzia Ross Friedman Ference LLP

9.1 Proxy in favor of Dennis Vadura and Frank Wiebe from Picasso, LLC (Incorporated by reference from Exhibit 10.9 to the Form 10-KSB for the fiscal year ended June 30, 2002, filed October 7, 2002)

9.2 Proxy in favor of Dennis Vadura and Frank Wiebe from ViperTrust (Incorporated by reference from Exhibit 10.10 to the Form 10-KSB for the fiscal year ended June 30, 2002, filed October 7, 2002)

9.3 Proxy in favor of Dennis Vadura and Frank Wiebe from Aramis Investment, LLC (Incorporated by reference from Exhibit 9.3 to Form 10-KSB/A for the fiscal year ended June 30, 2003, filed June 8, 2004)

9.4 Proxy in favor of Dennis Vadura and Frank Wiebe from The Glacier Trust (Incorporated by reference from Exhibit 9.4 to Form 10-KSB/A for the fiscal year ended June 30, 2003, filed June 8, 2004)

9.5 Proxy in favor of Dennis Vadura and Frank Wiebe from Morpheus Trust (Incorporated by reference from Exhibit 9.5 to Form 10-KSB/A for the fiscal year ended June 30, 2003, filed June 8, 2004)

10.1 Stock Exchange Agreement dated May 20, 2002, between WIPC and AccuPoll, Inc., Dennis Vadura and Frank Wiebe (Incorporated by reference from Exhibit 1 to Form 8-K/A filed May 28, 2002)

10.2 Employment Agreement, dated May 20, 2002, between Dennis Vadura and AccuPoll (Incorporated by reference from Exhibit
                  10.2 to Form 10-KSB/A for the fiscal year ended June 30, 2003, filed June 8, 2004)

10.3 Employment Agreement, dated May 20, 2002, between Frank Wiebe and AccuPoll (Incorporated by reference from Exhibit 10.2 to Form 10-KSB/A for the fiscal year ended June 30, 2003, filed June 8, 2004)

EXHIBIT NUMBER                             DESCRIPTION
--------------    --------------------------------------------------------------
10.4              Indemnification Agreement,  between Dennis Vadura and AccuPoll
                  (Incorporated by reference from Exhibit 10.13 to the Form-KSB for fiscal year ended June 30, 2002, filed October 7, 2002)

10.5 Indemnification Agreement, between Frank Wiebe and AccuPoll (Incorporated by reference from Exhibit 10.14 to the Form-KSB for fiscal year ended June 30, 2002, filed October 7, 2002)

10.6 Master Services Agreement dated April 2002 with Web Tools International, Inc. (Incorporated by reference from Exhibit
                  10.7 to Form-KSB for fiscal year ended June 30, 2002, filed October 7, 2002)

10.7 Consulting Agreement dated April 23, 2002 between AccuPoll and GCH Capital, Ltd (Incorporated by reference from Exhibit 10.8 to Form-KSB for fiscal year ended June 30, 2002, filed October 7, 2002)


10.8 AccuPoll 2002 Consultant Compensation Plan (Incorporated by reference from Exhibit 10 to Form S-8 filed June 11, 2002)

10.9 Exclusive Territory and Compensation Agreement, November 4, 2003, by and between AccuPoll and AmCad, LLC (Incorporated by reference from Exhibit 10.12 to Form 10-KSB/A for the fiscal year ended June 30, 2003, filed June 8, 2004)

10.10 Standard Sublease dated July 23, 2003 between Greenberg Farrow Architecture, Inc. and AccuPoll (Incorporated by reference from Exhibit 10.14 to Form 10-KSB/A for the fiscal year ended June 30, 2003, filed June 8, 2004)

10.11 Teaming Agreement dated July 9, 2004, by and between AccuPoll, Inc. and Alternative Resources Corporation (Incorporated by reference from Exhibit 10.12 to Form 10-K for the fiscal year ended June 30, 2004, filed September 28, 2004)

10.12 Exclusive Supply Agreement dated December 20, 2001 by and between Source Technologies, Inc. and Web Tools International, Inc. (Incorporated by reference from Exhibit 10.13 to Form 10-K for the fiscal year ended June 30, 2004, filed September 28, 2004)



21.1              List of Subsidiaries  (Incorporated  by reference from Exhibit
                  21.1 to Form 10-K for the fiscal year ended June 30, 2004, filed September 28, 2004)

23.1              Consent of Sichenzia  Ross  Friedman  Ference LLP (Included in
                  Exhibit 5.1)

23.2              Consent of Squar, Milner, Reehl & Williamson, LLP


24.1 Powers of Attorney (Incorporated by reference to the signature page to the Company's Form S-1 (File No. 333-122425, filed with the Securities and Exchange Commission on January 31,
                  2005)


ITEM 17.  UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement,

     2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's Annual Report pursuant to
          Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     6. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulations S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tustin, State of California, on April 4, 2005.


                                         ACCUPOLL HOLDING CORP.


                                By:      /s/ Dennis Vadura
                                         -----------------------------------
                                         Dennis Vadura,
                                         Chief Executive Officer and Director


                                By:      /s/ Frank J. Wiebe
                                         -----------------------------------
                                         Frank J. Wiebe,
                                         President, Acting Chief Financial
                                         Officer, Principal Accounting Officer,
                                         Secretary, Treasurer and Director




         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


         SIGNATURE                    TITLE                     DATE

/s/ Dennis Vadura
-----------------------------------   Chief Executive Officer
         Dennis Vadura                and Director              April 4, 2005


/s/ Frank J. Wiebe
-----------------------------------   President, Acting Chief   April 4, 2005
         Frank J. Wiebe               Financial Officer,
                                      Principal Accounting
                                      Officer, Secretary,
                                      Treasurer and Director


/s/  *
-----------------------------------   Director                  April 4, 2005
         Andrea M. Porcelli


/s/  *
-----------------------------------   Director                  April 4, 2005
         Phil Trubey

* By /s/ Dennis Vadura authorized by Power of Attorney filed with Form S-1 (File No. 333-122425), filed with the Securities and Exchange Commission on January 31, 2005.